18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 1 of 106 tUNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK _____________________________________ -----------------------------------------------------------------x In re: : Chapter 11 : HOOPER HOLMES, INC. : Case No. 18-23302 (RDD) D/B/A PROVANT HEALTH, et al., : : (Jointly Administered) Debtors.1 : -----------------------------------------------------------------x DISCLOSURE STATEMENT FOR JOINT PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. FOLEY & LARDNER LLP Richard J. Bernard 90 Park Avenue New York, New York 10016-1314 Telephone: (212) 682-7474 Facsimile: (212) 687-2329 - and - John P. Melko (admitted pro hac vice) 1000 Louisiana Street, Suite 2000 Houston, TX 77002-2099 Telephone: (713) 276-5500 Facsimile: (713) 276-5555 Counsel for the Debtors and Debtors in Possession Dated: December 14, 2018 1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Hooper Holmes, Inc. (9359); Hooper Distribution Services, LLC (6838); Hooper Wellness, LLC (6005); Accountable Health Solutions, LLC (9625); Hooper Information Services, Inc. (4927); Hooper Kit Services, LLC (8378); and Provant Health Solutions, LLC (8511). The location of the Debtors’ corporate headquarters is 560 N. Rogers Road, Olathe, KS 66286.

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 2 of 106 INTRODUCTORY DISCLOSURES THIS DISCLOSURE STATEMENT, WHICH HAS BEEN FILED BY THE DEBTORS, IN THEIR CAPACITY AS DEBTORS AND DEBTORS-IN-POSSESSION, CONTAINS A SUMMARY OF MATERIAL PROVISIONS OF THE PROPOSED JOINT PLAN OF LIQUIDATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE, INCLUDING PROVISIONS RELATING TO THE TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS AND THE MEANS OF IMPLEMENTATION OF THE PLAN. THE BANKRUPTCY COURT HAS NOT APPROVED THIS DISCLOSURE STATEMENT AND HAS SCHEDULED A COMBINED HEARING ON APPROVAL OF THE DISCLOSURE STATEMENT AND CONFIRMATION OF THE PLAN FOR JANUARY 17, 2019 AT 10:00 A.M. (PREVAILING EASTERN TIME). THIS DISCLOSURE STATEMENT ALSO SUMMARIZES CERTAIN FINANCIAL INFORMATION CONCERNING THE DEBTORS AND THE CLAIMS ASSERTED AGAINST THE DEBTORS IN THESE JOINTLY ADMINISTERED CASES. WHILE THE DEBTORS BELIEVE THAT THIS DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION WITH RESPECT TO THE DOCUMENTS AND INFORMATION SUMMARIZED, HOLDERS OF CLAIMS AND INTERESTS SHOULD CAREFULLY REVIEW THE ENTIRE PLAN AND EACH OF THE DOCUMENTS REFERENCED IN THIS DISCLOSURE STATEMENT AND SHOULD SEEK THE ADVICE OF THEIR OWN LEGAL COUNSEL AND OTHER ADVISORS BEFORE CASTING THEIR BALLOTS ON THE PLAN. EXCEPT FOR THE INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED HERETO, NO REPRESENTATIONS CONCERNING THE DEBTORS, THE DEBTORS’ ASSETS AND LIABILITIES, THE PAST OPERATIONS OF THE DEBTORS, THE PLAN AND ITS TERMS, OR ALTERNATIVES TO THE PLAN ARE AUTHORIZED, NOR ARE ANY SUCH REPRESENTATIONS TO BE RELIED UPON IN ARRIVING AT A DECISION WITH RESPECT TO THE PLAN. ANY INFORMATION WITH RESPECT TO SUCH TOPIC AREAS THAT IS PROVIDED TO SECURE ACCEPTANCE OR REJECTION OF THE PLAN, WHICH IS NOT CONTAINED IN THESE SOLICITATION MATERIALS, IS UNAUTHORIZED AND SHOULD BE REPORTED IMMEDIATELY TO THE DEBTORS’ LEGAL COUNSEL. UNLESS INDICATED OTHERWISE, THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF OR THE DATE OTHERWISE INDICATED HEREIN, AND NEITHER DELIVERY OF THIS DISCLOSURE STATEMENT NOR ANY RECOVERY MADE IN CONNECTION WITH THE PLAN WILL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT SINCE THE DATE OF THIS DISCLOSURE ii 4822-2181-4656.9

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 3 of 106 STATEMENT AND THE MATERIALS RELIED UPON IN PREPARING THIS DISCLOSURE STATEMENT WERE COMPILED. THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. THEIS DISCLOSURE STATEMENT WAS NOT FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE AUTHORITY AND NEITHER THE SEC NOR ANY STATE AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN. NOTHING CONTAINED IN THIS DISCLOSURE STATEMENT, EXPRESS OR IMPLIED, IS INTENDED TO GIVE RISE TO ANY COMMITMENT OR OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY, NOR WILL IT BE CONSTRUED AS CONFERRING UPON ANY PERSON ANY RIGHTS, BENEFITS, OR REMEDIES OF ANY NATURE WHATSOEVER. THIS DISCLOSURE STATEMENT IS INFORMATIONAL ONLY. ADDITIONALLY, HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. EACH CREDITOR AND INTEREST HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL, AND TAX ADVISORS AS TO ANY MATTER CONCERNING THE PLAN, THE EFFECTS OF IMPLEMENTATION OF THE PLAN, AND THE VOTING PROCEDURES APPLICABLE TO THE PLAN. iii 4822-2181-4656.9

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 4 of 106 LIST OF ATTACHMENTS Exhibit A Proposed Joint Plan of Liquidation Exhibit B List of Preserved Causes of Action iv 4822-2181-4656.9

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 5 of 106 TABLE OF CONTENTS ARTICLE I - INTRODUCTION 1 ARTICLE II BACKGROUND 5 2.1 The Debtors’ Businesses. .......................................................................................................... 5 2.2 Debtors Corporate and Capital Structure .................................................................................. 6 2.3 Events Leading to the Chapter 11 Cases ................................................................................... 9 ARTICLE III KEY EVENTS DURING THE CHAPTER 11 CASES 11 3.1 First Day Pleadings ................................................................................................................. 12 3.2 Post-Petition Financing ........................................................................................................... 13 3.3 Retention of Professionals ....................................................................................................... 13 3.4 Appointment of the Official Committee of Unsecured Creditors ........................................... 14 3.5 KEIP and NIRP ....................................................................................................................... 14 3.6 Sale Transaction ...................................................................................................................... 15 3.7 Global Settlement Among Debtors, Committee, Summit, and the DIP Lenders .................... 17 3.8 Transition Services Agreement ............................................................................................... 19 3.9 Bankruptcy Schedules and Statements of Financial Affairs ................................................... 20 3.10 Contract Rejections ................................................................................................................. 20 3.11 Claims Bar Date ...................................................................................................................... 20 3.12 WARN Notices........................................................................................................................ 21 3.13 Committee Adversary Complaint ............................................................................................ 21 ARTICLE IV SUMMARY OF THE PLAN 21 4.1 Introduction ............................................................................................................................. 21 4.2 Overview of the Plan ............................................................................................................... 22 4.3 Administrative Expenses, Professional Fees, and Priority Tax Claims................................... 23 4.4 Classification and Treatment of Claims and Interests ............................................................. 25 4.5 Subordinated Claims ............................................................................................................... 28 4.6 Means for Implementation of the Plan .................................................................................... 28 4.7 Treatment of Rejected Contracts. ............................................................................................ 30 4.8 Cancellation and Surrender of Existing Debt Instruments, Interests and other Securities. ................................................................................................................................ 31 4.9 Release of Liens and Perfection of Liens. ............................................................................... 31 4.10 Termination of Hooper Holmes 401(k) Plan. .......................................................................... 32 4.11 Objections. ............................................................................................................................... 32 4.12 Amendments to Claims; Claims Filed After the Confirmation Date. ..................................... 32 4.13 Reserves and Estimations. ....................................................................................................... 32 4.14 Undeliverable or Unclaimed Distributions. ............................................................................. 33 4.15 Transmittal of Distributions and Notices. ............................................................................... 34 4.16 Withholding Taxes. ................................................................................................................. 34 4.17 Set-offs. ................................................................................................................................... 34 4.18 Retention of Rights to Pursue Causes of Action. .................................................................... 35 4.19 Exculpation .............................................................................................................................. 35 4.20 Injunction ................................................................................................................................ 36 4.21 Modification of the Plan; Revocation. ..................................................................................... 36 4.22 Conditions Precedent to Occurrence of the Effective Date; Waiver. ...................................... 37 4.23 Effects of Plan Confirmation ................................................................................................... 37 ARTICLE V CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND SECURITIES LAW CONSIDERATIONS 37 5.1 Generally ................................................................................................................................. 37 5.2 Certain U.S. Federal Income Tax Consequences to the Debtors ............................................. 39 - i -

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 6 of 106 5.3 Tax Consequences to Creditors ............................................................................................... 39 5.4 Tax Consequences to Holders of Interests .............................................................................. 41 5.5 Tax Consequences of the Liquidating Trust ............................................................................ 41 5.6 Securities Laws Considerations ............................................................................................... 43 ARTICLE VI VOTING; CONFIRMATION; ALTERNATIVE TO PLAN 44 6.1 Voting ...................................................................................................................................... 44 6.2 Confirmation Standards ........................................................................................................... 46 6.3 Vote Required for Acceptance by a Class ............................................................................... 49 6.4 Alternatives to Confirmation Is Chapter 7 Liquidation ........................................................... 50 ARTICLE VII CERTAIN FACTORS TO BE CONSIDERED 51 7.1 Certain Bankruptcy Law Considerations ................................................................................. 51 7.2 Disclosure Statement Disclaimer ............................................................................................ 53 7.3 Certain Tax Considerations, Risks and Uncertainties ............................................................. 55 ARTICLE VIII CONCLUSION 55 - ii -

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 7 of 106 ARTICLE I - INTRODUCTION Hooper Holmes, Inc. d/b/a Provant Health and its six debtor affiliates, as debtors and debtors-in- possession (collectively, the “Debtors”) submit this disclosure statement (the “Disclosure Statement”) pursuant to section 1125 of title 11 of the Bankruptcy Code in connection with the solicitation of votes on the Joint Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code, dated December 14, 2018 (the “Plan,” attached hereto as Exhibit A). To the extent any inconsistencies exist between this Disclosure Statement and the Plan, the Plan governs. Capitalized terms used but not defined herein have the meanings assigned to them in Section 2.1 of the Plan, Bankruptcy Code, or Bankruptcy Rules WHO IS ENTITLED TO VOTE: Under the Bankruptcy Code, only holders of claims or interests in “impaired” classes are entitled to vote on the Plan (unless, for reasons discussed in more detail below, such holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code). Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under the Plan unless (i) the Plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the Holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the Plan, among other things, cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default. The following table summarizes: (i) the treatment of Claims and Interests under the Plan, (ii) the Classes which are Impaired by the Plan, (iii) the Classes which are entitled to vote on the Plan, and (iv) the estimated recoveries for Holders of Claims. The table is qualified in its entirety by reference to the full text of the Plan. For a more detailed summary of the terms and provisions of the Plan, see Article IV—Summary of the Plan below. The classification, treatment, and the projected recoveries of classified Claims are described in summary form below for illustrative purposes only and are subject to material change. In particular, recoveries available to Holders of General Unsecured Claims are estimates based on the information known to the Debtors as of the date hereof and actual recoveries could differ materially based on, among other things, whether the amount of Claims actually Allowed against the Debtors exceed the estimates provided below. In such an instance, the recoveries available to the Holders of General Unsecured Claims could be materially lower when compared to the estimates provided below. Page 1

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 8 of 106 Status Voting Est. % Class Designation Treatment Rights Recovery2 Subject to the deadlines set forth in the Plan, unless otherwise agreed to by the Holder of an Allowed Administrative Expense and the Debtors or, following the Effective Date, the Liquidating Trust, each Holder of an Allowed Administrative Administrative Expense against a N/A N/A None 100% Expenses Debtor shall receive Cash equal to the unpaid portion of such Allowed Administrative Expense on or as soon as reasonably practicable after the later of: (i) the Effective Date, and (ii) the date on which such Administrative Expense becomes Allowed. Unless otherwise agreed by the Holder of an Allowed Priority Tax Claim and the Debtors or, following the Effective Date, the Liquidating Trust, each Holder of an Allowed Priority Tax Claim Priority Tax N/A shall receive payment in full in N/A None 100% Claims Cash of such Allowed Priority Tax Claim on or as soon as practicable after the later of (a) the Effective Date and (b) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim. Unless otherwise agreed by the Holder of an Allowed Priority Non-Tax Claim and the Debtors or, following the Effective Date, Priority Non- Deemed 1 the Liquidating Trust, on or as Unimpaired 100% Tax Claims soon as practical after the later of to Accept (i) the Effective Date, or (ii) the date on which such Priority Non- Tax Claim becomes an Allowed Priority Non-Tax Claim, each 2 The Bar Date for non-governmental entity claims is December 14, 2018 and for governmental entity claims is February 25, 2019. The Court is scheduled to hear the Rejection Motions on December 21, 2018, which may result in substantial rejection damage claims. As the Bar Date has not yet occurred and the Rejection Motions are yet to be approved by the Court and amounts actually recovered by the Liquidation Trust after the Effective Date and final resolution of Claims are unknown, the estimated amounts of claims and the estimated percentage recovery may be materially different than that presented herein. Page 2

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 9 of 106 Status Voting Est. % Class Designation Treatment Rights Recovery2 Holder of an Allowed Priority Non-Tax Claim shall receive, at the option of the Liquidating Trustee: (i) payment in full in Cash on the Effective Date; or (ii) other treatment rendering such Allowed Priority Non-Tax Claim Unimpaired. Unless otherwise agreed by the Holder of an Allowed Miscellaneous Secured Claim and the Debtors or, following the Effective Date, the Liquidating Trust, on or as soon as practical after the later of (i) the Effective Date, or (ii) the date on which such Miscellaneous Secured Claim becomes an Allowed Miscellaneous Secured Claim, each Holder of an Allowed Miscellaneous Deemed 2 Miscellaneous Secured Claim shall Unimpaired 100% Secured Claims to Accept receive, at the option of the Liquidating Trustee: (i) payment in full in Cash on the Effective Date; (ii) delivery of the Collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; or (iii) other treatment rendering such Allowed Miscellaneous Secured Claim Unimpaired. Unless otherwise agreed to by SWK and the Debtors or, following the Effective Date, the Liquidating trust, SWK shall SWK Secured become entitled to receive on Entitled 3 Impaired 0% Claims account of its Allowed SWK to Vote Secured Claim the net proceeds of the SWK Collateral, if any, securing the SWK Secured Claim In full and final satisfaction, SWK settlement, release, release, and Entitled 4 Deficiency discharge of an in exchange for an Impaired 0% to Vote Claims Allowed Claim in Class 4, each Holder of an Allowed SWK Page 3

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 10 of 106 Status Voting Est. % Class Designation Treatment Rights Recovery2 Deficiency Claim shall be entitled to receive, on account of such Allowed SWK Deficiency Claim, its Ratable Proportion of Distributions from the Liquidating Trust Assets after payment in full of all Allowed Administrative Expenses, Allowed Priority Tax Claims and Allowed Claims in Classes 1, 2, and 3. Pursuant to the terms of the Sale Order, upon the Effective Date, SWK shall be deemed to assign its rights to any recovery from the Liquidating Trust to the Holders of Allowed Class 5 Claims holding Liquidating Trust Interests pursuant to this Plan on a pro rata basis. Unless otherwise agreed by the Holder of an Allowed General Unsecured Claim and the Debtors or, following the Effective Date, the Liquidating Trust, each Holder of an Allowed General Unsecured Claim shall become entitled to General receive, on account of such Entitled 5 Unsecured Impaired 3.5% Allowed General Unsecured to Vote Claims Claim, its Ratable Proportion of Distributions from the Liquidating Trust Assets after payment in full of all Allowed Administrative Expenses, Allowed Priority Tax Claims and Allowed Claims in Classes 1, 2, and 3. Deemed 6 Interests Extinguished Impaired N/A to Reject Holders of Class 7A Claims shall Subordinated receive no Distributions of any Deemed 7A Impaired N/A Century Claims kind under the Plan in respect of to Reject those Class 7A Claims. Other Holders of Class 7B Claims shall Deemed 7B Subordinated Impaired N/A receive no Distributions of any to Reject Claims kind under the Plan in respect of Page 4

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 11 of 106 Status Voting Est. % Class Designation Treatment Rights Recovery2 those Class 7B Claims. DECIDING HOW TO VOTE ON THE PLAN: All Holders of Claims are encouraged to read this Disclosure Statement, its exhibits, and the Plan carefully and in their entirety before, if applicable, deciding to vote either to accept or to reject the Plan. This Disclosure Statement contains important information about the Plan, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases. IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR VOTE MUST BE RECEIVED BY EPIQ CORPORATE RESTRUCTURING, LLC (THE “CLAIMS AND NOTICING AGENT”) AT THE ADDRESS SET FORTH BELOW ON OR BEFORE THE VOTING DEADLINE OF JANUARY 10, 2019, at 4:00 P.M. (PREVAILING EASTERN TIME), UNLESS EXTENDED BY THE DEBTORS. ARTICLE VI OF THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS REFERENCED THEREIN) PROVIDES ADDITIONAL DETAILS AND IMPORTANT INFORMATION REGARDING VOTING PROCEDURES AND REQUIREMENTS. PLEASE READ ARTICLE VI OF THIS DISCLOSURE STATEMENT CAREFULLY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. THE DEBTORS AND THE COMMITTEE STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN. THE DEBTORS AND COMMITTEE BELIEVE THAT THE PLAN MAXIMIZES THE VALUE OF THE DEBTORS’ ESTATES AND REPRESENTS THE BEST AVAILABLE ALTERNATIVE FOR COMPLETING THESE CHAPTER 11 CASES. ARTICLE II BACKGROUND 2.1 The Debtors’ Businesses. Hooper Holmes, Inc. (“Hooper Holmes”), founded in 1899, is a publicly-traded New York corporation whose shares of common stock are listed on the OTCQX (OTXQX: HPHW). The Debtors are headquartered in Olathe, Kansas. In 2015, Hooper Holmes acquired substantially all of the assets of Accountable Health Solutions, Inc. In 2017, Hooper Holmes merged with Provant Health Solutions, LLC (“PHS”). Hooper Holmes and its direct and indirect subsidiaries operated in one reporting segment and do business as Provant Health. The Debtors provided comprehensive health and wellbeing programs offered through organizations’ sponsorship. These services included on-site biometric screening services and flu shots, laboratory testing, health risk assessment, and sample collection services to, among others, corporate and government employers, health plans, wellbeing companies, and third party administrators. Through the Debtors’ comprehensive health and wellbeing services, the Debtors also provided health coaching to support positive health risk migration for individuals. Together Page 5

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with their clients, the Debtors sought to improve healthcare, contain costs, and increase the wellbeing and productivity of employee populations. The Debtors operated nationwide through a network of health professionals.

The Debtors sold their services direct to corporations, clinical research organizations and through a channel partner network. The Debtors serviced approximately 30 channel partners, 200 direct clients representing nearly 3,000 employers representing over 3,000,000 individual employees. In 2017, the Debtors delivered nearly 1,000,000 screenings.

While the Debtors operated under one reporting segment, the Debtors had two distinct general ledger entities based on the services provided. The Debtors operated through two distinct business processes: (a) health and wellness coaching, portal, and screenings ("Wellness Services"), and (b) medical kit sales ("Kits"). The Wellness Services were the Debtors' primary source of revenues and generated the vast majority of the Debtors' revenues. The Wellness Services were accounted for under the Hooper Holmes general ledger.

The Kits are medical kits for sale to third parties and generate ancillary revenue for the Debtors. The Kits were accounted for under the Hooper Kit Services, LLC ("HKS") general ledger. The Kits business provided services to global pharmaceutical companies and is subject to federal regulations administered by the Food and Drug Administration.

2.2 Debtors Corporate and Capital Structure

Debtor Hooper Holmes is the ultimate parent for each of the Debtors as it owns, directly or indirectly, each of the remaining Debtor subsidiaries. Hooper Holmes and its subsidiaries are all U.S. entities. All of these entities are either obligors or guarantors to all of the Debtors' structured debt under the Revolving Credit Facility and Term Loan Facility (as those terms are defined below).

(a) Equity Structure

Hooper Holmes is a publicly-traded New York corporation whose shares of common stock are listed on the OTCQX tier of the electronic quotation system operated by OTC Markets and traded under the symbol HPHW. Prior to May 2, 2017, Hooper Holmes's common stock was traded on the New York Stock Exchange market. As of March 29, 2018, there were approximately 685 Holders of record of Hooper Holmes's common stock with its transfer agent, American Stock Transfer & Trust Company ("AST"). Much of Hooper Holmes's shares of common stock are held of record by brokers and other institutions on behalf stockholders. The price range[3] for Hooper Holmes's common stock for the past three years is shown in the following table:

Year	High	Low
2018	$0.55	$0.01[4]
2017	$1.10	$0.41
2016	$2.70	$0.73

[3] The stock price is rounded to the nearest penny.
[4] As of the Petition Date, Hooper Holmes's stock price was $0.04 per share.

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18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 13 of 106 2015 $9.45 $0.90 Hooper Holmes offered employee share-based compensation plans through two employee incentive plans providing for the grant of stock options, stock appreciation rights, non- vested stock awards, and performance shares. The 2008 Omnibus Employee Incentive Plan provided for the issuance of an aggregate of 333,333 shares of Hooper Holmes and, as of June 30, 2018, 154,141 shares remained available for grant. The 2011 Omnibus Employee Incentive Plan provided for the issuance of an aggregate of 3,650,000 shares of Hooper Holmes and, as of June 30, 2018, 592,893 shares remained available for grant. Hooper Holmes also has outstanding warrants for the purchase of Hooper Holmes’s common stock at determined prices. The Debtors’ principal stockholders control a substantial portion of Hooper Holmes, with the Debtors’ officers and directors and their affiliates beneficially owning approximately 53% of the outstanding shares of Hooper Holmes’s common stock as of the Petition Date. In particular and as of the Petition Date, WH-HH Holdings, LLC, an affiliate of Century (as defined herein), owned 12,519,259 shares of Hooper Holmes’s common stock, which represents approximately 46.77% of Hooper Holmes’s outstanding common stock. Further, as of the Petition Date, John Pappajohn owned 2,145,930 shares of Hooper Holmes’s common stock, which represents approximately 8.02% of Hooper Holmes’s outstanding common stock. Hooper Holmes directly owns all of the interests in all of the other Debtors other than Accountable Health Solutions, LLC, which it indirectly wholly owns. Hooper Wellness, LLC is the direct owner of Accountable Health Solutions, LLC. An organizational chart of the Debtors is included below: Hooper Holmes, Inc., Hooper Hooper Information Hooper Kit Hooper Provant Health Distribution Services, Inc. Services, LLC Wellness, LLC Solutions, LLC Services, LLC Accountable Health Solutions, LLC (b) The Debtors’ Prepetition Indebtedness The Debtors’ prepetition capital structure included approximately $24 million in structured debt as of the Petition Date. The Debtors’ structured debt consisted of: (a) the Revolving Credit Facility, (b) the Term Loan Facility, and (c) the Subordinated Promissory Notes. The Revolving Credit Facility and Term Loan Facility were subject to an Intercreditor Agreement.5 The Intercreditor Agreement governed the relative contractual rights of the lenders under the Revolving Credit Facility and Term Loan Facility and the relative priority of the 5 The “Intercreditor Agreement” means that certain Intercreditor Agreement, dated April 29, 2016, (as amended, modified, and supplemented from time to time). by and between CNH Finance Fund I, L.P., f/k/a SCM Specialty Finance Opportunities Fund, L.P. (“CNH”) and SWK Funding LLC (“SWK”). Page 7

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 14 of 106 security interests of CNH and SWK in the Debtors’ assets. The Debtors’ prepetition indebtedness can be summarized as follows: Indebtedness Principal Balance Outstanding Revolving Credit Facility $4,754,847 Term Loan Facility $18,717,773 Subordinated Promissory Note $1,916,998 Total $25,389,618 (i) Revolving Credit Facility In April 2016, Hooper Holmes entered into that Credit and Security Agreement with CNH, as amended (the “Revolving Credit Facility”).6 The Revolving Credit Facility was an asset-based facility and provided the Debtors with proceeds for general working capital purposes and capital expenditures. Under the Revolving Credit Facility, the Debtors could borrow up to $10 million, with an accordion up to $15 million during high-volume months, at the discretion of CNH. Obligations under the Revolving Credit Facility were secured by substantially all of the Debtors’ existing and after-acquired property, including, but not limited to, their receivables (which are subject to a lockbox account arrangement), inventory, and equipment. As described below, the Revolving Credit Facility, including any debtor-in-possession financial obligations rolled up thereunder, were paid off in full by the Sale Proceeds. (ii) Term Loan Facility Hooper Holmes, as borrower, and SWK, as agent, sole lead arranger and sole bookrunner, are parties to that certain Amended and Restated Credit Agreement, amended and restated as of May 11, 2017 (as amended, restated, modified, or supplemented from time to time) (the “Term Loan Facility,” and together with the Revolving Credit Facility, the “Prepetition Debt Facilities”). The Term Loan Facility provided the Debtors with additional working capital for general business purposes. Borrowings under the Term Loan Facility are secured by a security interest in the Debtors’ existing and after-acquired property, including, but not limited to, their receivables (which are subject to a lockbox account arrangement), inventory, and equipment. All of the other Debtors are guarantors of the obligations under the Term Loan Facility pursuant to that Amended and Restated Guarantee and Collateral Agreement, dated May 11, 2017 (as amended, restated, modified, or supplemented from time to time). (iii) Subordinated Promissory Note Prior to the Merger, Century Equity Partners (“Century”) invested $2.5 million in PHS in the form of subordinated, convertible debt pursuant to that certain Subordinated Promissory 6 The “Revolving Credit Facility” means that certain Credit and Security Agreement dated April 29, 2016, by and between SCM Specialty Finance Opportunities, Fund, L.P. and Hooper Holmes, Inc. and subsidiaries (as amended, restated, modified, and supplemented from time to time). Page 8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 15 of 106 Note, dated May 11, 2017, between Century and PHS (the “Subordinated Promissory Note”). Immediately prior to closing of the Merger, approximately $0.4 million of the balance of the Subordinated Promissory Note converted to equity in PHS. The remaining approximately $1.9 million of the Subordinated Promissory Note remained outstanding as subordinated debt. The Subordinated Promissory Note is unsecured and subordinate to the Revolving Credit Facility and the Term Loan Facility pursuant to the terms of the Subordinated Promissory Note. On May 11, 2017, Century, SWK, and PHS entered into a subordination agreement (the “Subordination Agreement”) in connection with the execution of the Term Loan Facility. By the Subordination Agreement, Century agreed that all indebtedness owed to it by the Debtors, including the Subordinated Promissory Note, was subordinated to all indebtedness due from the Debtors to SWK. As the Sale Proceeds did not pay SWK for the entire amounts outstanding under the Term Loan Facility, Century is not entitled to a recovery until SWK is paid in full for the Term Loan Facility. (iv) Intercreditor Agreement Pursuant to the terms of the Intercreditor Agreement, CNH’s lien under the Revolving Credit Facility was senior to SWK’s liens under the Term Loan Facility with respect to the “Revolving Loan Priority Collateral,” which included, among other things, accounts and books and records. The Revolving Credit Facility’s priority in the Revolving Loan Priority Collateral was capped at $17.25 million. SWK’s liens under the Term Loan Facility were senior in priority to CNH’s liens under the Revolving Credit Facility with respect to all of the Debtors’ assets not considered Revolving Loan Priority Collateral. 2.3 Events Leading to the Chapter 11 Cases The most significant factor leading to the commencement of these chapter 11 cases was the amount of debt on the Debtors’ balance sheet. As described below, the Debtors incurred year-over-year losses from operations with negative cash flows. To fund the Debtors’ operations, the Debtors incurred debt in the ordinary course. Further, mergers and acquisitions by the Debtors in recent years added significant debt to the Debtors’ balance sheet, resulting in unsustainable leverage. While the Debtors attempted to refinance its debt obligations outside of chapter 11, their efforts were unsuccessful. (a) Mergers and Acquisitions (i) Accountable Health Solutions Acquisition In April 2017, Hooper Holmes acquired substantially all of the assets from Accountable Health Solutions, Inc. for approximately $7 million (the “AHS Acquisition”). The AHS Acquisition expanded the Debtors’ capabilities to deliver telephonic health coaching, wellness portals, and data analytics and reporting services. In order to fund the Acquisition, the Debtors entered into the Term Loan Facility and increased their debt load by approximately $2 million (ii) PHS Merger In May 2017, Hooper Holmes closed on its merger with PHS, with PHS becoming a Page 9

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 16 of 106 wholly-owned subsidiary of Hooper Holmes (the “Merger”). Through the Merger, the Debtors offered a personalized, one-stop programming experience for customers. The Debtors expected that the Merger would increase scale, improve gross margins due to combined revenues and operations‒producing operational synergies by reducing fixed costs. While the combined Debtors expected financial conditions to improve at the Merger, PHS had a history of operating losses as well, and the Debtors incurred significant costs and additional debt for the Merger. Further, the Debtors significantly overestimated their ability to create synergies in both time and cost, thereby resulting in a significant operating shortfall in 2017. As a result, the Debtors entered into 2018 in a significant working capital shortfall, as debt was used to fund these operating losses. In order to fund the Merger, the Debtors and SWK entered into an amended and restated credit agreement which increased the principle balance from $3.7 million to $6.5 million and provided the $2 million seasonal facility. In addition, the Debtors and CNH amended the 2016 Credit and Security Agreement which expanded the Revolving Credit Facility from $7 million to $10 million, with an accordion up to $15 million. Because of the Merger, the Debtors took on indebtedness substantially greater than that prior to the Merger. Despite the optimism from the AHS Acquisition and the Merger, the Debtors continued to have losses from operations and negative cash flows. As of March 31, 2018, the Debtors had a working capital deficit of $31.5 million, and were not projecting future positive cash flows from operations. In addition, to fund operations, the Debtors continued to rely on third party financing. (b) Pre-Petition Date Initiatives Faced with the burdensome debt load, the Debtors undertook a number of initiatives in an effort to improve operating efficiency and performance, streamline costs, and improve their overall balance sheet profile, including: (a) implementing cost-cutting measures, (b) analyzing multiple strategic alternatives, including the sale of the Debtors’ business, and potential capital markets solutions, and (c) engaging key creditor constituencies. The Debtors also engaged experienced advisors to assist in their evaluation and review of the process. (i) Cost Cutting Initiatives Cognizant of their strained financial position, the Debtors instituted cost initiatives to improve operations and address ongoing cash concerns. In March 2018, the Debtors engaged the services of PMCM 2, LLC‒a subsidiary of Phoenix Management Services (“Phoenix”) as turnaround professional, and installed James E. Fleet of Phoenix as their Chief Restructuring Officer (the “CRO”). With the CRO, the Debtors implemented a working plan to restructure the Debtors’ balance sheet, control and decrease operating expenses, and resolve other going- concern issues. As a result of these initiatives, the Debtors (a) renegotiated customer contracts to more favorable and profitable terms; (b) revised supply chain contracts with certain vendors to streamline the supply chain, obtain replacement vendors, and reduce costs; and (c) eliminated redundancy in operations by consolidating operations, recalibrating cost of sale items, and reducing duplicative employment positions which were projected to achieve millions of dollars of annualized headcount savings Page 10

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 17 of 106 (ii) Equity Contributions The Debtors also obtained necessary capital through equity contributions. In January 2016, Hooper Holmes executed a rights offering to current shareholders to fund working capital, resulting in $3.4 million in net proceeds. Hooper Holmes also funded working capital through additional equity contributions totaling approximately $6.3 million through the remainder of 2016 and 2017 (iii) M&A Activity The Debtors’ efforts to market their assets began many months before their Chapter 11 Cases. On May 8, 2018, the Debtors retained Raymond James & Associates, Inc. (“Raymond James”) to serve as their investment banker and to market substantially all of their assets (the “Transferred Assets”). Raymond James and the Debtors spent considerable time and effort pre-petition in contacting anyone that potentially could be interested in acquiring the Debtors’ assets. Prior to the Petition Date, the Debtors, via Raymond James, contacted approximately 259 potential buyers, including 90 strategic buyers (i.e., operating companies interested in expanding their presence in the health-screening and corporate-wellness services industry) and 169 financial buyers (i.e., such as private equity firms). These efforts resulted in the receipt of four indications of interest (each, an “IOI”). During a second and final round of bidding, which lasted from July 11, 2018 until August 15, 2018, the Debtors provided these bidders with management presentations and access to an electronic data room containing significant diligence and other confidential information about the Debtors’ business. The Debtors and Raymond James also continued negotiating with the remaining bidders to increase the value of the bids received. At the culmination of this process, the bid submitted by Summit Health, Inc. (“Summit”) was the highest and best bid for the Debtors’ assets but remained subject to higher or better offers pursuant to a competitive sale process. The Debtors and Raymond James therefore focused their attention on (a) improving the value of that bid to the Debtors’ estates, and (b) negotiating changes to and ultimately executing an asset purchase agreement (as amended, the “Stalking Horse APA”), both of which they accomplished between August 15, 2018 and the Petition Date. Pursuant to the terms of the Stalking Horse APA, the Debtors agreed to sell the Transferred Assets to Summit (the “Sale Transaction”) for $27,250,000 million in cash, plus the assumption of certain liabilities, subject to certain adjustments. ARTICLE III KEY EVENTS DURING THE CHAPTER 11 CASES After the Petition Date, the Debtors operated their businesses and managed their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The following is a general summary of these Chapter 11 Cases. Page 11

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 18 of 106 3.1 First Day Pleadings To facilitate the commencement of these Chapter 11 Cases and minimize disruption to the Debtors’ operations, the Debtors filed certain motions and applications with the Bankruptcy Court on the Petition Date or shortly thereafter seeking certain relief summarized below. The relief sought in the “first day” pleadings facilitated the Debtors’ transition into chapter 11 and aided in the preservation of the Debtors’ value. The final orders entered by this Court on Debtors’ first day pleadings included the following: • Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 35]; • Order Extending Time to File Schedules of Assets and Liabilities, Schedules of Current Income and Expenditures [Docket No. 43] (“Schedules Extension Order”); • Order (I) Authorizing the Debtors to (A) Prepare a List of Creditors in Lieu of Submitting a Formatted Mailing Matrix and (B) File a Consolidated List of the Debtors’ 30 Largest Unsecured Creditors, (II) Authorizing the Debtors to Redact Certain Personal Identification Information for Individual Creditors, (III) Approving the Form and Manner of Notifying Creditors of Commencement of these Chapter 11 Cases, and (IV) Requesting Related Relief [Docket No. 44]; • Final Order (I) Authorizing the Debtors to (A) Continue Using the Cash Management System and (B) Maintain Existing Bank Accounts and Business Forms and Books and Records; (II) Authorizing Continued Intercompany Transactions, and (III) Granting Related Relief [Docket No. 140]. • Final Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and (II) Granting Related Relief [Docket No. 141]. • Final Order (I) Authorizing the Payment of Certain Prepetition Taxes and Fees and (II) Granting Related Relief [Docket No. 142] (the “Taxes Order”). • Final Order (I) Authorizing the Debtors to (A) Pay Prepetition Wages, Salaries, Other Compensation, and Reimbursable Expenses and (B) Continue Employee Benefits Programs, and (II) Granting Related Relief [Docket No. 143]. • Order Determining that 11 U.S.C. § 333(a) Is Not Applicable in these Chapter 11 Cases and that Appointment of a Patient Care Ombudsman Is Not Necessary [Docket No. 144]; • Order (I) Determining that Utility Providers Have Been Provided with Adequate Assurance of Payment, (II) Prohibiting the Utility Providers from Altering, Refusing, or Discontinuing Services, (III) Approving the Proposed Adequate Assurance Procedures, and (IV) Granting Related Relief [Docket No. 146]; • Final Order Authorizing the Debtors to (I) Continue Insurance Coverage Entered Page 12

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 19 of 106 into Prepetition and Satisfy Prepetition Obligations Related Thereto, (II) Renew, Amend, Supplement, Extend, or Purchase Insurance Policies, (III) Honor the Terms of Their Premium Financing Agreements and Pay Premiums Thereunder, (IV) Enter into New Premium Financing Agreements in the Ordinary Course of Business, and (V) Granting Related Relief [Docket No. 153]; • Final Order (1) Authorizing the Debtors to Obtain Postpetition Financing, Granting Senior Postpetition Security Interests and According Superpriority Administrative Expense Status Pursuant to Sections 364(c) and 364(d) of the Bankruptcy Code, (2) Authorizing the Use of Cash Collateral, (3) Granting Adequate Protection, (4) Modifying the Automatic Stay, and (5) Granting Related Relief [Docket No. 156] (the “Final DIP Financing Order”); • Order (I) Establishing Certain Notice, Case Management, and Administrative Procedures and (II) Granting Related Relief [Docket No. 169]. 3.2 Post-Petition Financing The Debtors could not operate in chapter 11 without debtor-in-possession financing. Accordingly, on the Petition Date, the Debtors filed a motion to obtain debtor-in-possession financing from SWK and CNH. On August 30, 2018, the Bankruptcy Court entered the Interim Order (1) Authorizing the Debtors to Obtain Postpetition Financing, Granting Senior Postpetition Security Interests and According Superpriority Administrative Expense Status Pursuant to Sections 364(c) and 364(d) of the Bankruptcy Code, (2) Authorizing the Use of Cash Collateral, (3) Granting Adequate Protection, (4) Modifying the Automatic Stay, and (5) Granting Related Relief [Docket No. 38]. In addition, on September 27, 2018, the Bankruptcy Court entered the Final DIP Financing Order. The Final DIP Financing Order authorized the Debtors to borrow up to an aggregate of $13.6 million in postpetition debtor-in-possession financing. Specifically, CNH provided a $12.0 million postpetition debtor-in-possession revolving facility on terms similar to those provided under the Revolving Credit Facility, and SWK provided $1.6 million in a term loan facility on terms similar to those provided under the Term Loan Facility (collectively, the “DIP Facilities”). The Debtors granted, among other things, CNH and SWK superpriority administrative claims pursuant to section 364(c)(1) of the Bankruptcy Code, first priority liens on substantially all of the Debtors’ unencumbered property, junior priority liens on substantially all of the Debtors’ encumbered property, and the payment of certain fees under the DIP Facilities. On October 11, 2018, the DIP Facilities were paid off in full from the proceeds of the Sale Transaction, as described below. 3.3 Retention of Professionals The Debtors also filed several applications and obtained authority to retain various professionals to assist the Debtors in carrying out their duties under the Bankruptcy Code as Page 13

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 20 of 106 debtors-in-possession in these Chapter 11 Cases. The Bankruptcy Court approved the retention and employment of the following advisors: • Epiq Corporate Restructuring (“Epiq”), as Notice and Claims Agent, [Docket No. 36]; • Raymond James, as Investment Banker, [Docket No. 148]; • Phoenix as Financial Advisor, and James E. Fleet, as CRO pursuant to Bankruptcy Code Section 363 (“CRO”) [Docket No. 204]; • Halperin Battaglia Benzija, LLP (“HBB”), as Conflicts and Efficiency Counsel, [Docket No. 205]; • CBIZ MHM, LLC (“CBIZ”), as Accountants, [Docket No. 207]; • Foley & Lardner LLP (“Foley”), as Counsel to the Debtors, [Docket No. 210]; • Spencer Fane LLP (“Spencer Fane”), as Special Counsel, [Docket No. 216]; • Epiq, as Administrative Agent, [Docket No. 252]. On October 16, 2018, the Bankruptcy Court entered the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Retained Professionals [Docket No. 203]. In the ordinary course of business, the Debtors also retained various attorneys and other ordinary course professionals who rendered a wide range of services to the Debtors in a variety of matters unrelated to these Chapter 11 Cases, including litigation, regulatory, labor and employment, intellectual property, general corporate, franchise, and other matters that have a direct impact on the Debtors’ day-to-day operations. To prevent disruption to these services, on September 25, 2018, the Bankruptcy Court entered the Order Authorizing the Retention and Compensation of Certain Professionals Utilized in the Ordinary Course of Business [Docket No. 147]. 3.4 Appointment of the Official Committee of Unsecured Creditors On September 6, 2018, the United States Trustee appointed an official committee of unsecured creditors (the “Committee”), which included representatives from MinuteClinic, L.L.C., Moore Medical, and ND Data Group of RI d/b/a New Directions. On October 16, 2018 the Bankruptcy Court approved the Committee’s retention of Brown Rudnick LLP as counsel [Docket No. 206]. On October 25, 2018, the Bankruptcy Court approved the Committee’s retention of Berkeley Research Group, LLC. [Docket No. 217] as financial advisors. On December 13, 2018, the Bankruptcy Court approved the Committee’s retention of CKR Law LLP as special litigation counsel [Docket No. 291]. 3.5 KEIP and NIRP On September 6, 2018, the Debtors filed the Debtors’ Motion for Entry of an Order (I) Page 14

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 21 of 106 Authorizing and Approving Debtors’ (A) Key Employee Incentive Plan (B) Non-Insider Retention Plan and (II) Granting Related Relief [Docket No. 64] (the “KEIP/NIRP Motion”), whereby the Debtors sought authority to continue: (a) a prepetition key employee incentive plan (“KEIP”) for certain members of management tied to the successful consummation of certain enterprise-level transactions, and (b) a non-insider retention plan (“NIRP”) providing a modest bonus pool for certain non-insider employees. The U.S. Trustee filed an objection to the KEIP/NIRP Motion with respect to both the KEIP and the NIRP. The Committee filed an objection to the KEIP/NIRP Motion solely with respect to the KEIP. The U.S. Trustee ultimately withdrew its objection to the NIRP, other than with respect to one employee of the Debtors (the “Unresolved Employee”). On October 3, 2018, after a contested hearing, the Bankruptcy Court entered the Order Granting in Part the Debtors’ Motion for Entry of Order (I) Authorizing and Approving Debtors’ (A) Key Employee Incentive Plan (B) Non-Insider Retention Plan and (II) Granting Related Relief [Docket No. 170], whereby the Bankruptcy Court approved the NIRP, with the exception of the Unresolved Employee, and adjourned the hearing on the KEIP. The Debtors ultimately withdrew its request for entry of (i) the KEIP, and (ii) the NIRP with respect to the Unresolved Employee [Docket No. 189]. 3.6 Sale Transaction (a) The Sale Motion and Bidding Procedures On the Petition Date, the Debtors filed the Motion of Debtors for Entry of (I) an Order Approving (A) Bidding Procedures, (B) Stalking Horse Asset Purchase Agreement and Bid Protections, (C) Form and Manner of Notice of Auction, Sale Transaction, and Sale Hearing, and (D) Assumption and Assignment Procedures, and (II) an Order Approving (A) Sale of Substantially all of Debtors’ Assets Free and Clear of Liens, Claims, Interest, and Encumbrances, (B) Entry into Asset Purchase Agreement, and (C) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases [Docket No. 18] (the “Sale Motion”). In the Sale Motion, the Debtors sought Bankruptcy Court authority to consummate the Sale Transaction in accordance with the terms of the Stalking Horse APA, subject to higher and better bids pursuant to court-approved bidding procedures. Further, the Stalking Horse APA provided that the Debtors would assume and assign to Summit certain executory contracts and unexpired leases (collectively, the “Assumed Contracts”) in connection with the Transferred Assets. On September 20, 2018, the Bankruptcy Court entered an Order Approving (A) Bidding Procedures, (B) Stalking Horse Asset Purchase Agreement and Bid Protections, (C) Form and Manner of Notice of Auction, Sale Transaction, and Sale Hearing, and (D) Assumption and Assignment Procedures [Docket No. 119] (the “Bidding Procedures Order”). The Bidding Procedures Order approved, among other things, as follows: • Bidding procedures in connection with the sale of the Transferred Assets; • The break-up fee and other “Bid Protections” for Summit set forth in the Stalking Horse APA; • A deadline of October 5, 2018 at 4 pm ET (the “Bid Deadline”) for parties other Page 15

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 22 of 106 than Summit to submit a “Qualified Bid” for the Transferred Assets; • An auction on October 10, 2018 at 10 am ET if a party other than Summit submitted a “Qualified Bid” by the Bid Deadline. • A hearing to approve the sale of the Transferred Assets on either (a) October 9, 2018 if no auction took place because the Debtors did not receive a Qualified Bid other than Summit’s bid by the Bid Deadline, or (b) October 12, 2018 if the Debtors received a Qualified Bid other than Summit’s bid by the Bid Deadline. (b) Notice of the Sale and Continued Marketing of the Transferred Assets The Debtors filed and served a Notice of Sale, Bidding Procedures, Auction, and Sale Hearing [Docket No. 135] on or around September 21, 2018 setting forth, among other things, information on the bidding procedures and objection deadlines. On September 21, 2018, the Debtors filed the Notice of Proposed Assumption and Assignment of Certain Executory Contracts [Docket No. 137] (the “Cure Notice”) listing the Assumed Contracts to be included in the Transferred Assets, along with related cure amounts. On October 31, 2018, the Debtors filed a Supplemental Notice of Proposed Assumption and Assignment of Certain Executory Contracts [Docket No. 225]. The Debtors continued to aggressively market the Transferred Assets after the Petition Date. Within two days of the Petition Date, Raymond James informed all 258 parties previously contacted in the process, with the exception of the Stalking Horse Bidder, that the Debtors had filed the Chapter 11 Cases, and summarized the proposed process timeline and resolicited interest from these parties. Raymond James also solicited interest from parties who expressed interest in the process post-petition and had not been contacted previously by Raymond James. Following the entry of the Bidding Procedures Order, Raymond James again contacted the 171 parties that had not affirmatively declined post-petition, updating them on the transaction and highlighting key process dates. Raymond James also conducted diligence calls with the three parties that previously submitted IOIs as well as several parties who expressed interest in the Debtors following the Petition Date. Despite Raymond James’ efforts, the Debtors did not receive any Qualified Bids (other than the Stalking Horse Bid) by the Bid Deadline. Accordingly, pursuant to the Bidding Procedures Order, the Debtors did not conduct an auction. (c) Appointment of Consumer Privacy Ombudsman On September 5, 2018, the Bankruptcy Court entered an Order Directing the Appointment of a Consumer Privacy Ombudsman Under 11 U.S.C. § 332 [Docket No. 55], which directed the U.S. Trustee to appoint a consumer privacy ombudsman (“Ombudsman”) in accordance with 11 U.S.C. § 332. On September 5, 2018, the U.S. Trustee appointed Elise Frejka as the Ombudsman in these Chapter 11 Cases [Docket No. 56]. On October 3, 2018, the Ombudsman filed a report with the Bankruptcy Court [Docket No. 171], recommending that the Sale Transaction with Summit go forward so long as the transfer of protected health information (“PHI”) and personally identifiable information (“PII”) Page 16

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 23 of 106 contemplated thereby complied with the requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). In connection with the Sale Transaction, the Bankruptcy Court found that (a) Summit is a “Covered Entity,” as such term is defined under HIPAA, and is in compliance with HIPAA and the various regulations promulgated thereunder, and (b) the transfer of PII and PHI to Summit was consistent with the recommendations of the Ombudsman. (d) Entry of the Sale Order On October 3, 2018, the Committee filed an objection to the Sale Motion, arguing that the Bankruptcy Court should not approve the sale of the Transferred Assets to Summit under the Stalking Horse APA for several reasons (the “Committee Sale Objections”). The Debtors, the DIP Lenders and Summit resolved the Committee Sale Objections as part of the Global Settlement described in Section 3.8 below. The Debtors also resolved all other limited objections to the Sale Motion and/or the assumption and assignment of contracts thereunder, allowing the sale hearing to proceed on October 9, 2018 on a fully consensual basis. On October 10, 2018, the Bankruptcy Court entered the Order (I) Approving Purchase Agreement and Related Transition Services Agreement Among Debtors and Purchaser, (II) Authorizing Sale of Certain of Debtors’ Assets Free and Clear of Liens, Claims, Interests, and Encumbrances, (III) Authorizing Assumption and Assignment of Certain Executory Contracts in Connection therewith, and (IV) Granting Related Relief [Docket No. 188] (the “Sale Order”). Pursuant to the Sale Order, the Bankruptcy Court approved the Sale Transaction pursuant to the terms of the Amended and Restated Asset Purchase Agreement, dated September 25, 2018, as amended by Amendment No. 1 to Amended and Restated Asset Purchase Agreement, dated October 9, 2018 (together with the exhibits and schedules thereto, as may be further amended, modified, supplemented and/or restated as provided therein, the “APA”), which approved the sale of the Transferred Assets to Summit free and clear of all liens, claims, and encumbrances. In addition, the Bankruptcy Court approved the Transition Services Agreement, dated October 10, 2018 (“TSA”), as part of the Sale Order. Also on October 10, 2018, the Debtors closed on the sale of the Transferred Assets to Summit pursuant to the Sale Order. As described in Section 3.9 below, however, pursuant to the TSA, the Debtors are providing interim services for the Transferred Assets to Summit through December 31, 2018. In addition to paying certain administrative and Sale Transaction-related fees, the proceeds from the Sale Transaction were utilized to pay off amounts then-outstanding under the DIP Facilities, all of the amount outstanding under the Revolving Credit Facility, and a portion of the amount outstanding under the Term Loan Facility. 3.7 Global Settlement Among Debtors, Committee, Summit, and the DIP Lenders On October 5, 2018, the Debtors, Summit, Committee, and the DIP Lenders reached a comprehensive settlement (the “Global Settlement”) regarding various matters related to the Sale Transaction, post-closing budget issues, and other ancillary issues. Certain of the terms of the Global Settlement were reflected in the Sale Order and the APA. The Global Settlement Page 17

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 24 of 106 includes, among other things, the following terms: • Funding for the Debtors’ Estates: The Debtors’ Estates will be funded with $650,000 (the “Estate Remaining Funds”) from the Sale Proceeds. The Estate Remaining Funds, which will be principally used to fund distributions to creditors, will be contributed as follows: (a) $400,000 from the proceeds of the DIP Lenders’ collateral, and (b) $250,000 from Summit through an increase in the consideration set forth in the APA • Increase in Committee’s Professionals Carve-Out; Budget: The “Carve-Out Amount” for the Committee’s Professionals (the “Committee Carve-Out”) set forth in the Final DIP Order will be increased by $250,000, to an aggregate of $550,000. The Committee’s professionals will be allocated $50,000 in the wind- down budget attached as Exhibit D to the Sale Order (the “Wind-Down Budget”) from the closing of the Sale Transaction through the termination date of the TSA. The Committee Carve-Out may be used to compensate the Committee’s professionals for all allowed or allowable fees and disbursements notwithstanding any limitations to use of the Committee Carve-Out contained in the Final DIP Order. • Cap on Debtors’ Professionals’ Fees: The fees of Debtors’ professionals through the effective date of the Plan shall be capped as set forth in (a) the Final DIP Order, (b) the budget attached to the TSA, provided that Phoenix is not capping its TSA fees per its agreement with Summit, and (c) the Wind-Down Budget (collectively, the “Budgets”). Such fees will not be satisfied from the Estate Remaining Funds; provided, however, that the out-of-pocket expenses of such professionals may be paid from the Estate Remaining Funds. • Plan-Related Matters: As part of the Global Settlement, the Debtors will pursue confirmation of a Plan, which will, among other things, (a) disclose that SWK’s claims are separately classified in an impaired class of claims that will vote to accept the Plan and (b) provide that the Committee shall select the plan administrator for the Plan in its sole discretion. Further, the Debtors will satisfy all amounts permitted to be paid by the Taxes Order. • Releases and Waivers of Insider Claims: Pursuant to the terms of the APA, Summit will request releases and waivers of claims against the Debtors from any insiders (excluding the Debtors’ President and CFO) with whom it enters into employment or consulting agreements to the extent that such insiders will also receive releases and waivers of claims from the Debtors; provided, however, that nothing shall prevent Summit from entering into such employment or consulting agreements with any insider in the absence of such releases and waivers being granted. • Waiver of Claim held by Quest: Pursuant to the terms of the Sale Order, Quest Diagnostics, Inc., Summit’s parent, will waive and release any general unsecured claims it may possess against the Debtors’ Estates that arose prior to the Petition Date. Page 18

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 25 of 106 • Disposition of Certain Claims Held by SWK: Pursuant to the terms of the Sale Order, SWK will (a) waive and release any “adequate protection” claim under the Final DIP Order for diminution in value of its collateral or otherwise, and (b) upon receipt of its share of the Sale Proceeds, assign to the Debtors’ Estates, for the benefit of all general unsecured creditors (except Century and its affiliates), its right to recovery on account of the unsecured deficiency claim it possesses against the Debtors’ Estates. Notwithstanding the foregoing, SWK will retain the right to vote on the Plan on account of such Deficiency Claim. • Termination of Challenge Period; Release of Claims Against DIP Lenders: Pursuant to the terms of the Sale Order, the Committee will (a) stipulate to the termination of the Challenge Period (as defined in the Final DIP Order) and (b) waive and release any and all claims against (i) each of the DIP Lenders and (ii) any predecessors, officers, directors, employees, agents, attorneys, managers, members, affiliates, transferees, successors, and assigns of any of the DIP Lenders. The Stipulations (as defined in the Final DIP Order) will be immediately final and binding on the Committee and third parties, and any and all rights under section 506(c) of the Bankruptcy Code against the DIP Lenders will be waived pursuant to the terms of the Sale Order. • Immediate Standing Granted to the Committee: Pursuant to the terms of the Sale Order, the Committee will be granted immediate standing without the requirement of seeking relief under In re STN Enter., Inc., 779 F.2d 901 (2d Cir. 1985), to investigate, prosecute, and compromise claims and causes of action of the Debtors’ Estates that are not released or transferred pursuant to the Final DIP Order, Sale Transaction, or the terms of the Sale Order. 3.8 Transition Services Agreement In conjunction with the closing of the Sale Transaction, on October 10, 2018, Summit and the Debtors executed the TSA to ensure a seamless transition of the Debtors’ business operations. Under the terms of the TSA, the Debtors are required to provide interim services to Summit through December 31, 2018. The TSA gives Summit access to the Debtors’ capabilities and resources, including skilled employees and consultants, necessary to provide uninterrupted services to customers. The TSA is designed to be net neutral to the Debtors’ estates. That is, Summit is required to reimburse the Debtors’ estates for any expenses associated with the interim services provided under the TSA in accordance with an agreed-upon TSA budget. The TSA not only ensures a smooth post-closing transition of the Debtors’ business, but also preserves a number of key jobs for existing employees of the Debtors at least through December 31, 2018. Specifically, the TSA contemplates that the Debtors will make available the services of at least such number of their employees through December 31, 2018 so as to prevent a “mass layoff” and/or “plant closing” (each as defined in the Workers Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101, et seq., the “WARN Act”) as a result of the Sale Transaction. As described in more detail below, the Debtors issued notices under the WARN Act for the mass layoff expected to occur upon the termination of the TSA. The TSA, which became effective on October 10, 2018, will continue in effect until Page 19

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 26 of 106 December 31, 2018, unless it terminates sooner in accordance with the terms of the TSA. 3.9 Bankruptcy Schedules and Statements of Financial Affairs On August 30, 2018, the Bankruptcy Court entered the Schedules Extension Order, granting an extension for the time within which the Debtors must file their schedules of assets and liabilities and statements of financial affairs (collectively, the “Schedules”) up to and including 24 days after the Petition Date. On September 20, the Debtors filed their Schedules, each in the applicable Debtor case. 3.10 Contract Rejections The Debtors sold a substantial amount of their Executory Contracts to Summit pursuant to the Sale Transaction. For those Executory Contracts that are not Assumed Contracts, the Debtors evaluated the necessity and cost-efficiency of such Executory Contracts for the Debtors’ operations in these chapter 11 cases. On November 30, 2018, the Debtors filed the Debtors’ First Omnibus Motion for Entry of an Order (I) Authorizing the Debtors to Reject Certain Executory Contracts and Unexpired Leases, and (II) Granting Certain Related Relief [Docket No. 269]; Debtors’ Second Omnibus Motion for Entry of an Order (I) Authorizing the Debtors to Reject Certain Executory Contracts and Unexpired Leases, and (II) Granting Certain Related Relief [Docket No. 270]; and Debtors’ Third Omnibus Motion for Entry of an Order (I) Authorizing the Debtors to Reject Certain Executory Contracts and Unexpired Leases, and (II) Granting Certain Related Relief [Docket No. 271]. On December 4, 2018, the Debtors filed the Debtors’ Fourth Omnibus Motion for Entry of an Order (I) Authorizing the Debtors to Reject Certain Executory Contracts and Unexpired Leases, and (II) Granting Certain Related Relief [Docket No. 276] (collectively, the “Rejection Motions”). Pursuant to the Rejection Motions, the Debtors sought authority to reject approximately 270 executory contracts and unexpired leases, effective as of either November 30, 2018 or December 31, 2018. The Rejection Motions are scheduled to be heard in from the Bankruptcy Court on December 21, 2018. 3.11 Claims Bar Date On November 1, 2018 the Bankruptcy Court entered its Order (I) Setting Bar Dates for Submitting Proofs of Claim, (II) Approving Procedures for Submitting Proofs of Claim, and (III) Approving Notice Thereof [Docket No. 226] (the “Bar Date Order”) approving: (a) December 14, 2018, at 5:00 p.m. (prevailing Eastern Time), as the deadline for all non-governmental units (as defined in section 101(27) of the Bankruptcy Code) to file proofs of claims, including claims asserts under section 503(b)(9) of the Bankruptcy Code, in these chapter 11 cases; (b) February 25, 2019, at 5:00 p.m. (prevailing Eastern Time) as the deadline for all governmental units to file proofs of claims in these chapter 11 cases; (c) procedures for filing proofs of claims; and (d) the form and manner of notice of the applicable bar dates. Any creditor whose Claim is not scheduled on the Schedules or whose Claim is scheduled as disputed, contingent, or unliquidated must file a proof of claim in accordance with the Bar Date Order. Because the resolution process for the Claims is currently ongoing, the Claims figured identified in this Disclosure Statement represent estimates only and, in particular, the estimated Page 20

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 27 of 106 recoveries set forth in this Disclosure Statement for Holders of General Unsecured Claims could be materially lower if the actual Allowed General Unsecured Claims are higher than the current estimates. 3.12 WARN Notices On November 1, 2018, the Debtors issued notices under the WARN Act (collectively, “WARN Notices”) to unrepresented employees expected to separate from the Debtors on December 31, 2018. The WARN Notices informed employees that, while Summit may offer them employment after the TSA expires, the Debtors cannot guarantee continuing employment to them after December 31, 2018. Specifically, the WARN Notices informed employees that (a) the Debtors would cease all of their operations at their facilities located at 560 North Rogers Road, Olathe, Kansas 66062 and 42 Ladd Street, Unit 117, Warwick, Rhode Island, 02818, and all positions will be eliminated and the employment of all individuals with the Debtors will be terminated on December 31, 2018 or within 14 days thereafter; (b) the layoffs are expected to be permanent; and (c) the Debtors’ policies for full-time employees do not allow for bumping rights such that employees will not be able to displace more junior employees out of their job positions as a result of the closure. As required by the WARN Act, the Debtors also sent notices regarding the expected mass layoff to the mayor of Olathe, Kansas; the Kansas Department of Commerce; the city manager of East Greenwich, Rhode Island; the mayor of Warwick, Rhode Island; and the Rhode Island Department of Labor & Training. 3.13 Committee Adversary Complaint On November 19, 2018, the Committee, through its special litigation counsel, filed the Complaint to Avoid and Recover Preferential Transfers and Object to Claims [Docket No. 253]; [Adversary Proceeding No. 18-08292, Docket No. 1] (the “Adversary Complaint”). Through the Adversary Complaint, the Committee is seeking to (a) avoid preferential transfers to Century and certain of its related funds and entities, Frank Bazos, Jim Foreman, and Paul Daoust (collectively, the “Defendants”) and (b) object to the Defendants’ claims. In the Adversary Complaint, the Committee alleges that the Defendants, which were the single largest shareholder of the Debtors and some of whom are Century-designated members of the Debtors’ board, improperly caused the Debtors to pay off approximately $2 million in loans before the maturity date to the detriment of the Debtors’ creditors. Further, the Committee challenges transfers made to the individual Defendants related to their role as members of the Debtors’ board. ARTICLE IV SUMMARY OF THE PLAN 4.1 Introduction While chapter 11 is principally recognized as the “business reorganization” chapter of the Bankruptcy Code, it has long been recognized that a debtor may liquidate under chapter 11 as Page 21

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 28 of 106 well. The purpose of the Plan is to provide for the orderly wind-down of the Debtors’ operations, the remaining liquidation of the Debtors’ assets, and the orderly distribution of the Debtors’ remaining assets to creditors. THE FOLLOWING SUMMARY IS INTENDED TO PROVIDE AN OVERVIEW OF THE DEBTORS’ PLAN. ANY PARTY IN INTEREST CONSIDERING WHETHER TO VOTE ON THE PLAN SHOULD CAREFULLY READ THE PLAN IN ITS ENTIRETY BEFORE MAKING SUCH DETERMINATION. IF THERE IS ANY DISPUTE BETWEEN THIS SUMMARY AND THE PLAN, THE PLAN CONTROLS. 4.2 Overview of the Plan (a) Compromise of Controversies Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of any such compromise or settlement, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Liquidating Debtor and the Estates. (b) Substantive Consolidation; Merger The Plan constitutes a request, pursuant to section 1123(a)(5)(C) of the Bankruptcy Code, for approval of the merger of each of the Debtors into Hooper Holmes. After the merger, Hooper Holmes shall become the Liquidating Debtor at the Effective Date. The Debtors also are requesting that the Bankruptcy Court approve the substantive consolidation of the Debtors and their Estates. If approved by the Bankruptcy Court, under substantive consolidation, all assets and liabilities of the Debtors shall be treated as though they were merged into the Estate of Hooper Holmes. All Intercompany Claims and Administrative Expenses by and between the Debtors shall not be entitled to any Distributions. Also, any guarantee by any Debtor as well as any joint and several liability of any Debtor shall be treated as one obligation of the consolidated Debtors. Even if the Bankruptcy Court does not approve the substantive consolidation of the Debtors, the Plan still provides that there will be no Distributions made on account of any Intercompany Claims and Administrative Expenses between and among any of the Debtors. In addition, the Plan provides that no Distributions shall be made under the Plan on account of any Intercompany Claim of the Debtors regardless of whether the substantive consolidation and merger are approved. For all purposes associated with Confirmation, including without limitation, for purposes of tallying acceptances and rejections of the Plan all guarantees or Claims for contribution or subrogation between the Debtors, individually or collectively, will be eliminated. Holders of Intercompany Claims also will not be entitled to vote to accept or reject the Plan. The Debtors also reserve the right to proceed with Confirmation, even if the Bankruptcy Court does not approve substantive consolidation for all Debtors or for some of the Debtors. Page 22

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 29 of 106 (c) Creation of the Liquidating Trust The Plan provides that a Liquidating Trust is to be created as of the Effective Date, or as soon as reasonably practical thereafter. All property of the Estates constituting the Liquidating Trust Assets are to be conveyed and transferred by the Debtors or Liquidating Debtor to the Liquidating Trust on the Effective Date, free and clear of all interests, Claims, Liens and encumbrances. The proceeds of the Liquidating Trust Assets will then be shared with Holders of Allowed Claims as set forth in the Plan and the Liquidating Trust Agreement, which will be filed as part of the Plan Supplement. (d) Wind-Down and Dissolution of the Liquidating Debtor On or soon after the Effective Date, the Liquidating Trustee shall be elected to act in the stead of the Boards to ensure that the Liquidating Debtor winds-down its operations in the most effective and efficient manner and complies with its obligations and duties under the Plan. Once the Liquidating Debtor has completed the wind-down of its business, the Liquidating Trustee will dissolve the Liquidating Debtor under applicable non-bankruptcy law. (e) Termination of the Committee Upon the Effective Date, the Committee will dissolve, and its members will be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Chapter 11 Cases. The retention and employment of the Professionals retained by the Committee shall terminate as of the Effective Date. The Professionals of the Committee, however, may be retained by the Liquidating Trust. 4.3 Administrative Expenses, Professional Fees, and Priority Tax Claims (a) Administrative Expenses. Unless otherwise agreed to by the Holder of an Allowed Administrative Expense and the Debtors or, following the Effective Date, the Liquidating Trust, each Holder of an Allowed Administrative Expense against a Debtor is to receive Cash equal to the unpaid portion of such Allowed Administrative Expense on the later of: (i) the Effective Date; or (ii) as soon as reasonably practicable after the date on which such Administrative Expense becomes Allowed; provided, however, that, Holders of Administrative Expenses pursuant to section 503(b)(9) of the Bankruptcy Code must have filed an application for such expenses by the Bar Date, as provided in the Order (I) Setting Bar Dates for Submitting Proofs of Claims, (II) Approving Procedures for Submitting Proofs of Claim, and (III) Approving Notice Thereof [Docket No. 226]. All Allowed Administrative Expense may be paid on such other terms and conditions as are agreed to between the Liquidating Debtor or Liquidating Trust and the Holder of such Allowed Administrative Expense. Except for Professional Fee Claims and Statutory Fees, requests for payment of Administrative Expenses must be Filed no later than sixty (60) days after the Effective Date (the “Administrative Expense Bar Date”). Holders of Administrative Expenses that do not File such requests by the Administrative Expense Bar Date shall be forever barred from asserting such Administrative Expenses against the Debtors, the Liquidating Trust or any of their property. (b) Professional Fee Claims. Page 23

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 30 of 106 Each Professional who holds or asserts an Administrative Expense that is a Professional Fee Claim shall be required to file with the Bankruptcy Court, and to serve on all parties required to receive notice, a final Fee Application on or before the Professional Fee Bar Date. The failure to timely file the Fee Application shall result in the Professional Fee Claim being forever barred and discharged. A Professional Fee Claim with respect to which a Fee Application has been properly and timely Filed shall be treated and paid only to the extent approved by order of the Bankruptcy Court. No Professional Fee Claims shall be Allowed on account of any services rendered by a Professional whose retention with respect to the Chapter 11 Cases has not been approved by the Bankruptcy Court The fees Professionals retained by the Debtors through the Effective Date shall be Allowed to the aggregate limits set forth for each Debtors’ Professional in the: (a) DIP Order, (b) budget attached to the TSA, and (c) Wind-Down Budget. Such Professional fees will not be paid from the Estate Remaining Funds; provided, however, the out-of-pocket expenses of such Debtors’ Professionals may be paid from the Estate Remaining Funds to the extent that sum of (a)-(c) above is insufficient to pay such expenses in full. In addition to the foregoing, the fees of each Professional retained by the Debtors may be Allowed in the sole discretion of the Creditors’ Committee or Liquidating Trustee, as applicable, notwithstanding any limits imposed by the DIP Order and Wind-Down Budget. The fees of each Professional retained by the Committee’s through the Effective Date shall be Allowed to the limits set forth in the: (a) DIP Order and (b) Wind-Down Budget. In addition to the foregoing, the fees of each Professional retained by the Creditors’ Committee incurred in connection with prosecution of confirmation of the Plan and any litigation pursued on behalf of the Debtors’ estates shall be Allowed notwithstanding any limits imposed by the DIP Order and Wind-Down Budget. If there are any remaining funds remaining from such amounts allocated to the Committee’s Professionals after the payment of Allowed fees and expenses of such Professionals, such surplus will inure the benefit of the Debtors’ Estates and be available for Distributions to Creditors of the Debtors’ Estates pursuant to the terms set forth herein. (c) Statutory Fees. All fees payable on or before the Effective Date (i) pursuant to 28 U.S.C. § 1930, together with interest, if any, pursuant to 31 U.S.C. § 3717, and (ii) to the United States Trustee, shall be paid by the Debtors on or before the Effective Date. All such fees payable after the Effective Date shall be paid by the Liquidating Trust until the Chapter 11 Cases are closed, converted, or dismissed. (d) Allowed Priority Tax Claims. Unless otherwise agreed to by the Holder of an Allowed Priority Tax Claim and the Debtors or, following the Effective Date, the Liquidating Trust, each holder of an Allowed Priority Tax Claim shall receive on account of such Allowed Priority Tax Claim payment in full in Cash of such Allowed Priority Tax Claim on or as soon as practicable after the later of (a) the Effective Date and (b) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim. To the extent interest is required to be paid on any Allowed Priority Tax Claim, the rate of such interest shall be the rate determined under applicable non-bankruptcy law. Page 24

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 31 of 106 4.4 Classification and Treatment of Claims and Interests (a) Summary of Classification of Claims and Interests The following table designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are: (i) Impaired and Unimpaired under the Plan; (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to accept or reject the Plan. Class Designation Status Voting 1 Priority Non-Tax Claims Unimpaired Deemed to Accept 2 Miscellaneous Secured Claims Unimpaired Deemed to Accept 3 SWK Secured Claims Impaired Entitled to Vote 4 SWK Deficiency Claims Impaired Entitled to Vote 5 General Unsecured Claims Impaired Entitled to Vote 6 Interests Impaired Deemed to Reject 7A Subordinated Century Claims Impaired Deemed to Reject 7B Other Subordinated Claims Impaired Deemed to Reject (b) Treatment of Classes and Interests (i) Class 1: Priority Non-Tax Claims Class 1 Description: Class 1 shall consist of all Priority Non-Tax Claims. Treatment: Unless otherwise agreed by the holder of an Allowed Priority Non-Tax Claim and the Debtors or, following the Effective Date, the Liquidating Trust, on or as soon as practical after the later of (i) the Effective Date, or (ii) the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, each Holder of an Allowed Priority Non-Tax Claim shall receive, at the option of the Liquidating Trustee: (a) payment in full in Cash on the Effective Date; or (b) other treatment rendering such Allowed Priority Non-Tax Claim Unimpaired. Voting: Class 1 is Unimpaired under the Plan, and Holders of Class 1 Claims shall be deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. Page 25

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 32 of 106 (ii) Class 2: Miscellaneous Secured Claims Class 2 Description: Class 2 shall consist of all Miscellaneous Secured Claims. Treatment: Unless otherwise agreed by the holder of an Allowed Miscellaneous Secured Claim and the Debtors or, following the Effective Date, the Liquidating Trust, on or as soon as practical after the later of (i) the Effective Date, or (ii) the date on which such Miscellaneous Secured Claim becomes an Allowed Miscellaneous Secured Claim, each holder of an Allowed Miscellaneous Secured Claim shall receive, at the option of the Liquidating Trustee: (a) payment in full in Cash; (b) delivery of the Collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; or (c) other treatment rendering such Allowed Miscellaneous Secured Claim Unimpaired. Voting: Class 2 is Unimpaired under the Plan, and Holders of Class 2 Claims shall be deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. (iii) Class 3: SWK Secured Claims Class 3 Description: Class 3 shall consist of SWK Secured Claims that are not SWK Deficiency Claims. Treatment: Unless otherwise agreed to by SWK and the Debtors or, following the Effective Date, the Liquidating Trust, SWK shall become entitled to receive, on account of its Allowed SWK Secured Claim, the net proceeds of the SWK Collateral, if any, securing the SWK Secured Claim. Voting: Class 3 is Impaired, and Holders of Class 3 Claims shall be entitled to vote to accept or reject the Plan. (iv) Class 4: SWK Deficiency Claims Class 4 Description: Class 4 shall consist of SWK Deficiency Claim. Treatment: In full and final satisfaction, settlement, release, and discharge of and in exchange for an Allowed Claim in Class 4, each Holder of an Allowed SWK Deficiency Claim shall be entitled to receive, on account of such Allowed SWK Deficiency Claim, its Ratable Proportion of Distributions from the Liquidating Trust Assets after payment in full of all Allowed Administrative Expenses, Allowed Priority Tax Claims and Allowed Claims in Classes 1, 2, and 3. Pursuant to the terms of the Sale Order, upon the Effective Date, SWK shall be deemed to assign its rights to any recovery from the Liquidating Trust to the Holders of Allowed Class 5 Claims holding Liquidating Trust Interests pursuant to this Plan on a pro rata basis. Page 26

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 33 of 106 Voting: Class 4 is Impaired under the Plan, and holders of Class 4 Claims shall be entitled to vote to accept or reject the Plan. (v) Class 5: General Unsecured Claims Class 5 Description: Class 5 shall consist of all General Unsecured Claims. Treatment: Unless otherwise agreed by the Holder of an Allowed General Unsecured Claim and the Debtors or, following the Effective Date, the Liquidating Trust, each Holder of an Allowed General Unsecured Claim shall become entitled to receive, on account of such Allowed General Unsecured Claim, its Ratable Proportion of Distributions from the Liquidating Trust Assets after payment in full of all Allowed Administrative Expenses, Allowed Priority Tax Claims and Allowed Claims in Classes 1, 2, and 3. Voting: Class 5 is Impaired, and Holders of Class 5 Claims shall be entitled to vote to accept or reject the Plan. (vi) Class 6: Interests. Class 6 Description: Class 6 shall consist of all Interests. Treatment: Each Holders of Interests shall receive no Distributions of any kind under the Plan in respect of those Interests. The Interests in each of the Debtors shall be deemed cancelled and extinguished on the Effective Date. Voting: Class 6 is Impaired under the Plan, and Holders of Class 6 Interests shall be deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. (vii) Class 7A: Subordinated Century Claims. Class 7A Description: Class 7A shall consist of all Century Claims. Treatment: The Holders of Class 7A Claims shall receive no Distributions of any kind under the Plan in respect of those Class 7A Claims. In the event the Court does not sustain this Plan’s classification of the Century Claims as a Class 7A Subordinated Claim, the Debtors will classify the Century Claims as a Class 5 General Unsecured Claim. The Debtors will deliver a provisional ballot to Holders of Class 7A Claims to vote to accept or reject the Plan. Such provisional ballot will only be tabulated and counted as a Class 5 General Unsecured Claim in the event the Court does not sustain this Plan’s classification of the Century Claims as a Class 7A Subordinated Claim Page 27

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 34 of 106 Voting: Class 7A is Impaired under the Plan, and Holders of Class 7A Claims shall be deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. (viii) Class 7B: Other Subordinated Claims. Class 6 Description: Class 7B shall consist of all other Claims subject to subordination. Treatment: The Holders of Class 7B Claims shall receive no Distributions of any kind under the Plan in respect of those Class 7B Claims. Voting: Class 7B is Impaired under the Plan, and Holders of Class 7B Claims shall be deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. 4.5 Subordinated Claims The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or, following the Effective Date, the Liquidating Trust, reserve the right to re-classify any Allowed Claim in accordance with any contractual, legal, or equitable subordination relating thereto. Notwithstanding the foregoing, the Plan gives effect to the Subordination Agreement and the fact that Century is not entitled to a recovery under the Subordinated Promissory Note until SWK is paid in full under the Term Loan Facility. As SWK did not receive a full recovery from the Sale Proceeds and will not receive a recovery that will repay the Term Loan Facility in full, Century is not entitled to a recovery under the Subordination Agreement and the Plan. Therefore, all Century Claims are classified in Class 7A as a subordinated Claim that will not receive a recovery under the Plan. The Debtors believe the classification of Century Claims in Class 7A appropriately classifies the Century Claims in accordance with the terms of the Subordination Agreement and the Global Settlement. 4.6 Means for Implementation of the Plan In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means for implementation of the Plan. (a) Debtors’ Boards; Wind-Down and Dissolution. The members of the Boards existing immediately prior to the Effective Date shall be deemed to have resigned from their position as a member of the Boards as of the Effective Date. As soon as practicable after the Effective Date, the Liquidating Trustee shall dissolve the Page 28

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 35 of 106 Debtors under applicable non-bankruptcy law. Upon the Effective Date, all Securities of and equity Interests in the Debtors shall be fully, finally and irrevocably cancelled for no consideration, and its business shall be wound up without any further action by its former or existing shareholders, officers, employers or directors and the Liquidating Trustee is authorized on behalf of the Debtors, to make, execute, acknowledge and file all necessary or appropriate certificates or other documents with the appropriate governmental unit or agency and take any other action necessary or appropriate to effect such dissolution and wind-up the Debtors and to withdraw the Debtors from qualification in any state where it is qualified to do business, including without limitation the execution and filing of certifications of dissolution and payment of any associated filing fees and state taxes and the filing of any tax returns deemed necessary or appropriate (and the payment of related taxes) on behalf of the Debtors. In this regard, the notices of the filing of these Chapter 11 Cases and this Plan to creditors, the opportunity provided to creditors to file proofs of claims in these bankruptcy Chapter 11 Cases and the provisions for payments to creditors provided under this Plan shall be deemed to constitute and effectuate the dissolution and winding-up of the Debtors’ business as contemplated under applicable non-bankruptcy law for dissolved corporations without any further action or notice by (i) the Debtors, their former or existing shareholders, officers, directors, representatives or employees, or (ii) the Liquidating Trustee. All applicable regulatory or governmental units or agencies shall accept any such certificates or other documents filed by the Liquidating Trustee and shall take all steps necessary or appropriate to allow and effect the prompt dissolution and/or winding-up of the Debtors as herein provided. (b) Distributions The Liquidating Trust shall make Distributions, as applicable, to the Holders of Allowed Claims on the terms set forth in Articles III-VI of the Plan and the Liquidating Trust Agreement. The Liquidating Trustee shall not be required to make any interim Distributions in an amount less than $100.00; provided that any such payments shall be withheld until the final Distribution. Notwithstanding anything herein to the contrary, the Liquidating Trustee shall not be required to make any final Distributions in an amount less than $25.00. At the election of the Liquidating Trust, any Cash payment to be made pursuant to this Plan may be made by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law. If, immediately prior to the dissolution of the Liquidating Trust, there remains an undistributable balance, such remaining funds shall be donated to a charity at the discretion of the Liquidating Trustee. (c) Execution and Ratification of Trust Agreement The Liquidating Trust Agreement, once executed by all necessary parties thereto, shall be deemed to have been ratified by each holder of a Claim and such Holders shall be bound by the terms of the Liquidating Trust Agreement. (d) Execution of Documents and Corporation Action The Debtors shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan on the Effective Date (or as soon as reasonably practicable thereafter). The Liquidating Trustee, or the respective designees of the Debtors, are Page 29

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 36 of 106 authorized (i) to execute on behalf of the Debtors, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or on the Effective Date that may be necessary to consummate the Plan, and (ii) to undertake any other action on behalf of the Debtors to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of any Debtors will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtors (e) Amendment of the Debtors’ Governance Documents The Debtors’ articles of incorporation and bylaws (or analogous governance documents) shall, to the extent required under section 1123(a)(6) of the Bankruptcy Code, be amended consistent with the Plan and all necessary action shall be taken by the Debtors or Liquidating Trustee, as applicable, to provide for such provisions, terms, and conditions necessary to comply, conform with, and implement the terms, conditions, and requirements of the Plan, without the need for further action by the members, shareholders or directors of the Debtors (f) Transfer of Liquidating Trust Assets All property of the Estates constituting the Liquidating Trust Assets shall be conveyed and transferred by the Debtors to the Liquidating Trust on the Effective Date, free and clear of all rights, interests, Claims, Liens and encumbrances, without the need for any Person to take any further action or obtain any approval, and the Liquidating Trust shall be authorized as the representative of the Estates to pursue such Causes of Action; and each Holder of an Allowed Claim or Interest shall contribute to the Liquidating Trust their interests in the Causes of Action, and the Liquidating Trust shall be authorized as the representative of the Estates to pursue such Causes of Action. For the avoidance of doubt, the Causes of Action transferred to the Liquidating Trust shall not include those Chapter 5 Causes of Action expressly released or compromised as part of or pursuant to the Plan, the Confirmation Order, the Sale Order, or other order of the Bankruptcy Court. The proceeds of the Liquidating Trust Assets shall be distributed to Holders of Allowed Claims as set forth in the Plan and the Liquidating Trust Agreement. (g) Liquidating Trust Administrative Expenses Reserve The Liquidating Trustee shall establish the Liquidating Trust Administrative Expenses Reserve in an amount, with adjustment from time to time, in the Liquidating Trustee’s discretion. If not all of the Liquidating Trust Administrative Expenses Reserve is utilized, any unused portions of the Liquidating Trust Administrative Expenses Reserve shall be distributed to the Liquidating Trust Beneficiaries in accordance with the terms of the Plan and the Liquidating Trust Agreement. 4.7 Treatment of Rejected Contracts. (a) Rejection of All Executory Contracts All Executory Contracts (other than those previously rejected pursuant to an order of the Bankruptcy Court or assumed by the Debtors and assigned to Summit pursuant to the Sale Page 30

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 37 of 106 Order) shall be deemed rejected on the Petition Date or such other date as may be agreed to by the Debtors and the counterparties thereto or ordered by the Bankruptcy Court, and the Debtors and respective counterparties shall be relieved of any further obligation to perform under such agreements. Rejected Contract counterparties who do not oppose this proposed treatment by opposing confirmation of the Plan by Filing and serving a written objection with the Bankruptcy Court in accordance with the Bankruptcy Code, Bankruptcy Rules and local rules and/or orders of the Bankruptcy Court shall be deemed to have consented to rejection of such Executory Contract. (b) Approval of Rejections. The Plan shall constitute a request pursuant to sections 1123(b)(2) and 365(a) of the Bankruptcy Code for the approval of the rejection by the Debtors of all Executory Contracts that have not otherwise been rejected or assumed and assigned by order of the Court. The Confirmation Order shall, except as otherwise provided therein, constitute an order of the Bankruptcy Court approving such rejection. (c) Bar Date for Rejection Damages If the rejection of a Rejected Contract gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be classified as a Class 4 General Unsecured Claim; provided, however, that any Claim arising from the rejection of a Rejected Contract pursuant to Section 6.8 of the Plan shall be forever barred and shall not be enforceable against the Debtors, the Liquidating Trust, their affiliates, their successors, estates, or their properties, unless a proof of Claim is Filed and served on the Debtors or the Liquidating Trust, as applicable, by the Rejection Claims Bar Date. 4.8 Cancellation and Surrender of Existing Debt Instruments, Interests and other Securities. Upon the Effective Date, all funded debt instruments, the Interests and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Debtors to issue, transfer, or sell any Interest, shall be canceled and the holders thereof shall have no rights by reason thereof, and such instruments shall evidence no rights, except the right to receive the Distributions, if any, to be made to Holders of such instruments under this Plan. 4.9 Release of Liens and Perfection of Liens. Except as otherwise provided in the Plan, any Plan Document or the Confirmation Order, each holder of a Miscellaneous Secured Claim Lien or any other Secured Claim Lien or judgment Lien shall be deemed to release such Liens and shall execute such documents and instruments as the Debtors or Liquidating Trustee reasonably requests to evidence such Claim holder’s release of such property or Lien. On or prior to the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Liquidating Trustee, as applicable, may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan Page 31

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 38 of 106 4.10 Termination of Hooper Holmes 401(k) Plan. Effective November 30, 2018, the Hooper Holmes 401(k) Plan shall be terminated in accordance with the operating documents governing the Hooper Holmes 401(k) Plan. Upon the Hooper Holmes 401(k) Plan Termination Date, all contributions to the Hooper Holmes 401(k) Plan, to the extent not previously discontinued, shall cease with respect to Hooper Holmes 401(k) Plan participant compensation earned on or after November 30, 2018. All Hooper Holmes 401(k) Plan participant accounts shall be payable to the Hooper Holmes 401(k) Plan participants as soon as practicable pursuant to such terms and conditions in the operating documents governing the Hooper Holmes 401(k) Plan that were effective immediately prior to the Hooper Holmes 401(k) Plan Termination Date. The Debtors and the Liquidating Trustee, upon the Effective Date, shall perform all necessary actions to wind-down the Hooper Holmes 401(k) Plan, including, but not limited to, retaining professionals to audit the Hooper Holmes 401(k) Plan and the PHS 401(k) Plan for applicable years, filing all necessary forms and reports with the appropriate Governmental Unit, and executing such documents necessary for the termination and wind-down of the Hooper Holmes 401(k) Plan. Such expenses related to the termination and wind-down of the Hooper Holmes 401(k) Plan and the PHS 401(k) Plan, including the performance of required audits and necessary filings, were funded pro rata from the Hooper Holmes 401(k) Plan participants’ assets in the Hooper Holmes 401(k) Plan, in accordance with the terms of the Hooper Holmes 401(k) Plan’s operating documents. 4.11 Objections. Objections, if any, to the allowance of Claims (excluding objections to the allowance of Administrative Expenses), other than Claims that have been previously Allowed or are Allowed pursuant to this Plan may be Filed by the Liquidating Trust at any time on or before the Claim Objection Deadline. The “Claim Objection Deadline” shall be the latest of (a) 120 days after the Effective Date, (b) thirty (30) days after the Filing of the proof of such Claim to which the objection is directed, or (c) such other date as may be extended by order of the Bankruptcy Court (the application for which may be made on an ex parte basis). Any such objection shall be filed and served in accordance with the Bankruptcy Code, the Bankruptcy Rules and the local rules of the Bankruptcy Court. 4.12 Amendments to Claims; Claims Filed After the Confirmation Date. Except as otherwise provided in the Plan or an order of the Bankruptcy Court, after the Confirmation Date, no proof of Claim may be Filed or amended except to decrease the Face Amount thereof of such Claim. Unless otherwise provided for herein or order of the Bankruptcy Court, any new or amended Claim Filed after the Confirmation Date shall be deemed Disallowed in full and expunged without any action by the Debtors or the Liquidating Trust 4.13 Reserves and Estimations. (a) Disputed Claims Reserve Page 32

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 39 of 106 (i) In determining the amount of Distributions to be made under the Plan to the holders of Allowed Claims, the Liquidating Trustee shall establish the Disputed Claims Reserve. The Liquidating Trustee shall distribute to and maintain Cash in the Disputed Claims Reserve that would otherwise be distributable to holders of Disputed Claims, assuming such Disputed Claims would be Allowed in the Face Amount of such Claims. Disputed Claims rendered duplicative as a result of the consolidation of the Debtors shall only be counted once for purposes of establishing the amount of the Disputed Claims Reserve. (ii) In determining the Face Amount of Disputed Claims in accordance with the Plan, the Liquidating Trustee may rely on the Debtors’ estimates as to Disputed Claims and will have no liability therefor in the absence of bad faith or gross negligence. As Disputed Claims are resolved, the Liquidating Trustee shall make adjustments to the Disputed Claims Reserve. Except as otherwise agreed by the relevant parties, the Liquidating Trustee shall not be required to (a) make any partial payments or partial distributions on account of a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order or (b) make any distributions on account of an Allowed Claim of any Liquidating Trust Beneficiary that holds both an Allowed Claim and a Disputed Claim, unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order. (b) Claim Estimates Upon a request for estimation by the Debtors or the Liquidating Trust, the Bankruptcy Court will determine what amount of Cash from the initial and subsequent Distributions is sufficient to reserve on account of any Disputed Claim not otherwise treated in the Plan, pursuant to section 502 of the Bankruptcy Code or other applicable law, in which event the amount so determined will be deemed the Allowed amount of such Disputed Claim for purposes of this Plan, or, in lieu thereof, the Bankruptcy Court will determine the maximum amount for such Disputed Claim, which amount will be the maximum amount in which such Claim may ultimately be Allowed, if such Claim is Allowed in whole or in part. If the Debtors or the Liquidating Trust elect not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Debtors or the Liquidating Trust, as applicable, will reserve Cash based on the Face Amount of such Claim until the Claim is Allowed by an order of the Bankruptcy Court, at which time the reserve amount pending a Final Order may be the amount so Allowed. 4.14 Undeliverable or Unclaimed Distributions. (a) If a holder of an Allowed Claim fails to negotiate a check issued to such holder pursuant to this Plan within one hundred twenty (120) days of the date such check was forwarded to such Holder, the Liquidating Trust shall issue a “stop payment order” for that non- negotiated check. The amount attributable to that non-negotiated check shall be deemed vested in the Liquidating Trust, and the payee of such check and holder of such Claim shall be deemed to have no further Claim and will not participate in any further Distributions under the Plan. (b) If a Distribution under the Plan to any Holder of an Allowed Claim is returned to the Liquidating Trust due to an incorrect address and such holder does not present itself within one hundred twenty (120) days of the date such check was forwarded to said holder (if the Liquidating Trustee with reasonable diligence can identify a correct address), the amount Page 33

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 40 of 106 of Cash attributable to such check will be deemed vested in the Liquidating Trust, and the payee of such check and holder of such Claim shall be deemed to have no further Claim and will not participate in any further Distributions under the Plan. 4.15 Transmittal of Distributions and Notices. (a) Any property or notice other than Cash Distributions which an Entity is or becomes entitled to receive pursuant to the Plan shall be delivered by regular mail, postage prepaid, in an envelope addressed to that Entity at the address indicated on any notice of appearance Filed by that Entity or his authorized agent prior to the Effective Date. If no notice of appearance has been Filed, notice shall be sent to the address indicated on a properly Filed proof of Claim or, absent such a proof of Claim, the address that is listed on the Schedules for that Entity. The date of Distribution shall be the date of mailing, and property distributed in accordance with this Section shall be deemed delivered to such Entity regardless of whether such property is actually received by that Entity (b) A Holder of a Claim or Interest may designate a different address for notices and Distributions by notifying the Liquidating Trustee of that address in writing. The new address shall be effective upon receipt by the Liquidating Trustee. 4.16 Withholding Taxes. In connection with the Plan and all distributions thereunder, the Liquidating Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Distributions under the Plan shall be subject to any such withholding and reporting requirements. The Liquidating Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, liquidating a portion of any Distribution to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanisms the Liquidating Trustee believes are reasonable and appropriate, including requiring a Holder of a Claim to submit appropriate tax and withholding certifications. Notwithstanding any other provision of the Plan, each Holder of an Allowed Claim that is to receive a Distribution under the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations on account of such distribution. 4.17 Set-offs. Except as otherwise provided in the Plan, agreements entered into in connection with the Plan, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, the Debtors or, following the Effective Date, the Liquidating Trust, may, but will not be required to, setoff against any Claim and the Distributions made with respect to the Claim, before any Distribution is made on account of such Claim, any and all of the claims, rights and Causes of Action of any nature that the Debtors may hold against the Holder of such Claim; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other action or omission of the Debtors or the Liquidating Trust, nor shall any provision of the Plan, constitute a waiver or release by the Debtors or the Liquidating Trust of any such claims, rights and Causes of Action that the Debtors or the Liquidating Trust may possess against such Holder. To the extent the Debtors or the Liquidating Trust fail to offset Page 34

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 41 of 106 against a Holder of a Claim and seek to collect a claim from the Holder of such Claim after a Distribution to the holder of such Claim pursuant to the Plan, the Debtors or the Liquidating Trust shall be entitled to full recovery on its claim against the holder of such Claim. 4.18 Retention of Rights to Pursue Causes of Action. The Plan preserves all Causes of Action, except for the Transferred Chapter 5 Claims or those Causes of Action released in the Confirmation Order or the Plan or otherwise expressly released or assigned by an order of this Bankruptcy Court, and provides for them to be transferred to the Liquidating Trust on the Effective Date of the Plan. Pursuant to § 1123(b)(3), the Liquidating Trust (as successor to the Debtors’ Estates) shall retain and have the exclusive right to enforce against any Entity any and all Causes of Action of the Debtors or their Estates (including, without limitation, all Chapter 5 Causes of Action) that arose before the Effective Date, including all Causes of Action of a trustee and a debtor in possession under the Bankruptcy Code; and each Holder of an Allowed Claim or Interest shall contribute to the Liquidating Trust their interests in the Causes of Action, and the Liquidating Trust shall be authorized as the representative of the Estates to pursue such Causes of Action. For the avoidance of doubt, the Causes of Action shall not include those Chapter 5 Causes of Action expressly released or compromised as part of or pursuant to the Plan, the Confirmation Order, the Sale Order, or other order of the Bankruptcy Court. The Causes of Action retained by the Liquidating Trust include, without limitation, all Causes of Action listed on Exhibit B to this Disclosure Statement. PLEASE TAKE NOTICE THAT, WITH THE EXCEPTION OF THOSE CAUSES OF ACTION THAT ARE RELEASED OR WAIVED UNDER THE SALE ORDER, THE CONFIRMATION ORDER, OR OTHER ORDER OF THE BANKRUPTCY COURT, ALL CAUSES OF ACTION OF THE DEBTORS AND THEIR ESTATES, WHETHER OR NOT SPECIFIED HEREIN, WILL BE PRESERVED AND TRANSFERRED TO THE LIQUIDATING TRUST PURSUANT TO THE PLAN. THE LACK OF DISCLOSURE OF ANY PARTICULAR CAUSE OF ACTION SHALL NOT CONSTITUTE, NOR BE DEEMED TO CONSTITUTE, A RELEASE OR WAIVER OF SUCH CAUSE OF ACTION, AS THE DEBTORS INTEND FOR THE PLAN TO PRESERVE AND TRANSFER TO THE LIQUIDATING TRUST ANY AND ALL CAUSES OF ACTION HELD BY THE DEBTORS AND THEIR ESTATES AS OF THE EFFECTIVE DATE OF THE PLAN. 4.19 Exculpation Notwithstanding anything to the contrary herein, the post-petition officers and directors of the Debtors, the Debtors’ Professionals, the Creditors’ Committee, the members of the Creditors’ Committee and the Creditors’ Committee’s Professionals shall not have or incur any liability to any holder of a Claim or Interest for any act, event, or omission in connection with, or arising out of, the Chapter 11 Cases, formulating, negotiating, soliciting, preparing, disseminating, confirming, or implementing the Plan, consummating the Plan, or the administration of the Plan or the property to be distributed under the Plan; provided, however, that no such party shall be released from any act or Page 35

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 42 of 106 omission that constitutes fraud, gross negligence, intentional breach of fiduciary duty, willful misconduct or any criminal act, as determined by a Final Order, and nothing in the Plan shall limit the liability of professionals to their clients under applicable state or federal laws or rules regulating the conduct of such Professionals, including, without limitation, N.Y. Comp. Codes R. & Regs. tit. 22 Section 1200.8 Rule 1.8(h)(1) (2009). 4.20 Injunction Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to the Plan, discharged pursuant to the Plan, or are subject to exculpation pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, Liquidating Debtor, and the parties entitled to exculpation pursuant to Article VIII of the Plan: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgement, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has either (i) timely filed a proof of Claim asserting a right of setoff or recoupment, or (ii) timely asserted such setoff or recoupment right in a document filed with the Bankruptcy Court explicitly preserving such setoff or recoupment, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity assets, has, or intends to preserve any right of setoff or recoupment pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan or any other order of the Bankruptcy Court. 4.21 Modification of the Plan; Revocation. (a) Modification The Debtors reserve the right to alter, amend or modify the Plan with the consent of the Creditors’ Committee prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, with the consent of the Creditors’ Committee, the Debtors may, upon order of the Bankruptcy Court, alter, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. (b) Revocation Page 36

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 43 of 106 The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan is revoked or withdrawn, or if the Confirmation Date does not occur, the Plan shall have no force or effect. 4.22 Conditions Precedent to Occurrence of the Effective Date; Waiver. The Plan also lists certain conditions precedent for the occurrence of the Effective Date. The Debtors may waive one or more of the conditions to the occurrence of the Effective Date with the consent of the Committee. 4.23 Effects of Plan Confirmation Upon Confirmation and pursuant to section 1141(a) of the Bankruptcy Code, the provisions of the Plan shall bind the Debtors, the Creditors’ Committee, and all Holders of Claims and Interests, including their successors and assigns, whether or not they vote to accept or reject the Plan. The Claims and Distributions under the Plan are in full and complete settlement of all Claims and Interests. ARTICLE V CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND SECURITIES LAW CONSIDERATIONS 5.1 Generally The following discussion summarizes certain U.S. federal income tax consequences to the Debtors and certain Holders of Claims of the implementation of the Plan and the formation of and conveyances to the Liquidating Trust. This summary is for general information purposes only, and should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to any particular Debtor or Holder of a Claim. This discussion does not purport to be a complete analysis or listing of all potential tax considerations. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Tax Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published administrative rules and pronouncements of the Internal Revenue Service (“IRS”), all as in effect on the date hereof. Legislative, judicial or administrative changes or new interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the U.S. federal income tax consequences of the Plan. Any such changes or new interpretations may have retroactive effect and could significantly affect the U.S. federal income tax consequences of the Plan described below. The U.S. federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan or the formation of and conveyances to the Liquidating Trust. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this discussion does not address any U.S. federal estate or gift tax considerations, the Medicare tax on net investment income, or any foreign, state or local tax consequences, nor does it purport to address the U.S. federal income tax consequences of the Plan or the formation of and conveyances to the Liquidating Trust to: (i) special classes of Page 37

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 44 of 106 taxpayers (such as, but not limited to, Persons who are related to the Debtors within the meaning of the Tax Code, non-U.S. persons, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities and Holders of Claims or Interests who are themselves in bankruptcy); or (ii) Holders not entitled to vote on the Plan, including Holders whose Claims or Interests are to be extinguished without any Distribution. To the extent that the following discussion relates to the U.S. federal income tax consequences to Holders of Claims or Interests, it is limited to “U.S. Holders.” For purposes of the following discussion, you are a “U.S. Holder” if, for U.S. federal income tax purposes, you are: (a) an individual who is a U.S. citizen or U.S. resident alien for U.S. federal income tax purposes; (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate whose income is subject to U.S. federal income taxation regardless of the source of such income; or (d) a trust (1) if a court within the U.S. is able to exercise primary jurisdiction over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Tax Code) have authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Tax Code). For purposes of this discussion, a “Non-U.S. Holder” is any Holder of a Claim that is not a U.S. Holder other than any partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes). If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the entity. Partners (or other beneficial owners) of partnerships (or other pass-through entities) that are Holders of Claims should consult with their tax advisors regarding the U.S. federal income tax consequences of the Plan. This discussion assumes that Holders of Claims or Interests hold only Claims or Interests in a single Class. Holders of multiple Classes of Claims or Interests should consult their own tax advisors as to the effect such ownership may have on the U.S. federal income tax consequences described below. This discussion further assumes that the various debt and other arrangements to which the Debtors are a party will be respected for U.S. federal income tax purposes in accordance with their form. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY DEBTOR OR HOLDER OF CLAIMS OR INTERESTS. THE FOLLOWING DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER OF CLAIM’S PARTICULAR CIRCUMSTANCES. THE DEBTORS AND HOLDERS OF CLAIMS OR INTERESTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES AND ANY OTHER POTENTIAL TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR OTHER RELEVANT TAXING JURISDICTION ARISING FROM THE Page 38

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 45 of 106 PLAN. 5.2 Certain U.S. Federal Income Tax Consequences to the Debtors The Debtors will generally realize gain or loss on the sale, or transfer to the Liquidating Trust, of substantially all of their assets, not previously sold to Summit pursuant to the APA and the Sale Order, equal to the difference between (i) the amount realized on the sale of the assets sold or transferred to the Liquidating Trust, and (ii) their adjusted tax basis in the assets sold or transferred. The character of any gain or loss as capital or ordinary, and in the case of capital gain or loss, as short term or long term, will depend upon the nature of assets sold or transferred and the Debtors’ holding period for the assets. Generally, if a debt for which a debtor is personally liable is forgiven or discharged for less than the full amount owed, the debt is considered canceled for the amount it remained unpaid (“COD income”), and must be included in such debtor’s gross income. However, under certain exceptions, COD income may be excluded from a debtor’s gross income. A specific statutory exception applies to certain debtors if the discharge of indebtedness is granted in a case under Title 11 of the United States Code (relating to bankruptcy) and pursuant to a plan approved by a bankruptcy court in such case. A separate exception applies to taxpayers if the discharge occurs when the taxpayer is insolvent. Section 108 of the Tax Code requires the amount of COD income so excluded from gross income to be applied to reduce certain tax attributes of the taxpayer. Attribute reduction is calculated only after the tax for the year of the discharge has been determined. Section 108 of the Tax Code further provides that a taxpayer does not realize COD income from cancellation of indebtedness to the extent that payment of such indebtedness would have given rise to a deduction. Under the Plan, certain Holders of Claims are expected to receive less than full payment on their Claims. The Debtor’s liability to the holders of such Claims in excess of the amount satisfied by Distributions under the Plan will be cancelled and therefore will result in COD income to the Debtor. To the extent that the consideration issued to Holders of Claims pursuant to the Plan is attributable to accrued but unpaid interest, the Debtors should be entitled to interest deductions in the amount of such accrued interest, but only to the extent the Debtors have not already deducted such amounts. The Debtors should not have COD income from the discharge of any accrued but unpaid interest pursuant to the Plan to the extent that the payment of such interest would have given rise to a deduction pursuant to Section 108(e)(2) of the Tax Code. For the foregoing reasons, the precise amount of taxable gain or loss, COD income, or both, which the Debtors will realize as a result of effectuation of the Plan cannot be determined until the date of the transfer to the Liquidating Trust. 5.3 Tax Consequences to Creditors The U.S. federal income tax consequences of the implementation of the Plan and formation of the Liquidating Trust to a creditor of the Debtors (a “Creditor”) will depend on a number of factors, including the type of consideration received by the Creditor in exchange for its Claim, whether the Creditor reports income on the accrual or cash basis, whether the Creditor receives consideration in more than one tax year of the Creditor, whether the Creditor is a resident of the United States and whether all consideration received by the Creditor is deemed to Page 39

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 46 of 106 be received by that Creditor in an integrated transaction. The U.S. federal income tax consequences of the receipt of Cash or property that is allocable to accrued interest are discussed below in the section entitled “Receipt of Interest.” (a) Receipt of Cash and Other Property A Creditor who receives Cash and/or other property (including Liquidating Trust Assets deemed received as discussed below) in satisfaction of its Claim generally will recognize gain (or loss) on the exchange equal to the difference between the amount realized (not allocable to interest) and the Creditor’s adjusted tax basis in its Claim. The character of any gain or loss as capital or ordinary income or loss and, in the case of capital gain or loss, as short-term or long- term, will depend on a number of factors, including (i) the nature and origin of the Claim (e.g., Claims arising in the ordinary course of a trade or business or made for investment purposes); (ii) the tax status of the Holder of the Claim; (iii) whether the Claim is a capital asset in the hands of the Holder; (iv) whether the Claim has been held by the Holder for more than one year; (v) the extent to which the Holder previously claimed a loss or a bad debt deduction with respect to the Claim; and (vi) the extent to which the Holder acquired the Claim at a market discount. Creditors should consult their own tax advisors regarding the amount and character of gain or loss, if any, to be recognized by them under the Plan. (b) Receipt of Interest Pursuant to the Plan, all Distributions in respect of any Claim will be allocated first to the principal amount of such Claim, as determined for U.S. federal income tax purposes, and then, to the extent the consideration exceeds such amount, to any portion of such Claim representing accrued but unpaid interest. However, there is no assurance that the IRS will respect such allocation for U.S. federal income tax purposes. A portion of the consideration received by a Holder of a Claim in satisfaction of that Claim pursuant to the Plan may be allocated to the portion of such Claim (if any) that represents accrued but unpaid interest. If any portion of the Distribution is required to be allocated to accrued interest, such portion would be taxable to the Holder as interest income, except to the extent the Holder has previously reported such interest as income. A Holder will generally recognize a loss to the extent that any accrued interest was previously included in the Holder’s gross income and is not paid in full. In the event that a portion of the consideration received by a Holder of a Claim is treated by the tax authorities as accrued but unpaid interest (as opposed to principal treatment by such holder), only the balance of the Distribution would be considered received by the Holder in respect of the principal amount of the Claim. Such an allocation would reduce the amount of the gain, or increase the amount of loss, realized by the Holder with respect to the Claim. If any such loss were a capital loss, it would not offset any amount of the Distribution that was treated as ordinary interest income (except, in the case of individuals, to the limited extent that capital losses may be deducted against ordinary income). To the extent that any portion of the Distribution is treated as interest, Holders may be required to provide certain tax information in order to avoid or reduce the withholding of taxes, if any. Page 40

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 47 of 106 (c) Market Discount The Tax Code generally requires Holders of debt instruments with “market discount” to treat as ordinary income any gain realized on the disposition of such debt instruments to the extent of the market discount accrued during the Holder’s period of ownership. “Market discount” generally means the amount by which the stated redemption price at maturity exceeds the Holder’s adjusted tax basis in such debt instrument. Holders should consult their own tax advisors as to the potential application of the market discount rules to them in light of their individual circumstances. (d) Backup Withholding Under the Tax Code, interest, dividends and other “reportable payments” may, under certain circumstances, be subject to “backup withholding.” Backup withholding may apply to payments made pursuant to the Plan, unless you provide to the applicable withholding agent your taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS. 5.4 Tax Consequences to Holders of Interests Under the Plan, all Interests will be cancelled. The Holders of Interests will receive no consideration with respect to such cancellation and will generally recognize a loss equal to the Holder’s tax basis in its Interests. Any such loss will generally be a capital loss and will be a long-term capital loss if the Interests were held for more than one year. 5.5 Tax Consequences of the Liquidating Trust (a) Purpose and Intent of Liquidating Trust. The primary purpose of the Liquidating Trust is to liquidate the Liquidating Trust Assets in an expeditious and prudent manner, and all activities of the Liquidating Trustee will be limited to those activities reasonably necessary to, and consistent with, the accomplishment of that purpose. (b) Tax Characterization. To the extent permitted by applicable law, the Liquidating Trust shall be structured to qualify as a “liquidating trust” under Treasury Regulation Section 301.7701-4(d) and in compliance with Revenue Procedure 94-45. Thus, the Liquidating Trust shall be structured as a “grantor trust” within the meaning of Sections 671 through 679 of the Tax Code. The Liquidating Trust shall not continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust. The Liquidating Trustee shall file federal income tax returns for the Liquidating Trust as a grantor trust pursuant to Section 671 of the Tax Code, and the Treasury Tax Regulations promulgated thereunder. Page 41

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 48 of 106 For all U.S. federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust as (a) a deemed transfer by each Debtor of the Liquidating Trust Assets directly to the Liquidating Trust Beneficiaries in full satisfaction of the Liquidating Trust Beneficiaries’ Claims against and Interests in the Debtors and, to the extent Liquidating Trust Assets are allocable to Disputed Claims, to the Disputed Claim Reserve, followed by (b) the deemed transfer by such Liquidating Trust Beneficiaries to the Liquidating Trust of the Liquidating Trust Assets (other than the Liquidating Trust Assets allocable to the Disputed Claim Reserve) in exchange for interests in the Liquidating Trust. Accordingly, the Liquidating Trust Beneficiaries shall be treated for U.S. federal income tax purposes as the grantors and owners of their respective share of the Liquidating Trust Assets (other than Liquidating Trust Assets allocable to the Disputed Claim Reserve). The foregoing treatment shall also apply, to the extent permitted by applicable law, for all state, provincial, territorial and local income tax purposes. The Liquidating Trust Beneficiaries generally will recognize gain or loss in its taxable year that includes the Effective Date in an amount equal to the difference between the amount realized in respect of satisfaction of its Claim and its adjusted tax basis in such Claim. The amount realized by a Holder of a Claim will equal the fair market value of the Liquidating Trust Assets deemed received in respect of such Claim, less the amount, if any, attributable to accrued but unpaid interest. Such a Holder of a Claim will then have a tax basis in such Liquidating Trust Assets in an amount equal to the fair market value of such Liquidating Trust Assets on the date of receipt, less the amount, if any, attributable to accrued but unpaid interest. (c) Tax Reporting. The Liquidating Trustee shall prepare and provide to, or file with, the appropriate taxing authorities and other parties such notices, tax returns and other filings, including all federal, state and local tax returns for the Liquidating Trust, as may be required under the Tax Code, the Plan or as may be required by applicable law of other jurisdictions including, if required under applicable law, notices required to report interest or dividend income (the “Tax Reports”). The Liquidating Trustee shall treat the Liquidating Trust as a grantor trust for U.S. federal income tax purposes pursuant to Treasury Regulation Section 1.671-4(a) and in accordance with the Plan. The Liquidating Trustee also will annually send to each Liquidating Trust Beneficiary a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for all U.S. federal income tax purposes and will instruct all such Liquidating Trust Beneficiaries to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such Liquidating Trust Beneficiary’s underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns. If additional tax information is provided at the specific request of a Liquidating Trust Beneficiary (and not as required by applicable law), then such Liquidating Trust Beneficiary shall pay a reasonable fee to the Liquidating Trustee, in an amount to be then determined by the Liquidating Trustee, together with all costs and expenses incurred by the Liquidating Trustee in providing such tax information to such Liquidating Trust Beneficiary. The Liquidating Trustee shall also file (or cause to be filed) any other statement, return or disclosure relating to the Liquidating Trust that is required by any governmental units in the U.S. and elsewhere. The Liquidating Trustee may require any Liquidating Trust Beneficiary to furnish to the Page 42

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 49 of 106 Liquidating Trustee its employer or taxpayer identification number as assigned by the IRS, together with such other information, returns or forms as the Liquidating Trustee may determine are required, and the Liquidating Trustee may condition any Distribution of Liquidating Trust Assets to any Liquidating Trust Beneficiary upon such receipt of such identification number, any other information and returns and forms as are required for the Liquidating Trustee to comply with IRS requirements. The Liquidating Trustee will in good faith value all Liquidating Trust Assets, and shall make all such values available from time to time, to the extent relevant, and such values shall be used consistently by all parties to the Liquidating Trust (including, without limitation, the Debtors, the Liquidating Trustee and the Liquidating Trust Beneficiaries) for all U.S. federal income tax purposes. The Liquidating Trustee and the recipients of Liquidating Trust Assets must consistently use the valuation of the Liquidating Trust Assets, as determined by the Liquidating Trustee, for all U.S. federal income tax purposes. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee shall (a) timely elect to treat any Disputed Claim Reserve as a “disputed ownership fund” governed by Treasury Regulation Section 1.468B-9, and (b) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including the Liquidating Trustee, the Debtors and the Liquidating Trust Beneficiaries) shall report for U.S. federal, state and local income tax purposes consistently with the foregoing. The Liquidating Trustee shall be responsible for payment, out of the Liquidating Trust Assets, of any U.S. federal, state, local or foreign taxes imposed on the Liquidating Trust or the Liquidating Trust Assets, including the Disputed Claim Reserve. In the event, and to the extent, any cash retained on account of Disputed Claims in the Disputed Claim Reserve is insufficient to pay the portion of any such U.S. federal, state, local or foreign taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such U.S., local or foreign taxes shall be (a) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (b) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts otherwise distributable by the Liquidating Trustee as a result of the resolution of such Disputed Claims. The Liquidating Trustee may request an expedited determination of taxes of the Liquidating Trust, including the Disputed Claim Reserve, or the Debtors under Bankruptcy Code Section 505(b) for all tax returns filed for, or on behalf of, the Liquidating Trust or the Debtors for all taxable periods through the dissolution of the Liquidating Trust. 5.6 Securities Laws Considerations The Liquidating Trust Interests may not be transferred, sold, pledged or otherwise disposed of, or offered for sale, except for transfers by operation of law. The offer and issuance of the Liquidating Trust Interests will be made without registration under the 1933 Act, or under any state securities laws. To the extent the Liquidating Trust Interests constitute securities, the offer and issuance of the Liquidating Trust Interests will be made in reliance upon the exemption from registration afforded by sections 1125 and 1145 of the Bankruptcy Code. The Confirmation Page 43

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 50 of 106 Order will include provisions to the effect that such exemptions are applicable to the offer and issuance of the Liquidating Trust Interests and that the Liquidating Trust is a “successor” to Debtors within the meaning of section 1145 of the Bankruptcy Code. No indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), with respect to the Liquidating Trust in reliance on the exemption provided by section 304(a)(1) of the 1939 Act. Section 1145(a)(1) of the Bankruptcy Code exempts the offer or sale of securities pursuant to a plan of reorganization or liquidation from the registration requirements of the 1933 Act and from registration under state securities laws if the following conditions are satisfied: (i) the securities are offered and sold by a debtor or a successor of the debtor under a plan of reorganization or liquidation; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor; and (iii) the securities are issued in exchange for the recipients’ claims against or interests in the debtor, or principally in such exchange and partly for cash or property. In general, offers and sales of securities made in reliance on the exemption afforded under section 1145(a) of the Bankruptcy Code are deemed to be made in a public offering, so that the recipients thereof, other than underwriters (as defined in section 1145(b) of the Bankruptcy Code), are free to resell such securities without registration under the 1933 Act. In addition, such securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states. However, as noted above, the Liquidating Trust Interests may not be transferred, sold, pledged or otherwise disposed of, or offered for sale, except for transfers upon death or by operation of law. THIS SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PROVIDE, ANY OPINIONS OR ADVICE WITH RESPECT TO THE SECURITIES AND BANKRUPTCY MATTERS DESCRIBED HEREIN. IN LIGHT OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, THE DEBTORS ENCOURAGE EACH CREDITOR, INTEREST HOLDER, LIQUIDATING TRUST INTEREST HOLDER, AND PARTY IN INTEREST TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS WITH RESPECT TO ALL SUCH MATTERS. FOREIGN (i.e., NON-UNITED STATES) CREDITORS ALSO ARE STRONGLY URGED TO CHECK WITH THEIR OWN LEGAL AND TAX ADVISORS ARTICLE VI VOTING; CONFIRMATION; ALTERNATIVE TO PLAN 6.1 Voting (a) Voting Deadline The Voting Deadline is January 10, 2019, at 4:00 p.m. (prevailing Eastern Time). All Page 44

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 51 of 106 votes to accept or reject the Plan must be received by the Notice and Claims Agent by the Voting Deadline. (b) Voting Procedures The Debtors are distributing this Disclosure Statement, accompanied by a ballot to be used for voting to accept or reject the Plan, to the Holders of Claims entitled to vote to accept or reject the Plan. If you are a Holder of a Claim in Classes 3, 4, and 5, you may vote to accept or reject the Plan by completing the ballots and returning them in the envelopes provided. Epiq Corporate Restructuring, LLC is the Notice and Claims Agent. The Notice and Claims Agent is available to answer questions concerning the procedures for voting on the Plan, provide additional copies of all materials, oversee the voting process, and process and tabulate ballots for each Class entitled to vote to accept or reject the Plan. Ballots must be actually received by the Notice and Claims Agent by the Voting Deadline, which is January 10, 2019, at 4:00 p.m. (prevailing Eastern Time), at the following address: First-class mail Hooper Holmes, Inc. d/b/a Provant Health Ballot Processing C/O Epiq Corporate Restructuring, LLC P.O. Box 4420 Beaverton, OR 97076-4420 -or- Hand delivery or overnight mail Hooper Holmes, Inc. d/b/a Provant Health Ballot Processing C/O Epiq Corporate Restructuring, LLC 10300 SW Allen Blvd. Beaverton, OR 97076-4420 If you have any questions on the procedure for voting on the Plan, please either (a) call the Notice and Claims Agent at 1 (866) 897-6433 (Toll Free) for callers in the United States or +1 (646) 282-2500 for callers outside of the United States, requesting to speak with a member of the Solicitation Team; or (b) email the Solicitation Team at tabulation@epiqglobal.com (referencing “Hooper Holmes, Inc. d/b/a Provant Health” in the subject line). More detailed instructions regarding how to vote on the Plan are contained on the ballots distributed to Holders of Claims that are entitled to vote to accept or reject the Plan. All votes to accept or reject the Plan must be cast by using the appropriate ballot. All ballots must be properly executed, completed, and delivered according to their applicable voting instructions by: (i) first class mail, in the return envelope provided with each ballot; (ii) overnight delivery; or (iii) personal delivery, so that ballots are actually received by the Notice and Claims Agent no later than the Voting Deadline at the applicable return address set forth in the applicable ballot. Any ballot that is property executed by the Holder of a Claim entitled to vote that does not clear indicate an acceptance or rejection of the Plan or that indicates both an acceptance and a rejection of the Plan will not be counted. Ballots received by facsimile or by electronic means will not be counted. Page 45

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 52 of 106 Each Holder of a Claim entitled to vote to accept or reject the Plan may cast only one ballot for each Claim held by such Holder. By signing and returning a ballot, each Holder of a Claim entitled to vote will certify to the Bankruptcy Court and the Debtors that no other ballots with respect to such Claim has been case or, if any other ballots have been cast with respect to such Claim, such earlier ballots are superseded and revoked. All ballots will be accompanied by return envelopes. It is important to follow the specific instructions provided on each ballot, as failing to do so may result in your ballot not being counted. (c) Plan and Disclosure Statement Objection Deadline The Bankruptcy Court has established January 10, 2019, at 4:00 p.m. (prevailing Eastern Time), as the deadline to object to confirmation of the Plan or approval of the Disclosure Statement (the “Objection Deadline”). All such objections must be Filed with the Bankruptcy Court and served on the Debtors, the Committee, and certain other parties in interest, so that they are actually received on or before the Plan Objection Deadline. The Debtors believe the Plan Objection Deadline, as established by the Bankruptcy Court, affords the Bankruptcy Court, the Debtors, and other parties in interest reasonable time to consider the objections to the Plan and/or the Disclosure Statement before the joint hearing on approval of the Disclosure Statement and confirmation of the Plan (the “Confirmation Hearing”). (d) Confirmation Hearing Assuming the requisite acceptances are obtained for the Plan, the Debtors intend to seek confirmation of the Plan and approval of the Disclosure Statement at the Confirmation Hearing schedule on January 17, 2019, at 10:00 a.m. (prevailing Eastern Time), before the Honorable Robert D. Drain, United States Bankruptcy Judge, in Room 248 of the United States Bankruptcy Court for the Southern District of New York, 300 Quarropas Street, White Plains, NY 10601. The Confirmation Hearing may be continued from time to time, without further notice other than an adjournment announced in open court, or a notice of adjournment Filed with the Bankruptcy Court and served on any entities who have filed objections to the Plan. The Bankruptcy Court, in its discretion and before the Confirmation Hearing, may put in place additional procedures governing such hearing. The Plan may be modified, if necessary, before, during, or as a result of the Confirmation Hearing without further notice to parties in interest, subject to the terms of the Plan. 6.2 Confirmation Standards (a) Best Interests Test The Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the best interest of all Holders of Claims and Interests that are Impaired by the Plan and that have not accepted the Plan as a requirement to confirm the Plan. The “best interests” test, as set forth in section 1129(a)(11) of the Bankruptcy Code, requires the Bankruptcy Court to find either that all members of an Impaired Class of Claims or Interests have accepted the Plan or that the Plan will provide a member who has not accepted the Plan with a recovery of property of a value, as of the effective date of the Plan, that is not less than the amount that such Holder would receive or Page 46

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 53 of 106 retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date. In chapter 7 liquidation, no junior class of Claims or Interests may be paid unless all classes of Claims or Interests senior to such junior class are paid in full. Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination is enforceable under applicable nonbankruptcy law. Therefore, no class of Claims or Interests that is contractually subordinated to another class would receive any payment on account of its Claims or Interests, unless and until such senior classes were paid in full. Once the Bankruptcy Court ascertains the recoveries in liquidation of the Debtors’ secured and priority creditors, it would then determine the probable distribution to unsecured creditors from the remaining available proceeds of the liquidation. If this probable distribution has a value greater than the value of distributions to be received by the unsecured creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court. The Debtors believe that the Plan affords Holders of Claims the potential for the greatest realization on the Debtors’ assets. The Debtors and their financial advisor have worked with the Committee and its financial advisor for the transition of the historical knowledge, books and records, and other matters to the Litigation Trust. At the Effective Date, any remaining employees of the Debtors will no longer be available for use by the Liquidating Trust. The Debtors believe that the transition to the Liquidating Trust provides the best vehicle to realize recoveries for the Holders of such Claims. The Debtors do not believe that it would be efficient nor would it be less expensive to bring in a panel trustee, especially given the learning curve in this case. (b) Liquidation Analysis The Plan provides for the liquidation of the Estates’ assets remaining after the Sale Transaction. These assets are primarily Cash on hand and Estates’ Causes of Action. The recovery to Class 5 is derived primarily from the $650,000.00 in Cash contributed to the Estate Remaining Funds from the Sale Proceeds pursuant to the Global Settlement. Because the Debtors’ sole remaining assets are Cash on hand and Estates’ Causes of Actions, a liquidation of the Debtors’ Estates under chapter 7 of the Bankruptcy Code necessarily will result in less recoveries to general unsecured creditors than under the Plan because, under the Plan, distributions are able to be made without incurring additional administrative expenses and statutory commissions of a chapter 7 trustee. Such chapter 7 trustee fees are anticipated to be substantial for the chapter 7 trustee and its counsel to familiarize themselves with the Debtors, the Estates, the procedural history, the Sale Transaction, and the terms of the Global Settlement that provide for $650,000.00 in Cash in the Estate Remaining Funds. After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a chapter 11 case, including (i) the increased costs and expenses of liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, and (ii) the potential increases in claims which would be satisfied on a priority basis, the debtors have determined that confirmation of the Plan will provide each creditor and equity holder with a recovery that is not less than it would Page 47

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 54 of 106 receive under a liquidation pursuant to chapter 7 of the Bankruptcy Code. (c) Feasibility The Bankruptcy Code requires as a condition to Confirmation that the Confirmation is not likely to be followed by liquidation or the need for further financial reorganization, unless such liquidation or reorganization is proposed in the Plan. Since the Plan contemplates liquidation under chapter 11, the Plan meets the feasibility requirement under the Bankruptcy Code. (d) Cram Down. If all of the applicable requirements for Confirmation of the Plan are met as set forth in section 1129(a) of the Bankruptcy Code except for subsection (8) thereof, the Debtors may request the Bankruptcy Court to confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of section 1129(a)(8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to any Impaired Class that does not vote to accept this Plan as described in this Disclosure Statement. (i) No Unfair Discrimination The test for unfair discrimination applies to classes of claims or interests that are of equal priority and are receiving different treatment under the Plan. The test does not require that the treatment be the same or equivalent but that such treatment be “fair.” In general, courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character). The Debtors do not believe the Plan discriminates unfairly against any Impaired Class of Claims or Interests. Accordingly, the Debtors believe the Plan and the treatment of all Classes of Claims and Interests satisfy the foregoing requirements for non- consensual Confirmation. (ii) Fair and Equitable Test The fair and equitable test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class. As to each non-accepting class, the test sets different standards depending on the type of claims or interests in such class. As set forth below, the Debtors believe that the Plan satisfies the “fair and equitable” requirement, notwithstanding the fact that certain Classes are deemed to reject the Plan. Secured Claims The condition that a plan be “fair and equitable” for a non-accepting class of secured claims may be satisfied, among other things, if a debtor demonstrates that: (a) (x) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan, and (y) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a present value, as of the effective date of the plan, at least equivalent to the value of the secured claimant’s Page 48

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 55 of 106 interest in the debtor’s property subject to the liens; or (ii) the holders of such secured claims realize the indubitable equivalent of such claims.7 Unsecured Claims The condition that a plan be “fair and equitable” to a non-accepting class of unsecured claims includes the requirement that either: (a) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) the holder of any claim or any interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or junior interest in any property.8 Interests The condition that a plan be “fair and reasonable” to a non-accepting class of interests includes the requirements that either: (a) the plan provides that each holder of an interest in that class receives or retains under the plan on account of that interest property of a value, as of the effective date of the plan, equal to the greater of (x) the allowed amount of any fixed liquidation preference to which such holder is entitled, and (y) any fixed redemption price to which such holder is entitled; (b) the value of such interest or (c) if the class does not receive the amount as required under clause (a) above, no class of interests junior to the non-accepting class may receive a distribution under the plan.9 6.3 Vote Required for Acceptance by a Class The Bankruptcy Code defines acceptance of a plan by a class of Claims as acceptance by Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the allowed Claims of that class held by creditors, other than any entity designated under Bankruptcy Code § 1129(e), who cast ballots for acceptance or rejection of the Plan. (a) Acceptance by Impaired Classes. Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan. An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. (b) Voting Presumptions. Claims in Unimpaired Classes are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan. Claims and Interests in Classes that do not entitle the holders thereof to receive or retain any property under the Plan are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan. 7 See 11 U.S.C. § 1129(b)(2)(A). 8 See 11 U.S.C. § 1129(b)(2)(B). 9 See 11 U.S.C. § 1129(b)(2)(C). Page 49

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 56 of 106 (c) Tabulation of Votes. (i) If Substantively Consolidated. If the Debtors are substantively consolidated, the Debtors will tabulate votes on the Plan on a consolidated basis by Class for the purpose of determining whether the Plan satisfies sections 1129(a)(8) or (10) of the Bankruptcy Code, as applicable, for the consolidated Debtors. In that event, the Claims against the Debtors shall be voted in a single consolidated Class (e.g., holders of Class 3 Claims) against the consolidated Debtors and shall be deemed to have voted in a single, consolidated class for purposes of determining whether the Plan satisfies sections 1129(a)(8) or (10) of the Bankruptcy Code, as applicable, with respect to the consolidated Debtors. (ii) If Not Substantively Consolidated. If the Debtors are not substantively consolidated, the Debtors will tabulate all votes on the Plan on a non-consolidated basis by Class for the purpose of determining whether the Plan satisfies sections 1129(a)(8) or (10) of the Bankruptcy Code, as applicable, with respect to each Debtor. For each Debtor that satisfies sections 1129(a)(8) or (10) of the Bankruptcy Code, as applicable, and provided that all other requirements to Confirmation of the Plan are met, the Confirmation of this Plan as to such Debtor shall be deemed to occur by operation of the Plan. (d) Reservation of Rights. In the event that the Bankruptcy Court does not order substantive consolidation of the Debtors, then except as specifically set forth in the Plan: (a) nothing in the Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that one of the Debtors is subject to or liable for any Claim against any other Debtor; (b) Claims against multiple Debtors shall be treated as separate Claims with respect to each Debtor’s Estate for all purposes (including, without limitation, Distributions and voting), and such Claims shall be administered as provided in the Plan; and (c) the Debtors shall not, nor shall they be required to, resolicit votes with respect to the Plan, nor will the failure of the Bankruptcy Court to approve substantive consolidation of the Debtors alter the Distributions set forth in the Plan. In the event that the Bankruptcy Court does not order substantive consolidation, the Plan comprises a separate plan for each Debtor and the Confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately for each Debtor under the Plan. 6.4 Alternatives to Confirmation Is Chapter 7 Liquidation If the Debtors fail to obtain enough acceptances from any of Classes 3, 4, or 5 to confirm the Plan, or the Plan is not subsequently confirmed and consummated, the alternative is liquidation of the Debtors under chapter 7 of the Bankruptcy Code. Proceeding under chapter 7 would impose significant additional monetary and time costs on the Debtors’ Estates. Under chapter 7, one or more trustees would be elected or appointed to administer the Estates, to resolve pending controversies, including Disputed Claims against the Debtors and Claims of the various estates against other parties, and to make distributions to Holders of Claims. A chapter 7 trustee would be entitled to compensation in accordance with the scale set forth in section 326 of the Bankruptcy Code, and the trustee would also incur significant administrative expenses. The chapter 7 administrative expenses also take priority over any chapter 11 administrative expenses. Page 50

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 57 of 106 There is a strong probability that a chapter 7 trustee in these cases would not possess any particular knowledge about the Debtors. Additionally, a trustee would probably seek the assistance of professionals who may not have any significant background or familiarity with these Chapter Cases. The trustee and any professionals retained by the trustee likely would expend significant time familiarizing themselves with these Chapter 11 Cases. This would result in duplication of effort, increased expenses, and delay in payments to creditors, time and money are inevitable. In addition to these time and monetary costs, there are other problems in a chapter 7 liquidation that would result in a substantially smaller recovery for Holders of Claims than under the Plan, including a chapter 7 trustee’s lack of background with or ability to pursue the arbitration awards. Further, distributions under the Plan probably would be made earlier than would distributions in a chapter 7 case. Distributions of the proceeds in a chapter 7 liquidation might not occur until one or more years after the completion of the liquidation in order to afford the trustee the opportunity to resolve claims and prepare for distributions. THE DEBTORS AND COMMITTEE BELIEVE THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER RECOVERY TO HOLDERS OF CLAIMS THAN SUCH HOLDERS WOULD RECEIVE IF THE DEBTORS WERE LIQUIDATED UNDER CHAPTER 7 OF THE BANKRUPTCY CODE. ARTICLE VII CERTAIN FACTORS TO BE CONSIDERED Prior to voting to accept or reject the plan, all Holders of Claims should read and carefully consider the risk factors set forth below, as well as all other information set forth or otherwise referenced in this disclosure statement. These risk factors should not, however, be regarded as constituting the only risks involved in connection with the Plan and its implementation. Additional risks and uncertainties not presently known to the Debtors or that they currently deem immaterial may also harm their Estates. 7.1 Certain Bankruptcy Law Considerations (a) Objections to the Plan and Confirmation Section 1129 of the Bankruptcy Code provides certain requirements for a chapter 11 plan to be confirmed. Parties-in-interest may object to confirmation of the Plan based on an alleged failure to fulfill these requirements or other reasons. (b) Objections to the Debtors’ Classification of Claims and Interests Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because each class of Claims and Interests encompass Claims or Interests that are substantially Page 51

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 58 of 106 similar to the other Claims or Interests in each such class. (c) Failure to Obtain Confirmation of the Plan The Debtors cannot ensure they will receive enough acceptances to confirm the Plan. But, even if the Debtors do receive enough acceptances, there can be no assurance that the Bankruptcy Court will confirm the Plan. Even if enough acceptances are received and, with respect to those Classes deemed to have rejected the Plan, the requirements for “cramdown” are met, the Bankruptcy Court, which as a court of equity may exercise substantial discretion, may choose not to confirm the Plan or may require additional solicitations or consents prior to confirming the Plan. Section 1129 of the Bankruptcy Code requires, among other things, that the value of distributions to dissenting Holders of Claims and Interests may not be less than the value such Holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Although the Debtors believe that the Plan will meet such tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion. The Debtors’ ability to propose and confirm an alternative plan is uncertain. Confirmation of any alternative plan under chapter 11 of the Bankruptcy Code would likely take significantly more time and result in delays in the ultimate distributions to the Holders of Claims. If confirmation of an alternative plan is not possible, the Debtors would likely be liquidated under chapter 7. Based upon the Debtors’ analysis, liquidation under chapter 7 would result in distributions of reduced value, if any, to Holders of Claims and Interests. (d) Failure to Consummate or Effectuate the Plan Consummation of the Plan is conditioned upon, among other things, entry of the Confirmation Order approving any transactions contemplated thereunder. As of the date of this Disclosure Statement, there can be no assurance that any or all of the foregoing conditions will be met or that the other conditions to consummation, if any, will be satisfied. Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated and effectuated and the liquidation completed. (e) Risk of Non-Occurrence of the Effective Date Although the Debtors believe that the Effective Date may occur within a reasonable time following the Confirmation Date, there can be no assurance as to such timing. (f) Claims Estimation There can be no assurance that the estimated amount of Claims is correct, and the actual Allowed amounts of Claims may differ from estimates. The estimated amounts are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the actual Allowed amounts of Claims may vary from those estimated therein. (g) Nonconsensual Confirmation In the event that any impaired class of claims or interests does not accept a chapter 11 Page 52

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 59 of 106 plan, a bankruptcy court may nevertheless confirm a plan at the proponents’ request if at least one impaired class (as defined under section 1124 of the Bankruptcy Code) has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired class(es). The Debtors believe that the Plan satisfies these requirements, and the debtors may request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion. In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased expenses relating to professional compensation. 7.2 Disclosure Statement Disclaimer (a) Information Contained in this Disclosure Statement is for Soliciting Vote The information contained in this Disclosure statement is for the purposes of soliciting acceptances of the Plan and may not be relied upon for any other purpose. (b) This Disclosure Statement Has Not Been Approved by the United States SEC This Disclosure Statement has not and will not be filed with the SEC or any state regulatory authority. Neither the SEC nor any state regulatory authority has approved or disapproved of the Securities described in the Disclosure Statement or has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained in this Disclosure Statement. (c) No Legal, Business, Accounting, or Tax Advice is Provided to You by this Disclosure Statement This Disclosure Statement is not advice to you. The contents of this Disclosure Statement should be construed as legal, business, accounting, or tax advice. Each Holder of a Claim or an Interest should consult such Holder’s own legal counsel, accountant, or other applicable advisor with regard to any legal, business, accounting, tax, and other matters concerning his or her Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation of the Plan. (d) No Admissions Made The information and statements contained in this Disclosure Statement will neither (i) constitute an admission of any fact or liability by any entity (including, without limitation, the Debtors), nor (ii) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, Liquidating Debtor, or Holders of Allowed Claims, or any other parties in interest. (e) Failure to Identify Litigation Claims or Projected Objections No reliance should be placed on the fact that a particular litigation claim or projected Page 53

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 60 of 106 objection to a particular Claim or Interest is, or is not, identified in this Disclosure Statement. The Debtors or Liquidating Debtor, as applicable, may seek to investigate, File, and prosecute Claims and Interests and may object to Claims or Interests after the Confirmation or Effective Date of the Plan irrespective of whether this Disclosure Statement identifies such Claims or Interests or objection to such Claims or Interests. (f) No Waiver or Right to Object or Right to Recover Transfers and Assets The vote by a Holder of a Claim for or against the Plan does not constitute a waiver or release of any claims, causes of action, or rights of the Debtors (or any entity, as the case may be) to object to that Holder’s Claim, or recover any preferential, fraudulent, or other voidable transfer of assets, regardless of whether any claims or causes of action of the Debtors or their respective Estates or the Reorganized Debtors are specifically or generally identified in this Disclosure Statement. (g) Information Was Provided by the Debtors and Was Relief Upon by the Debtors’ Advisors The Debtors’ advisors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although the Debtors’ advisors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not verified independently the information contained in this Disclosure Statement. (h) Potential Exists for Inaccuracies, and the Debtors Have No Duty to Update The statements contained in this Disclosure Statement are made by the Debtors as of the date of this Disclosure Statement, unless otherwise specified in this Disclosure Statement, and the delivery of this Disclosure Statement after the date of this Disclosure Statement does not imply that there has not been a change in the information set forth in this Disclosure Statement since that date. While the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court. (i) No Representations Outside of this Disclosure Statement Are Authorized No representations concerning or relating to the Debtors, the chapter 11 cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, should not be relied upon by you in arriving at your decision. You should promptly report unauthorized representations or inducements to the counsel to the Debtors and the U.S. Trustee. Page 54

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 61 of 106 7.3 Certain Tax Considerations, Risks and Uncertainties THERE ARE A NUMBER OF MATERIAL INCOME TAX CONSIDERATIONS, RISKS AND UNCERTAINTIES ASSOCIATED WITH CONSUMMATION OF THE PLAN. INTERESTED PARTIES SHOULD READ CAREFULLY THE DISCUSSION SET FORTH IN THIS DISCLOSURE STATEMENT FOR A DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES BOTH TO THE DEBTORS AND TO HOLDERS OF CLAIMS THAT ARE IMPAIRED UNDER THE PLAN. SUCH DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NEITHER TAX ADVICE NOR INTENDED TO BE RELIED UPON FOR PURPOSES OF DETERMINING THE SPECIFIC TAX CONSEQUENCES OF THE PLAN. For a more detailed summary of the terms and provisions of the Plan, see Article V—Certain U.S. Federal Income Tax Consequences of the Plan and Securities Law Considerations above. ARTICLE VIII CONCLUSION The Debtors recommend that Holders of Claims in Classes 3, 4, and 5 to vote to accept the Plan and to evidence such acceptance by returning their signed ballots so that they will be received before the Voting Deadline of January 10, 2019, at 4:00 p.m. (prevailing Eastern Time). By: /s/ James E. Fleet _________________ Name: James E. Fleet Title: Chief Restructuring Officer Page 55

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 62 of 106 EXHIBIT A – PROPOSED PLAN OF LIQUIDATION Page 56

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 63 of 106 UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK _____________________________________ -----------------------------------------------------------------x In re: : Chapter 11 : HOOPER HOLMES, INC. : Case No. 18-23302 (RDD) D/B/A PROVANT HEALTH, et al., : : (Jointly Administered) Debtors.1 : -----------------------------------------------------------------x JOINT PLAN OF LIQUIDATION OF DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE FOLEY & LARDNER LLP Richard J. Bernard 90 Park Avenue New York, New York 10016-1314 Telephone: (212) 682-7474 Facsimile: (212) 687-2329 - and - John P. Melko (admitted pro hac vice) 1000 Louisiana Street, Suite 2000 Houston, TX 77002-2099 Telephone: (713) 276-5500 Facsimile: (713) 276-5555 Counsel for the Debtors and Debtors in Possession Dated: December 14, 2018 1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Hooper Holmes, Inc. (9359); Hooper Distribution Services, LLC (6838); Hooper Wellness, LLC (6005); Accountable Health Solutions, LLC (9625); Hooper Information Services, Inc. (4927); Hooper Kit Services, LLC (8378); and Provant Health Solutions, LLC (8511). The location of the Debtors’ corporate headquarters is 560 N. Rogers Road, Olathe, KS 66286. - i -

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 64 of 106 TABLE OF CONTENTS ARTICLE I 1 ARTICLE II DEFINITIONS 1 2.1 Definitions. ................................................................................................................................ 1 ARTICLE III TREATMENT OF CERTAIN UNCLASSIFIED CLAIMS 13 3.1 Treatment of Allowed Administrative Expenses. ................................................................... 13 3.2 Treatment of Other Allowed Priority Claims. ......................................................................... 15 ARTICLE IV VOTING AND SUBSTANTIVE CONSOLIDATION 15 4.1 Voting; Presumptions. ............................................................................................................. 15 4.2 Substantive Consolidation; Merger. ........................................................................................ 15 4.3 Request for Substantive Consolidation. .................................................................................. 16 4.4 Intercompany Claims and Interests Among Debtors. .............................................................. 16 4.5 Tabulation of Votes. ................................................................................................................ 16 4.6 Reservation of Rights. ............................................................................................................. 17 ARTICLE V TREATMENT OF CLASSES OF CLAIMS AND INTERESTS 17 5.1 Treatment of Class 1 Claims (Priority Non-Tax Claims). ....................................................... 18 5.2 Treatment of Class 2 Claims (Miscellaneous Secured Claims). ............................................. 18 5.3 Treatment of Class 3 Claims (SWK Secured Claims). ............................................................ 18 5.4 Treatment of Class 4 Claims (SWK Deficiency Claims). ....................................................... 19 5.5 Treatment of Class 5 Claims (General Unsecured Claims). .................................................... 19 5.6 Treatment of Allowed Class 6 Interests. ................................................................................. 19 5.7 Treatment of Allowed Class 7 Subordinated Claims. ............................................................. 20 ARTICLE VI MEANS FOR IMPLEMENTATION OF THE PLAN INCLUDING TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES 20 6.1 Debtors’ Boards; Wind-Down and Dissolution. ..................................................................... 20 6.2 Matters Relating to the Liquidating Trust ............................................................................... 21 6.3 Execution and Ratification of Trust Agreement ...................................................................... 21 6.4 Transfer of Liquidating Trust Assets ....................................................................................... 21 6.5 Execution of Documents and Corporate Action ...................................................................... 22 6.6 Amendment of the Debtors’ Governance Documents ............................................................. 22 6.7 Termination of Hooper Holmes 401(k) Plan ........................................................................... 22 6.8 Termination of the Creditors’ Committee ............................................................................... 23 6.9 Implementation of Settlement Agreement; Rejected Contracts. ............................................. 23 6.10 Approval of Agreements. ........................................................................................................ 24 6.11 Distributions. ........................................................................................................................... 24 6.12 Cancellation and Surrender of Existing Debt Instruments, Interests and other Securities. ................................................................................................................................ 24 6.13 Release of Liens and Perfection of Liens. ............................................................................... 24 6.14 Objections. ............................................................................................................................... 25 6.15 Amendments to Claims; Claims Filed After the Confirmation Date. ..................................... 25 6.16 Reserves and Estimations. ....................................................................................................... 25 6.17 Undeliverable or Unclaimed Distributions. ............................................................................. 26 6.18 Transmittal of Distributions and Notices. ............................................................................... 26 6.19 Withholding Taxes. ................................................................................................................. 27 6.20 Retention of Rights to Pursue Causes of Action. .................................................................... 27 6.21 Allocation of Plan Distributions between Principal and Interest. ........................................... 27 6.22 Section 1146 Exemption. ........................................................................................................ 28 ARTICLE VII THE LIQUIDATING TRUST AND THE LIQUIDATING TRUSTEE 28 7.1 The Liquidating Trust .............................................................................................................. 28 - i -

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 65 of 106 7.2 Funding of Res of Trust ........................................................................................................... 28 7.3 Execution and Ratification of Trust Agreement ...................................................................... 30 7.4 The Liquidating Trustee .......................................................................................................... 30 7.5 Retention of Professionals ....................................................................................................... 30 7.6 Compensation of the Liquidating Trustee ............................................................................... 30 7.7 Liquidating Trust Expenses ..................................................................................................... 31 7.8 Liability; Indemnification ........................................................................................................ 31 7.9 Preparation of Final Tax Returns ............................................................................................ 31 7.10 Termination ............................................................................................................................. 31 7.11 Register of Liquidating Trust Interest ..................................................................................... 32 7.12 Transferability of Interests in Liquidating Trust ..................................................................... 32 7.13 Exclusive Jurisdiction of the Bankruptcy Court to Hear Matters Relating to the Liquidating Trust ..................................................................................................................... 32 ARTICLE VIII EXCULPATION 32 ARTICLE IX CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE 33 9.1 Conditions to Occurrence of the Effective Date. ..................................................................... 33 9.2 Waiver of Conditions to Occurrence of the Effective Date. .................................................... 33 ARTICLE X EFFECT OF PLAN CONFIRMATION; INJUNCTION 33 10.1 Effect of Plan Confirmation. ................................................................................................... 33 10.2 Injunction. ............................................................................................................................... 34 ARTICLE XI ADMINISTRATIVE PROVISIONS 34 11.1 Retention of Jurisdiction. ........................................................................................................ 34 11.2 Standing ................................................................................................................................... 36 11.3 Cram Down. ............................................................................................................................ 36 11.4 Modification of the Plan. ......................................................................................................... 37 11.5 Set-offs. ................................................................................................................................... 37 11.6 Compromise of Controversies. ................................................................................................ 37 11.7 Acceptance by Secretary of State. ........................................................................................... 37 11.8 Withdrawal or Revocation of the Plan. ................................................................................... 38 11.9 Successors and Assigns. .......................................................................................................... 38 11.10 Governing Law. ....................................................................................................................... 38 11.11 Notices. .................................................................................................................................... 38 11.12 No Admissions. ....................................................................................................................... 39 - ii -

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 66 of 106 ARTICLE I This Joint Plan of Liquidation (the “Plan”) is proposed by and on behalf of each Debtor under Chapter 11 of the Bankruptcy Code. Reference is made to the Disclosure Statement (the “Disclosure Statement”) accompanying the Plan for a discussion of the Debtors’ history, results of operations, historical financial information and properties, and for a summary and analysis of the Plan. Capitalized terms used but not defined herein have the meanings ascribed to them in the Bankruptcy Code or Bankruptcy Rules. Claims against, and Interests in, the Debtors will be treated as set forth herein. There may also be other agreements and documents, which will be filed with the Bankruptcy Court (as defined below), that are referenced in the Plan or the Disclosure Statement as exhibits and schedules. All such exhibits and schedules are incorporated into and are a part of the Plan as if set forth in full herein. ALL HOLDERS OF CLAIMS AGAINST OR INTERESTS IN A DEBTOR ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. ARTICLE II DEFINITIONS The following terms used herein shall have the respective meanings defined below: 2.1 Definitions. Administrative Expense means expenses against one or more of the Debtors for costs and expenses of administration pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) all fees and charges assessed against the Estates pursuant to chapter 123 of the Judicial Code, including, but not limited to, fees of the United States Trustee; and (c) Professional Fee Claims. Administrative Expense Bar Date shall have the meaning set forth in Section 3.1(d). AHS means Accountable Health Solutions, LLC. Allowed means with respect to Claims (a) any Claim against a Debtor, proof of which is timely Filed or by order of the Bankruptcy Court is not or will not be required to be Filed, (b) any Claim that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely Filed proof of Claim has been Filed, or (c) any Claim allowed pursuant to this Plan and, in each such case in (a) and (b) above, as to which either (i) no objection to the allowance thereof has been Filed within the applicable period of time fixed by Page 1 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 67 of 106 this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection is so Filed and the Claim shall have been allowed pursuant to a Final Order (but only to the extent so allowed). Ballot Deadline means the date set by the Bankruptcy Court as the last date on which Ballots may be submitted. Ballots means the form of ballot that accompanies the Plan and the Disclosure Statement upon which holders of Impaired Claims entitled to vote on the Plan may indicate their acceptance or rejection of the Plan. Bankruptcy Code means Title 11 of the United States Code, as amended from time to time, in the form applicable to these Chapter 11 Cases. Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases or such other court of competent jurisdiction as may obtain jurisdiction over the Chapter 11 Cases in the future. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under 28 U.S.C. § 2075, as amended from time to time, in the form applicable to these Chapter 11 Cases, and any local rules of the Bankruptcy Court. Bar Date(s) means the applicable deadline to File Claims in these Chapter 11 Cases, including the Administrative Expense Bar Date, the Claims Bar Date, the Professional Fee Bar Date, and the Rejection Claims Bar Date. Board means the board of directors or the board of managers of each Debtor, as applicable. Business Day means any day, excluding Saturdays, Sundays, or “legal holidays” (as defined in Bankruptcy Rule 9006(a)). Cash means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America. Cause of Action means any action, claim, cause of action, controversy, demand, right, action, lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law, or in equity or pursuant to any other theory of law. For the avoidance of doubt, “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims; (c) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any equitable remedy, including, without limitation, any claim for equitable subordination, equitable Page 2 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 68 of 106 disallowance, or unjust enrichment; (e) any claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (f) any cause of action or claim arising under any state or foreign law fraudulent transfer or similar claim. Century means Century Equity Partners, LLC and its affiliates. Century Claim means any Claim held by Century, including, but not limited to, Claims arising under the Century Note. Century Note means that certain Subordinated Promissory Note, dated May 11, 2017, by and between Century and PHS. Chapter 5 means chapter 5 of the Bankruptcy Code. Chapter 5 Causes of Action means any and all Causes of Action arising under sections 510, 544 through 551 and 553 or otherwise arising under chapter 5 of the Bankruptcy Code. Chapter 7 means chapter 7 of the Bankruptcy Code. Chapter 11 means chapter 11 of the Bankruptcy Code. Chapter 11 Cases means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all of the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court. Claim means any right to (a) payment from any Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) an equitable remedy for breach of performance if such breach gives rise to a right of payment from any Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown. Claim Objection Deadline shall have the meaning set forth in Section 6.13. Claims Bar Date means (i) the general claims bar date, which occurs on December 14, 2018, requiring creditors to File proofs of Claim in the Chapter 11 Cases and (ii) the governmental units claims bar date, which is February 25, 2019. Class means any group of substantially similar Claims or Interests classified by the Plan pursuant to § 1122. Page 3 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 69 of 106 Collateral means any property or interest in property of the Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code. Confirmation means the entry of the Confirmation Order on the docket maintained by the Bankruptcy Court with respect to the Chapter 11 Cases. Confirmation Date means the date on which the Confirmation Order is entered on the docket maintained by the Bankruptcy Court with respect to the Chapter 11 Cases. Confirmation Hearing means the combined hearing held by the Bankruptcy Court regarding approval of the Disclosure Statement and Confirmation of the Plan pursuant to sections 105(d), 1125 and 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code. Creditor means any Entity that is the holder of a Claim that arose on or before the Petition Date or a Claim of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code. Creditors’ Committee means the Official Committee of Unsecured Creditors in the Chapter 11 Cases, as appointed by the Office of the United States Trustee and reconstituted from time to time, which members are identified in the Disclosure Statement. Debtors means, collectively, Hooper Holmes, PHS, HKS, Hooper Wellness, HDS, HIS, and AHS. Deficiency Claim means with respect to a Claim that is partially secured by Collateral, the amount by which the Allowed amount of such Claim exceeds the value of the Collateral. DIP Order means the Final Order (1) Authorizing the Debtors to Obtain Postpetition Financing, Granting Senior Postpetition Security Interests and According Superpriority Administrative Expense Status Pursuant to Section 364(c) and 364(d) of the Bankruptcy Code, (2) Authorizing the Use of Cash Collateral, (3) Granting Adequate Protection, (4) Modifying the Automatic Stay, and (5) Granting Related Relief [Docket No. 156]. Disallowed means, when used with respect to a Claim or an Interest, a Claim or an Interest that has been disallowed pursuant to a Final Order. Disclosure Statement means the Disclosure Statement in Support of Joint Plan of Liquidation, including all exhibits, schedules, amendments, supplements and modifications thereto. Page 4 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 70 of 106 Disputed Claim means, in reference to a Claim or any portion thereof (a) which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or a Final Order of the Bankruptcy Court, (b) proof of which was required to be Filed by order of the Bankruptcy Court but as to which a proof of Claim was not timely or properly Filed, (c) proof of which was timely and properly Filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, (d) proof of which has been timely and properly Filed but such Claim has been designated on the proof of Claim as unliquidated, contingent, or disputed, or in zero or unknown amount and has not been resolved by written agreement of the parties or a Final Order of the Bankruptcy Court (e) that is disputed in accordance with the provisions of the Plan, or (f) as to which the Debtors or the Liquidating Trustee, as applicable, have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or is otherwise disputed by the Debtors or the Liquidating Trustee, as applicable, in accordance with applicable non-bankruptcy law including any action or proceeding pending in a non-bankruptcy forum, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; provided, however, that for purposes of determining whether a particular Claim is a Disputed Claim prior to the expiration of any period of limitation fixed for the interposition by the Debtors or the Liquidating Trustee, as applicable, of objections to the allowance of Claims, any Claim that is not an Allowed Claim shall be deemed a Disputed Claim. Disputed Claims Reserve means the reserve established by the Liquidating Trustee for the benefit of holders of Disputed Claims. Distribution means the payment or distribution under the Plan of Cash, assets, securities or instruments evidencing an obligation under the Plan or other consideration on property of any nature to any holder of an Allowed Claim. Distribution Date(s) means the date or dates, occurring on or as soon as reasonably practicable after the Effective Date, upon which Distributions are made pursuant to the terms of the Plan to holders of Allowed Claims. Effective Date means a Business Day selected by the Debtors after which all conditions to the occurrence of the Effective Date set forth in Section 9.1 have been satisfied or duly waived under Section 9.2. Entity shall have the meaning set forth in section 101(15) of the Bankruptcy Code. Estate means, as to each Debtor, the estate of a Debtor created pursuant to section 541 of the Bankruptcy Code upon the Petition Date. Estate Remaining Funds means, all remaining Estate Cash, including, but not limited to, $650,000.00 in Cash from the Sale Proceeds, which shall be transferred to the Liquidating Trust upon the Effective Date pursuant to the terms of this Plan; provided, however, the Estate Remaining Funds shall not include the SWK Collateral. Page 5 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 71 of 106 Exculpated Persons shall have the meaning set forth in Section 11.13. Executory Contracts mean executory contracts and unexpired leases (to which any Debtor is a party) as such terms are used in section 365 of the Bankruptcy Code, including any amendments, supplements, modifications or restatements thereof or thereto. Face Amount means: (a) with respect to a particular Claim, (i) if the Claim is listed in the Schedules and the holder of such Claim has not timely Filed a proof of Claim, the amount of such Claim that is listed in the Schedules as not disputed, contingent or unliquidated; or (ii) if the holder of such Claim has timely Filed a proof of Claim, the liquidated amount stated in such proof of Claim, or such amount as is determined by the Final Order of the Bankruptcy Court; (b) in the case of an Administrative Expense, the liquidated amount set forth in any application Filed with respect thereto, or the amount set forth in the Debtors’ books and records or such amount as is determined pursuant to a Final Order; or (c) in all other cases, zero or such amount as shall be fixed or estimated pursuant to a Final Order. Fee Application means an application to the Bankruptcy Court for allowance of a Professional Fee Claim pursuant to sections 328 or 330 of the Bankruptcy Code and Bankruptcy Rule 2016(a). File, Filed or Filing means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases. Final Order means an order or judgment of the Bankruptcy Court, which has not been reversed, amended, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order, shall not cause such order not to be a Final Order. General Unsecured Claim means any Claim against a Debtor that is not a Secured Claim; or (ii) an Administrative Expense, Priority Tax Claim, Priority Non-Tax Claim, a Miscellaneous Secured Claim, or a Subordinated Claim. General Unsecured Claims shall include the Century Claim in the event the Court does not sustain this Plan’s classification of the Century Claim as a Class 7A Subordinated Claim. Governance Documents means any charter, certificate of incorporation, certificate of formation, bylaws, limited liability company agreements (or any other formation and organizational documents) of the Debtors in effect as of the Petition Date, as such documents Page 6 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 72 of 106 may be amended from time to time, and any such documents put into effect subsequent to the Petition Date. Governmental Unit shall have the meaning set forth in section 101(27) of the Bankruptcy Code. HDS means Hooper Distribution Services, LLC. HIS means Hooper Information Services, Inc. HKS means Hooper Kit Services, LLC. Holder means an Entity holding a Claim or an Interest, as applicable. Hooper Holmes means Hooper Holmes, Inc. d/b/a Provant Health. Hooper Holmes 401(k) Plan means that Hooper Holmes, Inc. 401(k) Plan and Trust which was adopted effective July 1, 1982. Hooper Holmes 401(k) Plan Termination Date shall mean November 30, 2018. Hooper Wellness means Hooper Wellness, LLC Impaired means with respect to a Claim, impaired within the meaning of section 1124 of the Bankruptcy Code. Intercompany Claim means a Claim held by any Debtor against any other Debtor based on any fact, action, omission, occurrence or transaction that occurred or came into existence prior to or after the Petition Date, including without limitation, any Administrative Expenses or other account receivable, account payable, contribution claim, or Cause of Action asserted by one Debtor against another Debtor. Interest means an (a) ownership interest in a corporation, whether or not transferable or denominated “stock,” member interest, or similar security; (b) ownership interest of a limited partner in a limited partnership; (c) ownership interest of a general partner in a partnership; (d) ownership interest of a joint venture partner in a joint venture; (e) ownership interest of a member in a limited liability company; (f) ownership interest in an entity not covered by (a) through (e) above; or (g) any warrant, option, or right, contractual or otherwise, to acquire or receive the interests in (a) through (f) above. Lien means a “lien” as defined in section 101(37) of the Bankruptcy Code and, with respect to any asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. Liquidating Trust means the liquidating trust created as provided in the Plan pursuant to the Liquidating Trust Agreement for the benefit of the Liquidating Trust Beneficiaries. Page 7 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 73 of 106 Liquidating Trustee means that person/entity to be identified in the Liquidating Trust Agreement to be filed as part of the Plan Supplement, and such Person’s successors and assigns. Liquidating Trust Administrative Expenses Reserve means an amount reserved as provided in Section 6.4 of the Plan to pay any expenses of the Liquidating Trust and any Allowed Administrative Expenses, Priority Tax Claims, or Priority Non-Tax Claims in accordance with the Plan. Liquidating Trust Agreement means that certain liquidating trust agreement, dated as of the Effective Date, between the Debtors and the Liquidating Trustee in accordance with this Plan, including Article VII hereof, as the same may be amended or supplemented in accordance with the terms thereof. Liquidating Trust Assets means all property of the Estates including, without limitation, (a) all Causes of Action not otherwise released or settled in the Chapter 11 Cases or under the Plan herein, and (b) the Estate Remaining Funds. Except as otherwise prescribed by this Plan or the Liquidating Trust Agreement, the Liquidating Trust Assets shall be transferred to the Liquidating Trust by the Debtors, Holders of Claims, and Holders of Interests, or by any other Person then in possession of Liquidating Trust Assets, as applicable, on the Effective Date. Liquidating Trust Beneficiaries (each a “Liquidating Trust Beneficiary”) means all holders of Allowed General Unsecured Claims and, until such Claims are satisfied, the holders of other Allowed Claims to be paid by the Liquidating Trust under the Plan. Liquidating Trust Interests means, with respect to the Liquidating Trust, the interests created in the Liquidating Trust which entitle Liquidating Trust Beneficiaries to receive Distributions in accordance with the Liquidating Trust Agreement. Miscellaneous Secured Claim means a Secured Claim that is not a SWK Secured Claim. Person means person as defined in section 101(41) of the Bankruptcy Code. Petition Date means August 27, 2018, the date on which the Debtors commenced the Chapter 11 Cases. PHS means Provant Health Solutions, LLC. PHS 401(k) Plan means that certain Provant Health Solutions LLC 401(k) Plan and Trust, effective as of January 1, 2009. The PHS 401(k) Plan merged into the Hooper Holmes 401(k) Plan effective July 1, 2018. Plan means this Joint Chapter 11 Plan of Liquidation, dated as of December 14, 2018, including, without limitation, the annexes, exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the Confirmation Order, the provisions of the Bankruptcy Code and the terms hereof. Page 8 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 74 of 106 Plan Documents means, collectively, the documents and agreements (and the exhibits, schedules, annexes and supplements thereto) necessary to implement, or entered into in connection with, the Plan, including, without limitation, the Disclosure Statement, the Disclosure Statement Order, the Plan, the Plan Supplement(s), the Liquidating Trust Agreement, and each of the exhibits and schedules to the Plan. Plan Supplement means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, to be Filed at least seven (7) calendar days before the Confirmation Hearing, and any additional documents or schedules Filed before the Effective Date as supplements or amendments to the Plan Supplement, including, without limitation, the Liquidating Trust Agreement. Any reference to the Plan Supplement in this Plan, including, without limitation, the Liquidating Trust Agreement, shall include each of the documents identified above. The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date; provided that the Liquidating Trust Agreement may only be amended or supplemented through the Effective Date with the consent of the Creditors’ Committee. Priority Non-Tax Claim means any Claim entitled to priority in payment under section 507(a) of the Bankruptcy Code, other than an Administrative Expense or a Priority Tax Claim. Priority Tax Claim means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. Professional means any Entity employed pursuant to an order of the Bankruptcy Court in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered on or prior to the Effective Date pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code. Professional Fee Bar Date means the first business day that is sixty (60) days after the Effective Date or such other date as approved by Final Order of the Bankruptcy Court. Professional Fee Claim means a Claim of a Professional for compensation or reimbursement of expenses relating to services incurred from the Petition Date through the Effective Date. Purchase Agreement means the Amended and Restated Asset Purchase Agreement, dated as of September 25, 2018, by and among the Debtors and Summit, together with the exhibits and schedules thereto, as may be further amended, modified, supplemented and/or restated as provided therein. Ratable Proportion means, with reference to any Distribution on account of an Allowed Claim in a given Class, a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim bears to the aggregate amount of all Allowed Claims in such Class. Page 9 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 75 of 106 Rejected Contract means an Executory Contract (a) previously rejected by the Debtors by an order of the Bankruptcy Court, or (b) deemed rejected effective as of the Effective Date, or such other date as may be agreed to by the parties to the Executory Contract or as ordered by the Bankruptcy Court. Rejection Claim means any Claim arising from a Rejected Contract, including any Claim of (a) a lessor for damages resulting from the rejection of a lease of real property as any such Claim shall be calculated in accordance with section 502(b)(6) of the Bankruptcy Code, or (b) an employee for damages resulting from the rejection of an employment agreement as any such Claim shall be calculated in accordance with section 502(b)(7) of the Bankruptcy Code. A Rejection Claim shall constitute a General Unsecured Claim. Rejection Claims Bar Date means the latter of (a) the Bar Date and (b) any date the Bankruptcy Court may fix in the applicable order authorizing such rejection and, if no date is provided, 30 days from the date of entry of such order by the Bankruptcy Court. Sale Order means that Order (I) Approving Purchase Agreement and Related Transition Services Agreement among Debtors and Purchaser, (II) Authorizing Sale of Certain Debtors’ Assets Free and Clear of Liens, Claims, Interests, and Encumbrances, (III) Authorizing Assumption and Assignment of Certain Executory Contracts in Connection Therewith, and (IV) Granting Related Relief [Docket No. 188]. Sale Proceeds means the sale proceeds generated by the Sale Transaction. Sale Transaction means the sale of substantially all of the Debtors’ assets to Summit, including certain Executory Contracts that were or will be assumed and assigned to Summit, on the terms and conditions set forth in the Purchase Agreement and approved by the Sale Order. Schedules means the Schedules of Assets and Liabilities Filed by the Debtors under § 521 and Bankruptcy Rule 1007 in the Chapter 11 Cases, as amended from time to time. Secured Claim means, when referring to a Claim: (a) secured by a Lien on property in which an Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) Allowed pursuant to the Plan as a Secured Claim. Stamp or Similar Tax means any stamp tax, recording tax, conveyance fee, intangible or similar tax, mortgage tax, personal or real property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes imposed or assessed by any governmental unit. Page 10 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 76 of 106 Statement of Financial Affairs means the Statement of Financial Affairs Filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007 in the Chapter 11 Cases, as amended from time to time. Subordinated Claim means any Claim which by its terms or by order of the Bankruptcy Court is subordinated to the payment of General Unsecured Claims, including any Claim which is subordinated to the payment of another Claim pursuant to any applicable provision of the Bankruptcy Code (including section 510 thereof) or applicable non-bankruptcy law. Summit means Summit Health, Inc. SWK means SWK Funding LLC. SWK Claim means, collectively, the SWK Secured Claim and SWK Deficiency Claim. SWK Collateral means all assets of the Debtors’ estates other than Causes of Action, but shall not include funds carved out from SWK’s Liens pursuant to the Sale Order, including, without limitation, (i) $650,000 of Sale Proceeds included in the Estate Remaining Funds, and (ii) the Estate funds carved-out in each of the: (a) DIP Order, (b) budget attached to the TSA, and (c) Wind-Down Budget. SWK Deficiency Claim means any SWK Claim that is not a SWK Secured Claim. SWK Secured Claim means any SWK Claim that is a Secured Claim. TSA means the Transition Services Agreement, dated as of October 10, 2018, by and among the Debtors and Summit, attached as Exhibit B to the Sale Order. Unimpaired means a Claim that is not Impaired. Wind-Down Budget means the Hooper Holmes Wind-Down Budget attached as Exhibit D to the Sale Order. 2.2 Interpretation, Rules of Construction, Computation of Time, and Choice of Law. (a) The provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement. (b) Any term used in the Plan that is not defined in the Plan, either in this Article II or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein. Page 11 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 77 of 106 (c) Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Plan. (d) Any reference in the Plan to a contract, document, instrument, release, bylaw, certificate, indenture or other agreement being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions. (e) Any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date without limitation to the provisions set forth in this Plan. (f) Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof. (g) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. (h) All exhibits, annexes and schedules to the Plan are incorporated into and constituted a part of the Plan, and shall be deemed to be included in the Plan, regardless of when Filed. (i) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules. (j) Where applicable, references to the singular shall include the plural, and vice versa, an pronouns stated in the masculine, feminine, or neuter gender shall including the masculine, feminine, and the neuter gender. (k) Any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns. (l) Unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than a particular portion of the Plan. (m) All references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system. (n) All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided. Page 12 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 78 of 106 ARTICLE III TREATMENT OF CERTAIN UNCLASSIFIED CLAIMS In accordance with section 1123(a)(l) of the Bankruptcy Code, Administrative Expenses and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III hereof. These unclassified Claims are Unimpaired and treated as follows: 3.1 Treatment of Allowed Administrative Expenses. (a) Administrative Expenses. Subject to the deadlines set forth herein, unless otherwise agreed to by the Holder of an Allowed Administrative Expense and the Debtors or, following the Effective Date, the Liquidating Trust, each Holder of an Allowed Administrative Expense against a Debtor shall receive Cash equal to the unpaid portion of such Allowed Administrative Expense on or as soon as reasonably practicable after the later of: (i) the Effective Date; and (ii) the date on which such Administrative Expense becomes Allowed; provided, however, that, holders of Administrative Expenses pursuant to section 503(b)(9) of the Bankruptcy Code must have filed an application for such expenses by the Claims Bar Date, as provided in the Order (I) Setting Bar Dates for Submitting Proofs of Claims, (II) Approving Procedures for Submitting Proofs of Claim, and (III) Approving Notice Thereof [Docket No. 226]; and provided further, a Governmental Unit shall not be required to file a request for the payment of an Administrative Expense of the kind described in sections 503(b)(1)(B) or 503(b)(1)(C) of the Bankruptcy Code. Notwithstanding the foregoing, an Allowed Administrative Expense may be paid on such other terms and conditions as are agreed to between the Debtors or the Liquidating Trust and the holder of such Allowed Administrative Expense. (b) Professional Fee Claims. (i) Each Professional who holds or asserts an Administrative Expense that is a Professional Fee Claim shall be required to file with the Bankruptcy Court, and to serve on all parties required to receive notice, a final Fee Application on or before the Professional Fee Bar Date. The failure to timely file the Fee Application shall result in the Professional Fee Claim being forever barred and discharged. A Professional Fee Claim with respect to which a Fee Application has been properly and timely filed pursuant to this Section 3.1 shall be treated and paid only to the extent approved by order of the Bankruptcy Court. No Professional Fee Claims shall be allowed on account of any services rendered by a Professional whose retention with respect to the Chapter 11 Cases has not been approved by the Bankruptcy Court. (ii) The fees Professionals retained by the Debtors through the Effective Date shall be Allowed to the aggregate limits set forth for each Debtors’ Professional in the: (a) DIP Order, (b) budget attached to the TSA, and (c) Wind-Down Budget. Such Professional fees will not be paid from the Estate Remaining Funds; provided, however, the out- of-pocket expenses of such Debtors’ Professionals may be paid from the Estate Remaining Funds to the extent that amounts allocable to the Debtors’ Professionals from (a)-(c) above are Page 13 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 79 of 106 insufficient to pay such expenses in full. Notwithstanding the foregoing, the fees of each Professional retained by the Debtors may be Allowed in amounts greater than the budgeted amounts noted above and may be paid from the Estate Remaining Funds, in the sole discretion of the Creditors’ Committee or Liquidating Trustee, as applicable. If there are any remaining funds remaining from such amounts allocated to the Debtors’ Professionals after the payment of the Allowed fees and expenses of such Professionals, such surplus shall be treated as Estate Remaining Funds. (iii) The fees of each Professional retained by the Creditors’ Committee’s through the Effective Date shall be Allowed to the limits set forth in the: (a) DIP Order and (b) Wind-Down Budget. In addition to the foregoing, the fees of each Professional retained by the Creditors’ Committee incurred in connection with prosecution of confirmation of the Plan and any litigation pursued on behalf of the Debtors’ estates shall be Allowed notwithstanding any limits imposed by the DIP Order and Wind-Down Budget. If there are any remaining funds remaining from such amounts allocated to the Creditors’ Committee’s Professionals after the payment of Allowed fees and expenses of such Professionals, such surplus shall be treated as Estate Remaining Funds. (c) Statutory Fees. All fees payable on or before the Effective Date (i) pursuant to 28 U.S.C. § 1930, together with interest, if any, pursuant to 31 U.S.C. § 3717, and (ii) to the United States Trustee, shall be paid by the Debtors on or before the Effective Date. All such fees payable after the Effective Date shall be paid by the Liquidating Trust until the Chapter 11 Cases are closed, converted, or dismissed. (d) Administrative Expense Bar Dates. (i) Except as provided in Section 3.1(b) and (c), requests for payment of Administrative Expenses must be Filed no later than sixty (60) days after the Effective Date (the “Administrative Expense Bar Date”). Holders of Administrative Expenses that do not File such requests by the Administrative Expense Bar Date shall be forever barred from asserting such Administrative Expenses against the Debtors, the Liquidating Trust or any of their property. (ii) All Professionals asserting a Professional Fee Claim pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code for services rendered prior to the Effective Date shall File and serve on the Liquidating Trust an application for final allowance of compensation and reimbursement of expenses no later than the Professional Fee Bar Date. The Liquidating Trustee shall not be obligated to review, investigate, evaluate, analyze, or object to Professional Fee Claims relating to services rendered and expenses incurred prior to the Effective Date. To the extent allowed by the Bankruptcy Court and the terms herein, pre- Effective Date fees for services rendered and expenses incurred by Professionals will be paid by the Liquidating Trust. (iii) Any professional fees and reimbursements or expenses incurred by the Liquidating Trust subsequent to the Effective Date may be paid without application to the Page 14 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 80 of 106 Bankruptcy Court, subject to the approval of the Liquidating Trustee. These post-Effective Date fees and expenses will be paid by the Liquidating Trust. 3.2 Treatment of Other Allowed Priority Claims. (a) Allowed Priority Tax Claims. Unless otherwise agreed to by the Holder of an Allowed Priority Tax Claim and the Debtors or, following the Effective Date, the Liquidating Trust, each holder of an Allowed Priority Tax Claim shall receive on account of such Allowed Priority Tax Claim payment in full in Cash of such Allowed Priority Tax Claim on or as soon as practicable after the later of (a) the Effective Date and (b) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim. To the extent interest is required to be paid on any Allowed Priority Tax Claim, the rate of such interest shall be the rate determined under applicable non-bankruptcy law. ARTICLE IV VOTING AND SUBSTANTIVE CONSOLIDATION 4.1 Voting; Presumptions. (a) Acceptance by Impaired Classes. Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan. An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. (b) Voting Presumptions. Claims in Unimpaired Classes are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan. Claims and Interests in Classes that do not entitle the holders thereof to receive or retain any property under the Plan are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan. 4.2 Substantive Consolidation; Merger. (a) As of the Effective Date, the assets, Claims and affairs of the Debtors and their respective Estates shall be substantively consolidated into the Estate of Hooper Holmes pursuant to section 105(a) of the Bankruptcy Code for all purposes, including for purposes of voting and Distribution. As a result of the substantive consolidation, on the Effective Date, all assets and liabilities of the Debtors and their Estates shall be deemed pooled for voting and Distribution purposes. All assets and liabilities of the Debtors shall be treated as though they were merged into the Estate of Hooper Holmes. Page 15 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 81 of 106 (b) Substantive consolidation of the Debtors shall constitute the de facto merger of the other Debtors into Hooper Holmes. Substantive consolidation shall not affect distributions from any insurance policies or the proceeds of such policies. (c) In the event that the Bankruptcy Court does not order substantive consolidation, the Debtors reserve the right to seek Confirmation of the Plan as to each Debtor individually or to withdraw as to any Debtor. Subject to the requirements of section 1129 of the Bankruptcy Code, neither the inability of the Debtors to obtain Confirmation of the Plan as to any Debtor nor the election of the Debtors to withdraw the Plan as to any Debtor shall impair the Confirmation or consummation of the Plan as to any other Debtor. 4.3 Request for Substantive Consolidation. (a) Substantive Consolidation. The Plan shall serve as a motion by the Debtors seeking entry of an order by the Bankruptcy Court substantively consolidating the Debtors and their Estates, and the Confirmation Order shall constitute an order of the Bankruptcy Court approving the substantive consolidation of the Debtors and their Estates. In the event that the Bankruptcy Court substantively consolidates some but not all of the Debtors, the Debtors reserve the right to proceed with Confirmation with no or partial substantive consolidation consistent with the Bankruptcy Court’s order. 4.4 Intercompany Claims and Interests Among Debtors. (a) If Substantively Consolidated. If substantive consolidation is ordered pursuant to this Article IV, (i) no Distributions shall be made under the Plan on account of any Intercompany Claims, Administrative Expenses, or Interests between and among any of the Debtors, (ii) for all purposes associated with Confirmation, including, without limitation, for purposes of tallying acceptances and rejections of the Plan, the Estates of the Debtors shall be deemed to be one consolidated Estate of Hooper Holmes, and (iii) all guarantees of any Debtor of the obligations of any other Debtor shall be eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint and several liability of any Debtor shall be one obligation of the Debtors. (b) If Not Substantively Consolidated. If substantive consolidation is not ordered pursuant to this Article IV, there shall be no Distributions made on account of any Intercompany Claims, Administrative Expenses, or Interests between and among any of the Debtors. Pursuant to sections 1126(f) and 1126(g) of the Bankruptcy Code, holders of Intercompany Claims or Interests shall not be entitled to vote to accept or reject the Plan. 4.5 Tabulation of Votes. (a) If Substantively Consolidated. If the Debtors are substantively consolidated, the Debtors will tabulate votes on the Plan on a consolidated basis by Class for the purpose of determining whether the Plan satisfies sections 1129(a)(8) or (10) of the Bankruptcy Code, as applicable, for the consolidated Debtors. In that event, the Claims against the Debtors shall be voted in a single consolidated Class (e.g., holders of Class 5 Claims) against the Page 16 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 82 of 106 consolidated Debtors and shall be deemed to have voted in a single, consolidated class for purposes of determining whether the Plan satisfies sections 1129(a)(8) or (10) of the Bankruptcy Code, as applicable, with respect to the consolidated Debtors. (b) If Not Substantively Consolidated. If the Debtors are not substantively consolidated, the Debtors will tabulate all votes on the Plan on a non-consolidated basis by Class for the purpose of determining whether the Plan satisfies sections 1129(a)(8) or (10) of the Bankruptcy Code, as applicable, with respect to each Debtor. For each Debtor that satisfies sections 1129(a)(8) or (10) of the Bankruptcy Code, as applicable, and provided that all other requirements to Confirmation of the Plan are met, the Confirmation of this Plan as to such Debtor shall be deemed to occur by operation of the Plan. 4.6 Reservation of Rights. In the event that the Bankruptcy Court does not order substantive consolidation of the Debtors, then except as specifically set forth in the Plan: (a) nothing in the Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that one of the Debtors is subject to or liable for any Claim against any other Debtor; (b) Claims against multiple Debtors shall be treated as separate Claims with respect to each Debtor’s Estate for all purposes (including, without limitation, Distributions and voting), and such Claims shall be administered as provided in the Plan; and (c) the Debtors shall not, nor shall they be required to, resolicit votes with respect to the Plan, nor will the failure of the Bankruptcy Court to approve substantive consolidation of the Debtors alter the Distributions set forth in the Plan. In the event that the Bankruptcy Court does not order substantive consolidation, the Plan comprises a separate plan for each Debtor and the Confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately for each Debtor under the Plan. ARTICLE V TREATMENT OF CLASSES OF CLAIMS AND INTERESTS The categories of Classes, Claims and Interests listed below classify Claims and Interests (other than Administrative Expenses dealt with in Article III) in or against the Debtors for all purposes, including voting, Confirmation, and Distribution, pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. If substantive consolidation is ordered pursuant to Article IV of the Plan, each Class listed below will vote as set forth in Article IV of the Plan. If substantive consolidation is not ordered, each Class listed below shall vote as a single separate Class for each Debtor, including with respect to the Confirmation requirements under section 1129(b) of the Bankruptcy Code. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and the remaining portion of such Claim or Interest, if any, shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. Section 3.1 of the Plan deals with payment of unclassified Administrative Expenses and Priority Non-Tax Claims. Page 17 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 83 of 106 5.1 Treatment of Class 1 Claims (Priority Non-Tax Claims). (a) Class 1 shall consist of all Priority Non-Tax Claims. (b) Unless otherwise agreed by the holder of an Allowed Priority Non-Tax Claim and the Debtors or, following the Effective Date, the Liquidating Trust, on or as soon as practical after the later of (i) the Effective Date, or (ii) the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, each Holder of an Allowed Priority Non- Tax Claim shall receive, at the option of the Liquidating Trustee: (i) payment in full in Cash on the Effective Date; or (ii) other treatment rendering such Allowed Priority Non-Tax Claim Unimpaired. (c) Class 1 is Unimpaired under the Plan, and Holders of Class 1 Claims shall be deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. 5.2 Treatment of Class 2 Claims (Miscellaneous Secured Claims). (a) Class 2 shall consist of all Miscellaneous Secured Claims. (b) Unless otherwise agreed by the holder of an Allowed Priority Non-Tax Claim and the Debtors or, following the Effective Date, the Liquidating Trust, on or as soon as practical after the later of (i) the Effective Date, or (ii) the date on which such Miscellaneous Secured Claim becomes an Allowed Miscellaneous Secured Claim, each holder of an Allowed Miscellaneous Secured Claim shall receive, at the option of the Liquidating Trustee: (i) payment in full in Cash; (ii) delivery of the Collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; or (iii) other treatment rendering such Allowed Miscellaneous Secured Claim Unimpaired. (c) Class 2 is Unimpaired under the Plan, and Holders of Class 2 Claims shall be deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. 5.3 Treatment of Class 3 Claims (SWK Secured Claims). (a) Class 3 shall consist of SWK Secured Claims that are not SWK Deficiency Claims. Page 18 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 84 of 106 (b) Unless otherwise agreed to by SWK and the Debtors or, following the Effective Date, the Liquidating Trust, SWK shall become entitled to receive, on account of its Allowed SWK Secured Claim, the net proceeds of the SWK Collateral, if any, securing the SWK Secured Claim. (c) Class 3 is Impaired, and Holders of Class 3 Claims shall be entitled to vote to accept or reject the Plan. 5.4 Treatment of Class 4 Claims (SWK Deficiency Claims). (a) Class 4 shall consist of the SWK Deficiency Claim. (b) The SWK Deficiency Claim is Allowed. (c) In full and final satisfaction, settlement, release, and discharge of and in exchange for an Allowed Claim in Class 4, each Holder of an Allowed SWK Deficiency Claim shall be entitled to receive, on account of such Allowed SWK Deficiency Claim, its Ratable Proportion of Distributions from the Liquidating Trust Assets after payment in full of all Allowed Administrative Expenses, Allowed Priority Tax Claims and Allowed Claims in Classes 1, 2, and 3. Pursuant to the terms of the Sale Order, upon the Effective Date, SWK shall be deemed to assign its rights to any recovery from the Liquidating Trust to the Holders of Allowed Class 5 Claims holding Liquidating Trust Interests pursuant to this Plan on a pro rata basis. (d) Class 4 is Impaired, and Holders of Class 4 Claims shall be entitled to vote to accept or reject the Plan. 5.5 Treatment of Class 5 Claims (General Unsecured Claims). (a) Class 5 shall consist of all General Unsecured Claims. (b) Unless otherwise agreed by the Holder of an Allowed General Unsecured Claim and the Debtors or, following the Effective Date, the Liquidating Trust, each Holder of an Allowed General Unsecured Claim shall become entitled to receive, on account of such Allowed General Unsecured Claim, its Ratable Proportion of Distributions from the Liquidating Trust Assets after payment in full of all Allowed Administrative Expenses, Allowed Priority Tax Claims and Allowed Claims in Classes 1, 2, and 3. (c) Class 5 is Impaired under the Plan, and Holders of Class 5 General Unsecured Claims shall be entitled to vote to accept or reject the Plan. 5.6 Treatment of Allowed Class 6 Interests. (a) The Holders of Interests shall receive no Distributions of any kind under the Plan in respect of those Interests. The Interests in each of the Debtors shall be deemed cancelled and extinguished on the Effective Date. Page 19 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 85 of 106 (b) Class 6 is Impaired under the Plan, and Holders of Class 6 Interests shall be deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. 5.7 Treatment of Allowed Class 7 Subordinated Claims. (a) Class 7A Subordinated Claims (Century Claims) (i) Class 7A shall consist of all Century Claims. (ii) The Holders of Class 7A Claims shall receive no Distributions of any kind under the Plan in respect of those Class 7A Claims. (iii) Class 7A is Impaired under the Plan, and Holders of Class 7A Claims shall be deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. (iv) In the event the Court does not sustain this Plan’s classification of the Century Claims as a Class 7A Subordinated Claim, the Debtors will classify the Century Claims as a Class 5 General Unsecured Claim. The Debtors will deliver a provisional ballot to Holders of Class 7A Claims to vote to accept or reject the Plan. Such provisional ballot will only be tabulated and counted as a Class 5 General Unsecured Claim in the event the Court does not sustain this Plan’s classification of the Century Claims as a Class 7A Subordinated Claim. (b) Class 7B Subordinated Claims (Other Subordinated Claims) (i) Class 7B shall consist of all other Claims subject to subordination. (ii) The Holders of Class 7B Claims shall receive no Distributions of any kind under the Plan in respect of those Class 7B Claims. (iii) Class 7B is Impaired under the Plan, and Holders of Class 7B Claims shall be deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. ARTICLE VI MEANS FOR IMPLEMENTATION OF THE PLAN INCLUDING TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES In addition to the provisions set forth elsewhere in this Plan, the following shall constitute the means for implementation of this Plan. 6.1 Debtors’ Boards; Wind-Down and Dissolution. The members of the Boards existing immediately prior to the Effective Date shall be deemed to have resigned from their position as a member of the Boards as of the Effective Date. As soon as practicable after the Effective Date, the Liquidating Trustee shall dissolve the Debtors under applicable non- Page 20 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 86 of 106 bankruptcy law. Upon the Effective Date, all Securities of and equity Interests in the Debtors shall be fully, finally and irrevocably cancelled for no consideration, and its business shall be wound up without any further action by its former or existing shareholders, officers, employers or directors and the Liquidating Trustee is authorized on behalf of the Debtors, to make, execute, acknowledge and file all necessary or appropriate certificates or other documents with the appropriate governmental unit or agency and take any other action necessary or appropriate to effect such dissolution and wind-up the Debtors and to withdraw the Debtors from qualification in any state where it is qualified to do business, including without limitation the execution and filing of certifications of dissolution and payment of any associated filing fees and state taxes and the filing of any tax returns deemed necessary or appropriate (and the payment of related taxes) on behalf of the Debtors. In this regard, the notices of the filing of these Chapter 11 Cases and this Plan to creditors, the opportunity provided to creditors to file proofs of claims in these bankruptcy Chapter 11 Cases and the provisions for payments to creditors provided under this Plan shall be deemed to constitute and effectuate the dissolution and winding-up of the Debtors’ business as contemplated under applicable non-bankruptcy law for dissolved corporations without any further action or notice by (i) the Debtors, their former or existing shareholders, officers, directors, representatives or employees, or (ii) the Liquidating Trustee. All applicable regulatory or governmental units or agencies shall accept any such certificates or other documents filed by the Liquidating Trustee and shall take all steps necessary or appropriate to allow and effect the prompt dissolution and/or winding-up of the Debtors as herein provided. 6.2 Matters Relating to the Liquidating Trust The Liquidating Trust shall be created and become effective on the Plan Effective Date and governance of the Liquidating Trust shall be pursuant to the Liquidating Trust Agreement and this Plan. 6.3 Execution and Ratification of Trust Agreement The Liquidating Trust Agreement, once executed by all necessary parties thereto, shall be deemed to have been ratified by each holder of a Claim and such Holders shall be bound by the terms of the Liquidating Trust Agreement. 6.4 Transfer of Liquidating Trust Assets (a) All property of the Estates constituting the Liquidating Trust Assets shall be conveyed and transferred by the Debtors to the Liquidating Trust on the Effective Date, free and clear of all rights, interests, Claims, Liens and encumbrances, without the need for any Person to take any further action or obtain any approval, and the Liquidating Trust shall be authorized as the representative of the Estates to pursue such Causes of Action; and each Holder of an Allowed Claim or Interest shall contribute to the Liquidating Trust their interests in the Causes of Action, and the Liquidating Trust shall be authorized as the representative of the Estates to pursue such Causes of Action. For the avoidance of doubt, the Causes of Action transferred to the Liquidating Trust shall not include those Chapter 5 Causes of Action expressly released or compromised as part of or pursuant to the Plan, the Confirmation Order, the Sale Page 21 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 87 of 106 Order, or other order of the Bankruptcy Court. The proceeds of the Liquidating Trust Assets shall be distributed to Holders of Allowed Claims as set forth in the Plan and the Liquidating Trust Agreement. (b) Liquidating Trust Administrative Expenses Reserve. The Liquidating Trustee shall establish the Liquidating Trust Administrative Expenses Reserve in an amount, with adjustment from time to time, in the Liquidating Trustee’s discretion. If not all of the Liquidating Trust Administrative Expenses Reserve is utilized, any unused portions of the Liquidating Trust Administrative Expenses Reserve shall be distributed to the Liquidating Trust Beneficiaries in accordance with the terms of the Plan and the Liquidating Trust Agreement. 6.5 Execution of Documents and Corporate Action The Debtors shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan on the Effective Date (or as soon as reasonably practicable thereafter). The Liquidating Trustee, or the respective designees of the Debtors, are authorized (i) to execute on behalf of the Debtors, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or on the Effective Date that may be necessary to consummate the Plan, and (ii) to undertake any other action on behalf of the Debtors to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of any Debtors will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtors. 6.6 Amendment of the Debtors’ Governance Documents The Debtors’ articles of incorporation and bylaws (or analogous governance documents) shall, to the extent required under section 1123(a)(6) of the Bankruptcy Code, be amended consistent with the Plan and all necessary action shall be taken by the Debtors or Liquidating Trustee, as applicable, to provide for such provisions, terms, and conditions necessary to comply, conform with, and implement the terms, conditions, and requirements of the Plan, without the need for further action by the members, shareholders or directors of the Debtors. 6.7 Termination of Hooper Holmes 401(k) Plan Effective November 30, 2018, the Hooper Holmes 401(k) Plan shall be terminated in accordance with the operating documents governing the Hooper Holmes 401(k) Plan. Upon the Hooper Holmes 401(k) Plan Termination Date, all contributions to the Hooper Holmes 401(k) Plan, to the extent not previously discontinued, shall cease with respect to Hooper Holmes 401(k) Plan participant compensation earned on or after November 30, 2018. All Hooper Holmes 401(k) Plan participant accounts shall be payable to the Hooper Holmes 401(k) Plan participants as soon as practicable pursuant to such terms and conditions in the operating documents governing the Hooper Holmes 401(k) Plan that were effective immediately prior to the Hooper Holmes 401(k) Plan Termination Date. The Debtors and the Liquidating Trustee, Page 22 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 88 of 106 upon the Effective Date, shall perform all necessary actions to wind-down the Hooper Holmes 401(k) Plan, including, but not limited to, retaining professionals to audit the Hooper Holmes 401(k) Plan and the PHS 401(k) Plan for applicable years, filing all necessary forms and reports with the appropriate Governmental Unit, and executing such documents necessary for the termination and wind-down of the Hooper Holmes 401(k) Plan. Such expenses related to the wind-down of the Hooper Holmes 401(k) Plan will be payable from the assets of the Hooper Holmes 401(k) Plan. 6.8 Termination of the Creditors’ Committee Upon the Effective Date, the Creditors’ Committee shall dissolve, and their members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Chapter 11 Cases. The retention and employment of the Professionals retained by the Creditors’ Committee shall terminate as of the Effective Date, subject to the filing and prosecution of their Professional Fee Claims. The Creditors’ Committee Professionals may be retained by the Liquidating Trust. 6.9 Implementation of Settlement Agreement; Rejected Contracts. (a) Treatment of Rejected Contracts. All Executory Contracts (other than those previously rejected pursuant to an order of the Bankruptcy Court or assumed by the Debtors and assigned to Summit pursuant to the Sale Order) shall be deemed rejected on the Effective Date or such other date as may be agreed to by the Debtors and the counterparties thereto or ordered by the Bankruptcy Court, and the Debtors and respective counterparties shall be relieved of any further obligation to perform under such agreements. Rejected Contract counterparties who do not oppose this proposed treatment by opposing confirmation of the Plan by Filing and serving a written objection with the Bankruptcy Court in accordance with the Bankruptcy Code, Bankruptcy Rules and local rules and/or orders of the Bankruptcy Court shall be deemed to have consented to rejection of such Executory Contract. (b) Approval of Rejections. This Plan shall constitute a request pursuant to sections 1123(b)(2) and 365(a) of the Bankruptcy Code for the approval of the rejection by the Debtors of all Executory Contracts that have not otherwise been rejected or assumed and assigned by order of the Court. The Confirmation Order shall, except as otherwise provided therein, constitute an order of the Bankruptcy Court approving such rejection. (c) Bar Date for Rejection Damages. If the rejection of a Rejected Contract gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be classified as a Class 5 General Unsecured Claim; provided, however, that any Claim arising from the rejection of a Rejected Contract pursuant to this Section 6.8 herein shall be forever barred and shall not be enforceable against the Debtors, the Liquidating Trust, their affiliates, their successors, estates, or their properties, unless a proof of Claim is Filed and served on the Debtors or the Liquidating Trust, as applicable, by the Rejection Claims Bar Date. Page 23 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 89 of 106 6.10 Approval of Agreements. The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan Documents, Liquidating Trust Agreement, and all transactions contemplated by this Plan. Entry of the Confirmation Order shall constitute approval of the Plan Documents and such transactions and authorization for the Debtors to execute and deliver each of the Plan Documents. 6.11 Distributions. (a) The Liquidating Trust shall make Distributions, as applicable, to the holders of Allowed Claims on the terms set forth in Articles III-VI of the Plan and the Liquidating Trust Agreement. (b) The Liquidating Trustee shall not be required to make any interim Distributions in an amount less than $100.00; provided that any such payments shall be withheld until the final Distribution. Notwithstanding anything herein to the contrary, the Liquidating Trustee shall not be required to make any final Distributions in an amount less than $25.00. (c) At the election of the Liquidating Trust, any Cash payment to be made pursuant to this Plan may be made by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law. (d) If, immediately prior to the dissolution of the Liquidating Trust, there remains an undistributable balance, such remaining funds shall be donated to a charity at the discretion of the Liquidating Trustee. 6.12 Cancellation and Surrender of Existing Debt Instruments, Interests and other Securities. Upon the Effective Date, all funded debt instruments, the Interests and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Debtors to issue, transfer, or sell any Interest, shall be canceled and the holders thereof shall have no rights by reason thereof, and such instruments shall evidence no rights, except the right to receive the Distributions, if any, to be made to holders of such instruments under this Plan. 6.13 Release of Liens and Perfection of Liens. Except as otherwise provided in the Plan, any Plan Document or the Confirmation Order, each holder of a Miscellaneous Secured Claim Lien or any other Secured Claim Lien or judgment Lien shall be deemed to release such Liens and shall execute such documents and instruments as the Debtors or Liquidating Trustee reasonably requests to evidence such Claim holder’s release of such property or Lien. Page 24 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 90 of 106 On or prior to the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Liquidating Trustee, as applicable, may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan. 6.14 Objections. Objections, if any, to the allowance of Claims (excluding objections to the allowance of Administrative Expenses), other than Claims that have been previously Allowed or are Allowed pursuant to this Plan may be Filed by the Liquidating Trust at any time on or before the Claim Objection Deadline. The “Claim Objection Deadline” shall be the latest of (a) 120 days after the Effective Date, (b) thirty (30) days after the Filing of the proof of such Claim to which the objection is directed, or (c) such other date as may be extended by order of the Bankruptcy Court (the application for which may be made on an ex parte basis). Any such objection shall be filed and served in accordance with the Bankruptcy Code, the Bankruptcy Rules and the local rules of the Bankruptcy Court. 6.15 Amendments to Claims; Claims Filed After the Confirmation Date. Except as otherwise provided in this Plan or an order of the Bankruptcy Court, after the Confirmation Date, no proof of Claim may be Filed or amended except to decrease the Face Amount thereof of such Claim. Unless otherwise provided for herein or order of the Bankruptcy Court, any new or amended Claim Filed after the Confirmation Date shall be deemed Disallowed in full and expunged without any action by the Debtors or the Liquidating Trust. 6.16 Reserves and Estimations. (a) Disputed Claims Reserve. (i) In determining the amount of Distributions to be made under the Plan to the holders of Allowed Claims, the Liquidating Trustee shall establish the Disputed Claims Reserve. The Liquidating Trustee shall distribute to and maintain Cash in the Disputed Claims Reserve that would otherwise be distributable to holders of Disputed Claims, assuming such Disputed Claims would be Allowed in the Face Amount of such Claims. Disputed Claims rendered duplicative as a result of the consolidation of the Debtors shall only be counted once for purposes of establishing the amount of the Disputed Claims Reserve. (ii) In determining the Face Amount of Disputed Claims in accordance with the Plan, the Liquidating Trustee may rely on the Debtors’ estimates as to Disputed Claims and will have no liability therefor in the absence of bad faith or gross negligence. As Disputed Claims are resolved, the Liquidating Trustee shall make adjustments to the Disputed Claims Reserve. Except as otherwise agreed by the relevant parties, the Liquidating Trustee shall not be required to (a) make any partial payments or partial distributions on account of a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order or (b) make any distributions on account of an Allowed Claim of any Liquidating Page 25 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 91 of 106 Trust Beneficiary that holds both an Allowed Claim and a Disputed Claim, unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order. (b) Claim Estimates. Upon a request for estimation by the Debtors or the Liquidating Trust, the Bankruptcy Court will determine what amount of Cash from the initial and subsequent Distributions is sufficient to reserve on account of any Disputed Claim not otherwise treated in the Plan, pursuant to section 502 of the Bankruptcy Code or other applicable law, in which event the amount so determined will be deemed the Allowed amount of such Disputed Claim for purposes of this Plan, or, in lieu thereof, the Bankruptcy Court will determine the maximum amount for such Disputed Claim, which amount will be the maximum amount in which such Claim may ultimately be Allowed, if such Claim is Allowed in whole or in part. If the Debtors or the Liquidating Trust elect not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Debtors or the Liquidating Trust, as applicable, will reserve Cash based on the Face Amount of such Claim until the Claim is Allowed by an order of the Bankruptcy Court, at which time the reserve amount pending a Final Order may be the amount so Allowed. 6.17 Undeliverable or Unclaimed Distributions. (a) If a holder of an Allowed Claim fails to negotiate a check issued to such holder pursuant to this Plan within one hundred twenty (120) days of the date such check was forwarded to such holder, the Liquidating Trust shall issue a “stop payment order” for that non- negotiated check. The amount attributable to that non-negotiated check shall be deemed vested in the Liquidating Trust, and the payee of such check and holder of such Claim shall be deemed to have no further Claim and will not participate in any further Distributions under this Plan. (b) If a Distribution under this Plan to any holder of an Allowed Claim is returned to the Liquidating Trust due to an incorrect address and such holder does not present itself within one hundred twenty (120) days of the date such check was forwarded to said holder (if the Liquidating Trustee with reasonable diligence can identify a correct address), the amount of Cash attributable to such check will be deemed vested in the Liquidating Trust, and the payee of such check and holder of such Claim shall be deemed to have no further Claim and will not participate in any further Distributions under this Plan 6.18 Transmittal of Distributions and Notices. (a) Any property or notice other than Cash Distributions which an Entity is or becomes entitled to receive pursuant to the Plan shall be delivered by regular mail, postage prepaid, in an envelope addressed to that Entity at the address indicated on any notice of appearance Filed by that Entity or his authorized agent prior to the Effective Date. If no notice of appearance has been Filed, notice shall be sent to the address indicated on a properly Filed proof of Claim or, absent such a proof of Claim, the address that is listed on the Schedules for that Entity. The date of Distribution shall be the date of mailing, and property distributed in Page 26 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 92 of 106 accordance with this Section shall be deemed delivered to such Entity regardless of whether such property is actually received by that Entity. (b) A holder of a Claim or Interest may designate a different address for notices and Distributions by notifying the Liquidating Trustee of that address in writing. The new address shall be effective upon receipt by the Liquidating Trustee. 6.19 Withholding Taxes. Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions hereunder. All Entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes. Notwithstanding any provision herein to the contrary, the Debtors and the Liquidating Trustee, as applicable, shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, and establishing any other mechanisms they believe are reasonable and appropriate to comply with such requirements. The Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. 6.20 Retention of Rights to Pursue Causes of Action. Pursuant to § 1123(b)(3), the Liquidating Trust (as successor to the Debtors’ Estates) shall retain and have the exclusive right to enforce against any Entity any and all Causes of Action of the Debtors or their Estates (including, without limitation, all Chapter 5 Causes of Action) that arose before the Effective Date, including all Causes of Action of a trustee and a debtor in possession under the Bankruptcy Code; and each Holder of an Allowed Claim or Interest shall contribute to the Liquidating Trust their interests in the Causes of Action, and the Liquidating Trust shall be authorized as the representative of the Estates to pursue such Causes of Action. For the avoidance of doubt, the Causes of Action shall not include those Chapter 5 Causes of Action expressly released or compromised as part of or pursuant to the Plan, the Confirmation Order, the Sale Order, or other order of the Bankruptcy Court. The Causes of Action retained by the Liquidating Trust include, without limitation, all Causes of Action listed on Exhibit B to the Disclosure Statement. 6.21 Allocation of Plan Distributions between Principal and Interest. For distributions in respect of Allowed Claims, to the extent that any such Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for U.S. federal income tax purposes) of the Claim first, and then to accrued but unpaid interest. Page 27 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 93 of 106 6.22 Section 1146 Exemption. Pursuant to, and to the fullest extent permitted by, section 1146 of the Bankruptcy Code, any transfers of property to, in contemplation of, or in connection with, the Plan, including the recording of any amendments to such transfers, or any new mortgages or liens placed on the property in connection with such transfers, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer, mortgage recording tax, or other similar tax, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers or property without the payment of any such tax, recordation fee, or governmental assessment. ARTICLE VII THE LIQUIDATING TRUST AND THE LIQUIDATING TRUSTEE 7.1 The Liquidating Trust (a) The Liquidating Trust, duly organized under the laws of the State of New York, is created for the primary purpose of liquidating the Liquidating Trust Assets. To the extent permitted by applicable law, the Liquidating Trust shall be structured to qualify as a “liquidating trust” under Treasury Regulation Section 301.7701-4(d) and in compliance with Revenue Procedure 94-45. Thus, the Liquidating Trust shall be structured as a “grantor trust” within the meaning of Sections 671 through 679 of the Internal Revenue Code of 1986, as amended. The Liquidating Trust shall not continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust. Accordingly, the beneficiaries of the Liquidating Trust, who will be treated as the grantors and deemed owners for federal income tax purposes, are the Holders of Allowed Claims in Classes 1, 2, 3, and 5. The Liquidating Trustee shall file federal income tax returns for the Liquidating Trust as a grantor trust pursuant to Section 671 of the Internal Revenue Code of 1986, as amended, and the Treasury Tax Regulations promulgated thereunder. (b) The parties shall not take any position on their respective tax returns or with respect to any other matter related to taxes that is inconsistent with treating the Liquidating Trust as a “liquidating trust” within the meaning of Treasury Regulation Section 301.7701-4(d), unless any party receives definitive guidance to the contrary from the Internal Revenue Service. 7.2 Funding of Res of Trust (a) To fund the Liquidating Trust, all of the Liquidating Trust Assets shall be transferred and assigned to the Liquidating Trust, and the Liquidating Trust shall be in possession of, and have title to, all the Liquidating Trust Assets, as of the Effective Date. The Liquidating Trustee, as trustee of the Liquidating Trust, shall be substituted as the plaintiff, defendant, or other party in all lawsuits regarding Causes of Action pending in which any of the Debtors or the Creditors’ Committee is the plaintiff as of the Effective Date. The conveyances of all Liquidating Trust Assets shall be accomplished pursuant to this Plan and the Confirmation Page 28 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 94 of 106 Order and shall be effective upon the Effective Date. The conveyance of the Liquidating Trust Assets to the Liquidating Trust shall be free and clear of all Liens, Claims or other encumbrances. Upon the Effective Date, the Liquidating Trust shall also be deemed to have taken (a) an assignment of all Causes of Action against third parties for obligations or claims existing on or created by virtue of the Effective Date, unless expressly released in this Plan, and (b) an assignment, bill of sale, deed and/or release covering all other Liquidating Trust Assets to the extent necessary to effect the transfer and assignment of such Liquidating Trust Assets. The Liquidating Trustee may present such orders to the Bankruptcy Court as may be necessary to require third parties to accept and acknowledge such conveyance to the Liquidating Trust. Such Orders may be presented without further notice other than as has been given in this Plan. (b) For all federal and applicable state and local income tax purposes, all Persons (including, without limitation, the Debtors, the Liquidating Trustee and the Liquidating Trust Beneficiaries) will treat the transfer and assignment of the Liquidating Trust Assets to the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries as (a) a transfer of the Liquidating Trust Assets directly to the Liquidating Trust Beneficiaries followed by (b) the transfer of the Liquidating Trust Assets by the Liquidating Trust Beneficiaries to the Liquidating Trust. The Liquidating Trust will be treated as a grantor trust for federal tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. The Liquidating Trust Beneficiaries will be treated as the grantors and deemed owners of their allocable portion of the Liquidating Trust Assets for the federal income tax purposes. The fair market value of the portion of the Liquidating Trust Assets that is treated for U.S. federal income tax purposes as having been transferred to each Liquidating Trust Beneficiary, as described in the preceding paragraph, will be determined by the Liquidating Trustee, and all parties (including, without limitation, the Liquidating Trustee and the Liquidating Trust Beneficiaries) must utilize such fair market values determined by the Liquidating Trustee for federal and applicable state and local income tax purposes. (c) The Liquidating Trust’s taxable income, gain, loss, deduction or credit will be allocated to the Liquidating Trust Beneficiaries in accordance with their relative beneficial interests in the Liquidating Trust on a current basis during the applicable taxable period. Such allocation will be binding on all parties for federal and applicable state and local income tax purposes, and the parties will be responsible for the payment of any federal, state and local income tax due on the income and gain so allocated to them. (d) The Liquidating Trustee may establish a reserve on account of Disputed claims. The Liquidating Trustee may, for U.S. federal income tax purposes (and, to the extent permitted by law, for state and local income tax purposes), (i) make an election pursuant to Treasury Regulation Section 1.468B-9 to treat such reserve as a “disputed ownership fund” within the meaning of that section; (ii) allocate taxable income or loss to such reserve, with respect to any given taxable year (but only for the portion of the taxable year with respect to which such Claims are Disputed); and (iii) distribute assets from such reserve as, when, and to the extent such Claims that are Disputed cease to be Disputed, whether by virtue of becoming Allowed or otherwise resolved. The Liquidating Trust Beneficiaries shall be bound by such election, if made by the trustee, and, as such, shall, for U.S. federal income tax purposes (and, to Page 29 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 95 of 106 the extent permitted by law) for state and local income tax purposes), report consistently therewith. 7.3 Execution and Ratification of Trust Agreement The Liquidating Trust Agreement shall be deemed to have ratified by each Holder of Allowed Claims in Classes 1, 2, 3, and 5 and such Holders shall and become bound by the terms of the Liquidating Trust Agreement. 7.4 The Liquidating Trustee The Liquidating Trustee shall retain and have all the rights, powers and duties necessary to carry out his or her responsibilities under this Plan and the Liquidating Trust Agreement, and as otherwise provided in the Confirmation Order. The Liquidating Trustee shall be the exclusive trustee of the Liquidating Trust Assets for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to Bankruptcy Code § 1123(b)(3)(B). Matters relating to the appointment, removal and resignation of the Liquidating Trustee and the appointment of any successor Liquidating Trustee shall be set forth in the Liquidating Trust Agreement, provided that the at any time upon the request of a party-in- interest through a motion filed in the Court, the Court may remove the Liquidating Trustee, including any successor Liquidating Trustee for cause (as defined in the Liquidating Trust Agreement). The Liquidating Trustee shall be required to perform his or her duties as set forth in this Plan and the Liquidating Trust Agreement. 7.5 Retention of Professionals The Liquidating Trustee shall have the right to retain the services of attorneys, accountants, and other professionals that, in the discretion of the Liquidating Trustee, are necessary to assist the Liquidating Trustee in the performance of his or her duties, in accordance with the Plan, the Liquidating Trust Agreement, and the Confirmation Order. The payment of the reasonable fees and expenses of the Liquidating Trustee’s retained professionals shall be made in the ordinary course of business, first, from the Liquidating Trust Administrative Expenses Reserve and, second, from the Liquidating Trust Assets, and shall not be subject to the approval of the Bankruptcy Court. Professionals of, among others, the Creditors’ Committee and the Debtors, shall be eligible for retention by the Liquidating Trustee, and former employees of the Debtors shall be eligible for retention by the Liquidating Trustee. 7.6 Compensation of the Liquidating Trustee The Liquidating Trustee’s compensation, on a post-Effective Date basis, shall be as provided in the Liquidating Trust Agreement. The payment of the fees of the Liquidating Trustee shall be made by the Liquidating Trust, first, from the Liquidating Trust Administrative Expenses Reserve and, second, from the Liquidating Trust Assets. Page 30 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 96 of 106 7.7 Liquidating Trust Expenses Subject to the provisions of the Liquidating Trust Agreement, all costs, expenses and obligations incurred by the Liquidating Trustee in administering this Plan, the Liquidating Trust, or in any manner connected, incidental or related thereto, in effecting distributions from the Liquidating Trust thereunder (including the reimbursement of reasonable expenses) shall be a charge against the Liquidating Trust Administrative Expenses Reserve remaining from time to time in the hands of the Liquidating Trustee and second, from the Liquidating Trust Assets. Such expenses shall be paid as they are incurred without the need for Bankruptcy Court approval. 7.8 Liability; Indemnification The Liquidating Trustee shall not be liable for any act or omission taken or omitted to be taken in his or her capacity as the Liquidating Trustee, other than acts or omissions resulting from such Person’s willful misconduct, gross negligence or fraud. The Liquidating Trustee may, in connection with the performance of his or her functions, and in his or her sole absolute discretion, consult with attorneys, accountants and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such professionals. Notwithstanding such authority, the Liquidating Trustee shall be under no obligation to consult with attorneys, accountants or his or her agents, and his or her determination to not do so should not result in imposition of liability on the Liquidating Trustee unless such determination is based on willful misconduct, gross negligence or fraud. The Liquidating Trust shall indemnify and hold harmless the Liquidating Trustee and his or her agents, representatives, professionals, and employees from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys’ fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidating Trust or the implementation or administration of this Plan; provided, however, that no such indemnification will be made to such Persons for such actions or omissions as a result of willful misconduct, gross negligence or fraud. 7.9 Preparation of Final Tax Returns The Liquidating Trustee shall be responsible for preparing and filing all tax returns required to be filed by any of the Debtors. 7.10 Termination The Liquidating Trust shall terminate on the earliest of the following dates: (a) the date that all of the Liquidating Trust Assets have been liquidated and the proceeds distributed to the Liquidating Trust Beneficiaries as provided in the Plan and the Liquidating Trust Agreement; (b) the date that the Bankruptcy Court or another court of competent jurisdiction enters a final order authorizing the termination of such Liquidating Trust; or Page 31 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 97 of 106 (c) three (3) years after the Effective Date. Notwithstanding the foregoing, in the event the Liquidating Trustee shall have been unable, after reasonable efforts, to liquidate or otherwise dispose of the assets of the Liquidating Trust within the initial three (3) year term after the Effective Date, then the Liquidating Trustee shall have the right, upon the approval of the Liquidating Trust Advisory Committee, to extend the term of such Liquidating Trust, subject to the Bankruptcy Court entering an order approving such extension no later than six (6) months from the beginning of each such extended term, for successive three (3) year renewal terms until the assets of such Liquidating Trust have been sold or otherwise disposed of in fulfillment of the purpose of such Liquidating Trust. The term of the Liquidating Trust shall in no event exceed fifteen (15) years after the Effective Date. 7.11 Register of Liquidating Trust Interest The Liquidating Trust will not issue certificates or other instruments as evidence of ownership of beneficial interests in the Liquidating Trust. The Liquidating Trustee shall maintain a registry of the beneficial interests in the Liquidating Trust. 7.12 Transferability of Interests in Liquidating Trust In accordance with the terms of the Liquidating Trust, the Liquidating Trust Interests shall be uncertificated and shall be non-transferable except upon death or by operation of law. Holders of Liquidating Trust Interests shall have no voting rights with respect to such Liquidating Trust Interests. 7.13 Exclusive Jurisdiction of the Bankruptcy Court to Hear Matters Relating to the Liquidating Trust Notwithstanding anything to the contrary herein, the Liquidating Trust Beneficiaries are deemed to irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court with respect to any action or proceeding arising out of or relating to the Liquidating Trust, the Liquidating Trustee and the Liquidating Trust Agreement and is further deemed to unconditionally waive any right to a trial by jury in any such action or proceeding. ARTICLE VIII EXCULPATION Notwithstanding anything to the contrary herein, the post-petition officers and directors of the Debtors, the Debtors’ Professionals, the Creditors’ Committee, the members of the Creditors’ Committee and the Creditors’ Committee’s Professionals shall not have or incur any liability to any holder of a Claim or Interest for any act, event, or omission in connection with, or arising out of, the Chapter 11 Cases, formulating, negotiating, soliciting, preparing, disseminating, confirming, or implementing the Plan, consummating the Plan, or the administration of the Plan or the property to be distributed under the Plan; provided, however, that no such party shall be released from any act or omission that constitutes fraud, gross negligence, intentional breach of fiduciary duty, Page 32 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 98 of 106 willful misconduct or any criminal act, as determined by a Final Order, and nothing in the Plan shall limit the liability of professionals to their clients under applicable state or federal laws or rules regulating the conduct of such Professionals, including, without limitation, N.Y. Comp. Codes R. & Regs. tit. 22 Section 1200.8 Rule 1.8(h)(1) (2009). ARTICLE IX CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE 9.1 Conditions to Occurrence of the Effective Date. For each Debtor, the following are conditions precedent to the occurrence of the Effective Date: (a) The Confirmation Order shall have been entered in form and substance satisfactory to the Debtors and the Creditors’ Committee and, unless waived pursuant to Section 9.2, shall have become a Final Order. (b) All authorizations, consents and regulatory approvals required, if any, in connection with the Plan’s effectiveness shall have been obtained. (c) The Debtors and the Creditors’ Committee shall have approved each of the Plan Documents, and such Plan Documents shall have been executed in accordance with their terms. (d) The Liquidating Trust Agreement shall have been executed and the Liquidating Trust shall have been formed; 9.2 Waiver of Conditions to Occurrence of the Effective Date. The Debtors may waive one or more of the conditions to the occurrence of the Effective Date with the consent of the Creditors’ Committee. ARTICLE X EFFECT OF PLAN CONFIRMATION; INJUNCTION 10.1 Effect of Plan Confirmation. Upon Confirmation and pursuant to section 1141(a) of the Bankruptcy Code, the provisions of the Plan shall bind the Debtors, the Creditors’ Committee, and all Holders of Claims and Interests, including their successors and assigns, whether or not they vote to accept or reject the Plan. The Claims and Distributions under the Plan are in full and complete settlement of all Claims and Interests. Page 33 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 99 of 106 10.2 Injunction. Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to the Plan, discharged pursuant to the Plan, or are subject to exculpation pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, Liquidating Debtor, and the parties entitled to exculpation pursuant to Article VIII of the Plan: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgement, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has either (i) timely filed a proof of Claim asserting a right of setoff or recoupment, or (ii) timely asserted such setoff or recoupment right in a document filed with the Bankruptcy Court explicitly preserving such setoff or recoupment, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity assets, has, or intends to preserve any right of setoff or recoupment pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan or any other order of the Bankruptcy Court. ARTICLE XI ADMINISTRATIVE PROVISIONS 11.1 Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes: (a) to determine (i) any Disputed Claims and all related Claims accruing after the Confirmation Date including rights and liabilities under contracts giving rise to such Claims, (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances, (iii) preconfirmation tax liability pursuant to section 505 of the Bankruptcy Code, and (iv) controversies and disputes regarding the interpretation of the Plan and documents executed in connection therewith; Page 34 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 100 of 106 (b) to allow, disallow, estimate, liquidate or determine any Claim against the Debtors and to enter or enforce any order requiring the Filing of any such Claim before a particular date; (c) to approve all matters related to the rejection of any executory contract or unexpired lease of the Debtors pursuant to section 365 of the Bankruptcy Code and Article VI hereof; (d) to determine requests for payment of Administrative Expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto; (e) to resolve controversies and disputes regarding the interpretation and implementation of this Plan, any disputes relating to whether or not a timely and proper proof of Claim was Filed or whether a Disallowed Claim should be reinstated; (f) to implement the provisions of this Plan and entry of orders in aid of Confirmation and consummation of this Plan, including any disputes concerning the enforceability or applicability of the releases and injunctions contained herein; (g) to modify the Plan pursuant to section 1127 of the Bankruptcy Code; (h) to adjudicate any and all Causes of Action that arose in these Chapter 11 Cases preconfirmation or in connection with the implementation of this Plan, whether or not pending on the Confirmation Date, including without limitation, any remands of appeals; (i) to resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof; (j) to resolve controversies and disputes regarding the interpretation and implementation of the Settlement Documents consistent with the terms of such agreements and documents; (k) to resolve controversies and disputes regarding the interpretation and implementation of the Liquidation Trust Agreement and related documents consistent with the terms of such agreements and documents (l) to resolve any disputes concerning whether a person or entity had sufficient notice of the Chapter 11 Cases, the applicable Bar Date, the hearing on the approval of the Disclosure Statement as containing adequate information, or the Confirmation Hearing for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose; (m) to determine any and all applications, Claims, pending adversary proceedings and contested matters (including, without limitation, any adversary proceeding or other proceeding to recharacterize agreements or reclassify Claims) in these Chapter 11 Cases; Page 35 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 101 of 106 (n) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated; (o) to seek the issuance of such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (p) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order; (q) to recover all assets of the Debtors and property of the Estate, wherever located, including any Chapter 5 Causes of Action; (r) to hear and resolve matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code, including any request made under section 505 of the Bankruptcy Code for the expedited determination of any unpaid liability of a Debtor for any tax incurred during the administration of the Chapter 11 Cases, for tax periods ending after the Petition Date and through the closing of the Chapter 11 Cases; (s) to hear any other matter not inconsistent with the Bankruptcy Code; (t) to resolve any and all disputes or controversies relating to Distributions to be made, and/or reserves or escrows to be established, under this Plan; (u) to hear and determine all Causes of Action retained by the Liquidating Trust pursuant to Section 6.19 of the Plan; (v) to enter final decrees closing the Chapter 11 Cases; (w) to enforce the injunction granted under Section 10.2 of the Plan; and (x) to approve settlements relating to the above. 11.2 Standing The jurisdiction retained by the Bankruptcy Court may be invoked by the Liquidating Trust, as successor holder of the property of the Debtors and of the property of the Estates, notwithstanding any winding up or dissolution of the Debtors. 11.3 Cram Down. If all of the applicable requirements for Confirmation of the Plan are met as set forth in section 1129(a) of the Bankruptcy Code except for subsection (8) thereof, the Debtors may request the Bankruptcy Court to confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of section 1129(a)(8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to any Impaired Class that does not vote to accept this Plan as described in the Disclosure Statement. Page 36 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 102 of 106 11.4 Modification of the Plan. The Debtors reserve the right to alter, amend or modify the Plan with the consent of the Creditors’ Committee prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, with the consent of the Creditors’ Committee, the Debtors may, upon order of the Bankruptcy Court, alter, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. 11.5 Set-offs. Except as otherwise provided in the Plan, agreements entered into in connection with the Plan, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, the Debtors or, following the Effective Date, the Liquidating Trust, may, but will not be required to, setoff against any Claim and the Distributions made with respect to the Claim, before any Distribution is made on account of such Claim, any and all of the claims, rights and Causes of Action of any nature that the Debtors may hold against the Holder of such Claim; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other action or omission of the Debtors or the Liquidating Trust, nor shall any provision of the Plan, constitute a waiver or release by the Debtors or the Liquidating Trust of any such claims, rights and Causes of Action that the Debtors or the Liquidating Trust may possess against such Holder. To the extent the Debtors or the Liquidating Trust fail to offset against a Holder of a Claim and seek to collect a claim from the Holder of such Claim after a Distribution to the holder of such Claim pursuant to the Plan, the Debtors or the Liquidating Trust shall be entitled to full recovery on its claim against the holder of such Claim. 11.6 Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of any such compromise or settlement, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors and the Estates. 11.7 Acceptance by Secretary of State. The Confirmation Order shall be deemed to satisfy the requirements of any state or federal office or agency pertaining to the amendment, dissolution or termination of any of the Debtors. Page 37 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 103 of 106 11.8 Withdrawal or Revocation of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan is revoked or withdrawn, or if the Confirmation Date does not occur, the Plan shall have no force or effect. 11.9 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and assigns of such Entity. 11.10 Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of New York. 11.11 Notices. All notices, requests or demands for payments provided for in this Plan shall be in writing and shall be deemed to have been received, by mail, if addressed to: (a) The Debtors: Hooper Holmes, Inc. 560 N. Rogers Road Olathe, Kansas 66286 Attn: Mark Clermont with copies to its counsel: Foley & Lardner LLP 1000 Louisiana Street, Suite 2000 Houston, Texas 77002 D: (713) 276-5500 F: (713) 276-5555 Attn: John P. Melko (b) The Liquidating Trust [Trustee contact information] with copies to its counsel: [Counsel contact information] Page 38 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 104 of 106 Any of the above may, from time to time, change its address for future notices and other communications hereunder by Filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received. 11.12 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Entity with respect to any matter set forth herein. By: /s/ James E. Fleet______________ Name: James E. Fleet Title: Chief Restructuring Officer Page 39 9630256v.5 4850-0086-0282.8

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 105 of 106 EXHIBIT B – PRESERVATION OF CAUSES OF ACTION The Plan preserves the following Causes of Action: (a) Preferences Under Section 547 of the Bankruptcy Code Pursuant to section 547 of the Bankruptcy Code, a debtor may recover certain preferential transfers of property, including Cash, made while insolvent during the ninety days immediately prior to the filing of its bankruptcy petition with respect to preexisting debts to the extent the transferee received more than it would have in respect of the preexisting debt had the transferee not received the payment and had the debtor been liquidated under chapter 7 of the Bankruptcy Code. In the case of “insiders,” the Bankruptcy Code provides for a one-year preference period. The Debtors have filed as part of their Statements of Financial Affairs a list of payments made to third parties and insiders during the applicable preferential payment time period, which are incorporated herein by reference for all purposes. (b) Fraudulent Transfers Under the Bankruptcy Code and Other Laws Under sections 544 and 548 of the Bankruptcy Code and various state laws, a debtor may recover certain prepetition transfers of property, including the grant of a security interest in property, made while insolvent to the extent the debtor receives less than fair value for such property. In addition, avoidance actions exist under sections 544, 545, 549 and 553(b) of the Bankruptcy Code that allow a debtor to avoid and/or recover certain property. (c) Other Known Causes of Action (i) The Official Committee of Unsecured Creditors of Hooper Holmes Inc. d/b/a Provant Health, et. al, v. Century Equity Partners, Century Focused Fund III L.P., CCP Focused III, LP, CCP Focused III, LLC, Frank Bazos, Jim Foreman, and Paul Daoust, Adv. Proc. No. 18-08292 (RDD). (d) Other Causes of Action The following types of Causes of Action, whether arising under or based on United States laws or any non-United States laws (including, but not limited to, English law), include: • Any lawsuits for, or in any way involving, the collection of accounts receivable, lien foreclosures or any matter related to the Plan; • Any litigation or lawsuit initiated by any of the Debtors that is currently pending, whether in the Bankruptcy Court, in arbitration or mediation, or any other court or tribunal; • Any and all Causes of Action against any charter counterparty, vendor, or other party who has improperly asserted or taken action through setoff or recoupment; • Any and all Causes of Action against any officer, director, employee, auditor, or Page 57

18-23302-rdd Doc 293 Filed 12/14/18 Entered 12/14/18 15:17:21 Main Document Pg 106 of 106 accountant of the Debtors prior to the Petition Date and who resigned their position or terminated their employment prior to or shortly after the Petition Date, or was not retained as a Professional in the Chapter 11 Cases; • Any and all Causes of Action for acts or omissions which are (x) the direct result of a Released Party’s criminal misconduct, intentional fraud, or gross negligence as determined by Final Order of a court of competent jurisdiction or (y) covered claims under any errors or omissions, or director and officer insurance policies; and • Any and all actions, whether legal, equitable, or statutory in nature, arising out of, or in connection with, the Debtors’ business operations. Unless expressly released by the Plan, the Sale Order, the Confirmation Order, or by other order of the Bankruptcy Court, any and all such claims or Causes of Action against third parties are specifically reserved and will vest in or be transferred to the Liquidating Trust, including but not limited to any such claims or Causes of Action relating to any counterclaims, demands, controversies, costs, debts, sums of money, accounts, reckonings, bonds, bills, damages, obligations, liabilities, objections, legal proceedings, equitable proceedings, and executions of any nature, type, or description, avoidance actions, preference actions, fraudulent transfer actions, strong-arm power actions, state law fraudulent transfer actions, improper assignments of interest, negligence, gross negligence, willful misconduct, usury, fraud, deceit, misrepresentation, conspiracy, unconscionability, duress, economic duress, defamation, control, interference with contractual and business relationships, conflicts of interest, misuse of insider information, concealment, disclosure, secrecy, misuse of collateral, wrongful release of collateral, failure to inspect, environmental due diligence, negligent loan processing and administration, wrongful recoupment, wrongful setoff, violations of statutes and regulations of governmental entities, instrumentalities and agencies, equitable subordination, debt recharacterization, substantive consolidation, securities and antitrust laws violations, tying arrangements, deceptive trade practices, breach or abuse of any alleged fiduciary duty, breach of any special relationship, course of conduct or dealing, obligation of fair dealing, obligation of good faith, at law or in equity, in contract, in tort, or otherwise, known or unknown, suspected or unsuspected. For the avoidance of doubt, the Claims and Causes of Action set forth and preserved in this Exhibit B shall not include any Claims and Causes of Action released pursuant to the Sale Order, the Plan, or the Confirmation Order. Page 58